                                                                EXHIBIT 4(c)(12)



================================================================================


                           SECOND AMENDED AND RESTATED

                          CREDIT ACCEPTANCE CORPORATION

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 9, 2003

                     COMERICA BANK, AS ADMINISTRATIVE AGENT
                              AND COLLATERAL AGENT

              BANC OF AMERICA SECURITIES, LLC AS SOLE LEAD ARRANGER
                              AND SOLE BOOK MANAGER




================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page(s)
1.       DEFINITIONS..............................................................................................1
         1.2      Euro...........................................................................................40
         1.3      Interest Act (Canada)..........................................................................41

2.       REVOLVING CREDIT........................................................................................42
         2.1      Commitment.....................................................................................42
         2.2      Accrual of Interest and Maturity...............................................................42
         2.3      Requests for and Refundings and Conversions of Advances........................................43
         2.4      Disbursement of Advances.......................................................................45
         2.5(a)   Swing Line Advances............................................................................47
         2.6      Prime-based Interest Payments..................................................................52
         2.7      Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.........................52
         2.8      Interest Payments on Conversions...............................................................53
         2.9      Interest on Default............................................................................53
         2.10     Prepayment.....................................................................................54
         2.11     Determination, Denomination and Redenomination of Alternative Currency Advances................55
         2.12     Prime-based Advance in Absence of Election or Upon Default.....................................56
         2.13     Revolving Credit Facility Fee..................................................................56
         2.14     Currency Appreciation; Aggregate Sublimit; Mandatory Reduction of Indebtedness.................57
         2.15     Optional Reduction or Termination of Revolving Credit Maximum Amount...........................58
         2.16     Extension of Revolving Credit Maturity Date....................................................59
         2.17     Optional Increase in Revolving Credit Maximum Amount...........................................60
         2.18     Revolving Credit as Renewal; Application of Advances; Existing Advances........................62

3.       LETTERS OF CREDIT.......................................................................................62
         3.1      Letters of Credit..............................................................................62
         3.2      Conditions to Issuance.........................................................................62
         3.3      Notice.........................................................................................64
         3.4      Letter of Credit Fees..........................................................................64
         3.5      Issuance Fees..................................................................................65
         3.6      Draws and Demands for Payment Under Letters of Credit..........................................65
         3.7      Obligations Irrevocable........................................................................67
         3.8      Risk Under Letters of Credit...................................................................68
         3.9      Indemnification................................................................................69
         3.10     Right of Reimbursement.........................................................................70
         3.11     Existing Letters of Credit.....................................................................70

4.       MARGIN ADJUSTMENTS......................................................................................70

         4.1      Margin Adjustments.............................................................................71
         4.2      Prospective Effect Only........................................................................71
         4.3      Eurocurrency-based Advances....................................................................71

5.       CONDITIONS..............................................................................................71
         5.1      Execution of Notes, this Agreement and the other Loan Documents................................71
         5.2      Corporate Authority............................................................................71
         5.3      Representations and Warranties -- All Parties..................................................72
         5.4      Compliance with Certain Documents and Agreements...............................................72
         5.5      Company's Certificate and Opening Borrowing Base Certificate...................................72
         5.6      Payment of Agent's and Other Fees..............................................................72
         5.7      [Reserved].....................................................................................72
         5.8      Other Documents and Instruments................................................................72
         5.9      Continuing Conditions..........................................................................72

6.       REPRESENTATIONS AND WARRANTIES..........................................................................73
         6.1      Corporate Authority............................................................................73
         6.2      Due Authorization -- Company...................................................................73
         6.3      Due Authorization -- Permitted Borrowers.......................................................74
         6.4      Title to Property..............................................................................74
         6.5      Liens..........................................................................................74
         6.6      Subsidiaries...................................................................................74
         6.7      Taxes..........................................................................................74
         6.8      No Defaults....................................................................................74
         6.9      Enforceability of Agreement and Loan Documents -- Company......................................75
         6.10     Enforceability of Domestic Guaranty -- Significant Domestic Subsidiaries.......................75
         6.11     Enforceability of Loan Documents -- Permitted Borrowers........................................75
         6.12     Non-contravention -- Company...................................................................75
         6.13     Non-contravention -- Significant Domestic Subsidiaries.........................................75
         6.14     Non-contravention -- Permitted Borrowers.......................................................76
         6.15     No Litigation..................................................................................76
         6.16     Consents, Approvals and Filings, Etc...........................................................76
         6.17     Agreements Affecting Financial Condition.......................................................76
         6.18     No Investment Company; No Margin Stock.........................................................76
         6.19     ERISA..........................................................................................77
         6.20     Environmental Matters and Safety Matters.......................................................77
         6.21     Accuracy of Information........................................................................78

7.       AFFIRMATIVE COVENANTS...................................................................................79
         7.1      Preservation of Existence, Etc.................................................................79
         7.2      Keeping of Books...............................................................................79
         7.3      Reporting Requirements.........................................................................79
         7.4      Maintain Asset Coverage Ratio..................................................................81
         7.5      Maintain Total Liabilities Ratio Level.........................................................81
         7.6      Minimum Tangible Net Worth.....................................................................81
         7.7      Maintain Fixed Charge Coverage Ratio...........................................................81
         7.8      Inspections....................................................................................82

         7.9      Taxes..........................................................................................82
         7.10     Further Assurances.............................................................................82
         7.11     Insurance......................................................................................82
         7.12     Indemnification................................................................................83
         7.13     Governmental and Other Approvals...............................................................83
         7.14     Compliance with Contractual Obligations and Laws...............................................83
         7.15     ERISA..........................................................................................84
         7.16     Environmental Matters..........................................................................84
         7.17     Installment Contract Standards.................................................................85
         7.18     Financial Covenant Amendments..................................................................86
         7.19     Subsidiaries; Guaranties.......................................................................86
         7.20     Subsidiaries; Security Documents...............................................................87
         7.21     Foreign Subsidiaries Security..................................................................87
         7.22     Intentionally Reserved.........................................................................88
         7.23     Intentionally Reserved.........................................................................88

8.       NEGATIVE COVENANTS......................................................................................88
         8.1      Redemptions....................................................................................88
         8.2      Business Purposes..............................................................................88
         8.3      Mergers or Dispositions........................................................................89
         8.4      Guaranties.....................................................................................89
         8.5      Debt...........................................................................................89
         8.6      Liens..........................................................................................90
         8.7      Acquisitions...................................................................................91
         8.8      Investments....................................................................................91
         8.9      Accounts Receivable and Other Financial Assets.................................................93
         8.10     Transactions with Affiliates...................................................................94
         8.11     No Further Negative Pledges....................................................................94
         8.12     Prepayment of Debts............................................................................94
         8.13     Amendment of Future Debt Documents.............................................................94
         8.14     Amendment of Subordinated Debt Documents.......................................................95
         8.15     Limitation on Dividends........................................................................95
         8.16     Securitization Transaction; Amendments to Securitization Documents.............................95
         8.17     Amendments to Titling Subsidiary Agreements....................................................96
         8.18     Program Agreements.............................................................................96

9.       DEFAULTS................................................................................................96
         9.1      Events of Default..............................................................................96
         9.2      Exercise of Remedies...........................................................................99
         9.3      Rights Cumulative..............................................................................99
         9.4      Waiver by Company and Permitted Borrowers of Certain Laws......................................99
         9.5      Waiver of Defaults.............................................................................99
         9.6      Cross-Default.................................................................................100

10.      PAYMENTS, RECOVERIES AND COLLECTIONS...................................................................100
         10.1     Payment Procedure.............................................................................100
         10.2     Application of Proceeds.......................................................................102

         10.3     Pro-rata Recovery.............................................................................102
         10.4     Deposits and Accounts.........................................................................102

11.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.......................................................102
         11.1     Reimbursement of Prepayment Costs.............................................................102
         11.2     Eurocurrency Lending Office...................................................................103
         11.3     Availability of Alternative Currency..........................................................103
         11.4     Refunding Advances in Same Currency...........................................................103
         11.5     Circumstances Affecting Eurocurrency-based Rate Availability..................................104
         11.6     Laws Affecting Eurocurrency-based Advance Availability........................................104
         11.7     Increased Cost of Eurocurrency-based Advances.................................................105
         11.8     Indemnity.....................................................................................106
         11.9     Judgment Currency.............................................................................106
         11.10    Other Increased Costs.........................................................................106
         11.11    Right of Banks to Fund through Branches and Affiliates........................................107

12.      AGENT..................................................................................................107
         12.1     Appointment of Agent..........................................................................107
         12.2     Deposit Account with Agent....................................................................108
         12.3     Exculpatory Provisions........................................................................108
         12.4     Successor Agents..............................................................................108
         12.5     Loans by Agent................................................................................108
         12.6     Credit Decisions..............................................................................109
         12.7     Notices by Agent..............................................................................109
         12.8     Agent's Fees..................................................................................109
         12.9     Nature of Agency..............................................................................109
         12.10    Authority of Agent to Enforce Notes and This Agreement........................................109
         12.11    Indemnification...............................................................................109
         12.12    Knowledge of Default..........................................................................110
         12.13    Agent's Authorization; Action by Banks........................................................110
         12.14    Enforcement Actions by the Agent..............................................................110
         12.15    Lead Arranger.................................................................................111
         12.16    Collateral Matters............................................................................111

13.      MISCELLANEOUS..........................................................................................111
         13.1     Accounting Principles.........................................................................111
         13.2     Consent to Jurisdiction.......................................................................111
         13.3     Law of Michigan...............................................................................112
         13.4     Interest......................................................................................112
         13.5     Closing Costs; Other Costs....................................................................113
         13.6     Notices.......................................................................................113
         13.7     Further Action................................................................................114
         13.8     Successors and Assigns; Assignments and Participations........................................114
         13.9     Indulgence....................................................................................117
         13.10    Counterparts..................................................................................117
         13.11    Amendment and Waiver..........................................................................117
         13.12    Taxes and Fees................................................................................118

         13.13    Confidentiality...............................................................................118
         13.14    Withholding Taxes.............................................................................119
         13.15    Effective Upon Execution......................................................................120
         13.16    Severability..................................................................................120
         13.17    Table of Contents and Headings................................................................120
         13.18    Construction of Certain Provisions............................................................120
         13.19    Independence of Covenants.....................................................................120
         13.20    Reliance on and Survival of Various Provisions................................................120
         13.21    Complete Agreement; Amendment and Restatement.................................................121
         13.22    Bank Act (Canada) Disclosure..................................................................121

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is made as of the 9th day of June, 2003, by and among the Banks signatory hereto (individually, "Bank", and collectively "Banks"), Comerica Bank, as administrative agent and collateral agent for the Banks (in such capacity, "Agent"), Credit Acceptance Corporation, a Michigan corporation ("Company") and Credit Acceptance Corporation UK Limited, a corporation organized under the laws of England ("CAC UK"), CAC of Canada Limited, a corporation organized under the laws of Canada ("CAC Canada") and Credit Acceptance Corporation Ireland Limited, a corporation organized under the laws of the Republic of Ireland ("CAC Ireland").


                                    RECITALS

         A. Company has requested that the Banks amend, renew and/or extend to it and to the Permitted Borrowers (as defined below), credit in the aggregate amount (subject to the Revolving Credit Optional Increase, as defined below) of up to One Hundred Thirty Five Million Dollars ($135,000,000) consisting of (i) the Revolving Credit (as defined below) previously extended to Company and the Permitted Borrowers pursuant to that certain Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 11, 2001 (as amended, the "Prior Credit Agreement") by and among Company, the Permitted Borrowers, the Banks signatory thereto and Comerica Bank, individually and in its capacity as Agent, and (ii) letters of credit all on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid by amendment and renewal (but not in novation) of the Prior Credit Agreement, but only on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, COMPANY, PERMITTED BORROWERS, AGENT AND THE BANKS AGREE:

         1. DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company and/or any Permitted Borrower) as named in an application to the Agent for the issuance of such Letter of Credit.

         "Additional Commitment Fee" shall mean the additional commitment fee payable to Agent for distribution to the Banks pursuant to Section 2.13, hereof.

         "Administrative Agency Agreement" is referred to in the definition of Titling Subsidiary Agreements.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Permitted Borrower, and made by Banks under Section
2.1 or 4.1 of this Agreement, as the case may be, or requested by the Company or by a Permitted Borrower and made by the Swing Line Bank under Section 2.5 hereof (including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5(c) or 4.4 hereof) and any advance in respect of a Letter of Credit under Section 3.6 hereof (including without limitation the unreimbursed amount of any draws under Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance, a Quoted Rate Advance, a Prime-based Advance and a Swing Line Advance.

         "Advances to Dealers" shall mean, as of any applicable date of determination, the Dollar Amount of advances in respect of Installment Contracts, as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP (and if such amount is not shown net of such reserves, then net of any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered), provided that, for purposes of the definition of Collateral determining the Borrowing Base and compliance with the covenants under Section 7.4 through 7.7 and 7.17 hereof, Advances to Dealers shall not include (a) any such advances (and the related Installment Contracts) transferred or encumbered pursuant to a Permitted Securitization or assigned to a Securitized Pool (whether or not attributable to the Company under GAAP), unless and until such advances (and the related Installment Contracts) are reassigned to the Company or a Subsidiary of the Company or such encumbrances are discharged any such advances (and the related Installment Contracts, if any) made to a Dealer in connection with a Program Contract or (b) Charged-Off Advances, to the extent that such Charged-Off Advances exceed the portion of the Company's allowance for credit losses related to reserves against such advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time. For purposes of this definition, "Charged-Off Advances" shall mean those Advances to Dealers which the Company or any of its Subsidiaries has determined, based on the application of a static pool analysis or otherwise, are completely or partially impaired, to the extent of such impairment.

         "Affiliate" shall mean, at any time, a Person (other than a Subsidiary)
(a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company; (b) that beneficially owns or holds five percent (5%) or more of any class of the voting stock of the Company; (c) five percent (5%) or more of the voting stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary; in each case, at such time. As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean Comerica Bank, a Michigan banking corporation, or any successor appointed in accordance with Section 12.4 hereof.

         "Agent's Correspondent" shall mean:

                  (a) for Advances in Sterling, Barclays Bank plc., London, Great Britain;

                  (b) for Advances in C$, Bank of Nova Scotia, Toronto, or such other bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Lenders; and

                  (c) for Advances in Eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States);

or at such other bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Banks.

         "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

         "Aggregate Commitment" shall mean the Revolving Credit Maximum Amount, as in effect from time to time.

         "Aggregate Sublimit" shall mean, as of any applicable date of determination, that amount equal to thirty percent (30%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Section 2.14(b) hereof, (and giving effect to any changes in net worth shown in the applicable financial statements on the required date of delivery thereof).

         "Allowances for Credit Losses" shall mean those allowances or reserves established by Company or its Subsidiaries in arriving at installment contracts receivable, net or Leased Vehicles, as the case may be, on its Consolidated balance sheets, as specifically identified in such financial statements or as disclosed in the footnotes thereto; provided that Allowances for Credit Losses shall not include allowances or reserves attributable to retail installment contracts or leases which are not at such time "Installment Contracts" or "Leases," as the case may be, due to the proviso in the definition of such terms in this Agreement.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Alternative Currency" shall mean British Pounds Sterling ("Sterling"), and Canadian Dollars ("C$"), and, subject to the prior written approval of Agent and each of the Banks and to the terms and conditions of this Agreement, such other freely convertible foreign currencies including (subject to the terms hereof) the "Euro", as requested by the Company or a Permitted Borrower and acceptable to Agent and the Banks, in their reasonable discretion. Any reference to a National Currency Unit of a Participating Member State in this definition of "Alternative Currency" shall be deemed to also include a reference to the Euro Unit.

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

         "Applicable Interest Rate" shall mean the Eurocurrency-based Rate, the Prime-based Rate or, with respect to Swing Line Advances, the Quoted Rate, as selected by Company or a Permitted Borrower from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

         "Assignment Agreement" shall have the meaning ascribed to such term in
Section 13.8(c) hereof.

         "Back-End Dealer Agreement(s)" shall mean Dealer Agreements referred to in clause (i) of the definition of Dealer Agreements.

         "Banks" shall mean the Banks signatory hereto (including the New Banks) and any assignee which becomes a Bank pursuant to Section 13.8(c) hereof.

         "Borrowing Base Certificate" shall mean a Borrowing Base Certificate, substantially in the form of Exhibit O (and determining the amount of Advances to Dealers and Leased Vehicles as of the most recent quarter end, in the case of regular borrowing base certificates delivered under Section 7.3(d) hereof, and as of the most recent month-end, in the case of all other Borrowing Base Certificates submitted hereunder), with appropriate insertions and executed by an authorized Officer of the Company and accompanied, when submitted in connection with a Permitted Securitization or a sale of accounts under Section
8.9 hereof, by a breakdown of the contemplated net securitization or sale proceeds to be received (or actually received, as the case may be) from such transaction, and reasonable supporting calculations.

         "Borrowing Base Limitation" shall mean, as of any date of determination, an amount equal to the sum of (i) sixty-five percent (65%) of Advances to Dealers and (ii) sixty-five percent (65%) of Leased Vehicles, minus
(iii) the Hedging Reserve and minus (iv) the aggregate principal amount outstanding from time to time of any Debt (other than the Indebtedness) secured by any of the Collateral.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London (except with respect to any Prime-based Advances), and New York and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency-based Advance denominated in Euros, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Advance are to be made which is a Trans-European Business Day.

         "CAC Canada" is defined in the Preamble.

         "CAC Ireland" is defined in the Preamble.

         "CAC Leasing" shall mean CAC Leasing, Inc., a Michigan corporation and a wholly-owned Subsidiary of Company.

         "CAC Life" shall mean Credit Acceptance Corporation Life Insurance Company, an Arizona corporation and a wholly-owned Subsidiary of Company.

         "CAC South Dakota" shall mean Credit Acceptance Corporation of South Dakota, Inc., a South Dakota corporation.

         "CAC UK" is defined in the Preamble.

         "Canadian BA Rate" shall mean, with respect to the relevant Advance of C$ to CAC Canada, the rate per annum quoted by Agent's Correspondent as the Agent's bid rate for C$ bankers' acceptances having a comparable face value as the amount of such Advance and a tenor identical to the applicable Eurocurrency-Interest Period as of 10:00 a.m. (Toronto time) on the first day of such Interest Period.

         "Canadian BA Period" shall mean, for Advances of C$ to CAC Canada, an Interest Period of 30 days, 60 days, 90 days or with the consent of the Agent 180 days.

         "Canadian Prime Rate" shall mean, for any day, the per annum rate of interest in effect for such day as announced from time to time by the Agent's Canadian Affiliate in Toronto, Ontario as its "prime rate." (The "prime rate" is a rate set by such Canadian Affiliate based upon various factors including such Canadian Affiliate's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the prime rate by such Canadian Affiliate shall take effect at the opening of business on such day.

         "Canadian Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of
(i) the Canadian Prime Rate and (ii) an interest rate per annum equal to the Canadian BA Rate in effect on such day, plus one percent (1%).

         "Capital Assets" shall mean all assets of a Person other than intangible assets (so classified in accordance with GAAP), inventories, accounts receivable and Investments in and securities of any other Person.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

         "Cleanup Call(s)" shall mean:

                  (a) in the case of an optional cleanup call, a cleanup call to be exercised at the option of the Company, the Titling Subsidiary or a Special Purpose Subsidiary under the terms of the applicable Permitted Securitization (provided that, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing when such option is exercised), in an amount not in excess of (i) Fifteen Percent (15%) of the initial amount received by the Company, the Titling Subsidiary or a Special Purpose Subsidiary pursuant to such Permitted Securitization (before fees and other deductions), it being understood that, for purposes of the calculation under clause (a)(i) of this definition, each tranche of a multi-tranche Permitted Securitization shall be considered a separate Permitted Securitization or (ii) in the case of any Securitization Transaction structured on a revolving basis, fifteen percent (15%) of the maximum aggregate availability at any time to Company, the Titling Subsidiary or a Special Purpose Subsidiary, each such optional cleanup call to be accompanied (x) by the repurchase of or release of encumbrances on Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles), as the case may be, previously transferred or encumbered pursuant to such Permitted Securitization in an amount equal to at least the amount of such cleanup call, or (y) if such Leased Vehicles or Leases are held by the Titling Subsidiary, by the reallocation of such Leases and Leased Vehicles from the applicable Specified Interest to the Non-Specified Interest in an amount equal to at least the amount of such clean-up call; and

                  (b) in the case of a mandatory cleanup call, a mandatory cleanup call to be exercised at the option of the investors under the terms of the applicable Permitted Securitization, in an amount not in excess of (i) Two and One-Half Percent (2 1/2%) of the aggregate amount received by the Company, the Titling Subsidiary or a Special Purpose Subsidiary pursuant to the Permitted Securitization to which such mandatory cleanup call relates (before fees and other deductions), it being understood that, for purposes of the calculation under clause
         (b)(i) of this definition, all tranches of a multi-tranche Permitted Securitization shall be considered one Permitted Securitization or (ii) in the case of any Securitization Transaction structured on a revolving basis, Two and One-Half Percent (2 1/2%) of the maximum aggregate availability at any time to Company, the Titling Subsidiary or a Special Purpose Subsidiary, each such mandatory Cleanup Call to be accompanied (x) by the repurchase of or release of encumbrances on Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles), as the case may be, previously transferred or encumbered pursuant to such Permitted Securitization in an amount equal to at least the lesser of (A) the amount of such cleanup call or (B) the book value at the time of such cleanup call of the Advances to Dealers, Leased Vehicles, Installment Contracts or Leases previously transferred or encumbered pursuant to such Permitted Securitization, or (y) if such Leased Vehicles or Leases are held by the Titling Subsidiary, by the reallocation of such Leases and Leased Vehicles from the applicable Specified Interest to the Non-Specified Interest in an amount equal to at least the lesser of (A) the amount of such clean-up call or (B) the book value at the time of such cleanup call of the Leased Vehicles and Leases currently held in such Specified Interest.

         "Collateral" shall mean (a) all right, title and interest of each of the Company and each of its Significant Domestic Subsidiaries in, to and under its accounts, inventory, machinery, equipment, contract rights, chattel paper, general intangibles, including without limitation Advances to Dealers, Leased Vehicles, Dealer Agreements (and any amounts advanced to or liens granted by Dealers thereunder), Installment Contracts, Leases and related financial property (such Dealer Agreements, Advances to Dealers and the Installment Contracts, Leases, accounts, contract rights, chattel paper and general intangibles relating to such Dealer Agreements, Advances to Dealers and Leased Vehicles, being subject to the rights, if any, of Dealers under Dealer Agreements) and all Program Agreements (but excluding any Program Contracts, it being understood that the security interest in Program Agreements shall be subject to the rights of the Program Participants under the Program Agreements), Intercompany Notes and computer records and software relating thereto, whether now owned or hereafter acquired by such Person, (b) with respect to Indebtedness of the Permitted Borrowers and subject to Sections 7.20 and 7.22 hereof, all right, title and interest of CAC UK, the English Special Purpose Subsidiary, CAC Canada and CAC Ireland, as the case may be in, to and under its accounts, inventory, contract rights, chattel paper, general intangibles, including without limitation Advances to Dealers, Leased Vehicles, Dealer Agreements (and any amounts advanced to or liens granted by Dealers thereunder), Installment Contracts, Leases and related financial assets (such Dealer Agreements, Advances to Dealers, and the Installment Contracts, Leases, accounts, contract rights, chattel paper and general intangibles relating thereto) being subject to the rights, if any, of Dealers under Dealer Agreements (and, computer records and software relating thereto, whether now owned or hereafter acquired), (c) the entire Non-Specified Interest at any time held by the Company or any Subsidiary,
(d) one hundred percent (100%) of the share capital of each Significant Domestic Subsidiary of the Company (whether direct or indirect), (e) one hundred percent (100%) of the share capital of T&C Subsidiary and of CAC South Dakota (whether or not constituting a Significant Domestic Subsidiary), (f) not less than sixty-five percent (65%) of the aggregate partnership interests of the Scottish Partnership, and (g) all proceeds and products of the foregoing.

         "Collateral Documents" shall mean (i) that certain Second Amended and Restated Security Agreement dated as of June 11, 2001 and executed and delivered by Company in favor of the Agent, as Collateral Agent pursuant to the Intercreditor Agreement (as amended, the "Security Agreement"), and encumbering the property described therein, (ii) an assignation executed and delivered by Company in favor of the Agent, as Collateral Agent pursuant to the Intercreditor Agreement, and encumbering the Collateral described in clause (f) of the definition of Collateral, (iii) debentures executed and delivered by CAC UK and by the English Special Purpose Subsidiary in favor of the Agent, for and on behalf of the Banks (and not as Collateral Agent pursuant to the Intercreditor Agreement) and encumbering the applicable property described in clause (b) of the definition of Collateral, (iv) those certain lien, charge or other security documents to be executed and delivered hereunder by CAC Canada and CAC Ireland in favor of the Agent, for and on behalf of the Banks and not as Collateral Agent pursuant to the Intercreditor Agreement and encumbering the applicable Collateral described in clause (b) of the definition of Collateral, (v) those certain lien, charge or other security documents executed and delivered, or to be executed and delivered hereunder in order to encumber 100% of the share capital of the T&C Subsidiary, executed and delivered (or to be executed and delivered) by the Company or any of its subsidiaries and delivered to the Agent, as Collateral Agent (as aforesaid) and (vi) all other security documents (including, without limitation, financing statements, stock powers, acknowledgments, registrations, joinders and the like) executed by the Company or any of its Subsidiaries and delivered to the Agent, as Collateral Agent (as aforesaid), as of the date thereof or, from time to time, subsequent thereto in connection with such security documents, this Agreement or the other Loan Documents, as such security documents may be in each case amended or further amended (subject to the Intercreditor Agreement) from time to time.

         "Commitment Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to Section 2.13, hereof.

         "Company" is defined in the Preamble.

         "Company Guaranty" shall mean that certain amended and restated guaranty of all of the Indebtedness outstanding from the Permitted Borrowers executed and delivered by the Company to the Agent, on behalf of the Banks, as of the date of the Prior Credit Agreement, as such guaranty may be amended from time to time.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP applied on a consistent basis and consistent with the financial statements as at and for the fiscal year ended December 31, 2002.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) Operating Rentals payable by the Company and its Subsidiaries in respect of such period under Operating Leases, plus (c) the aggregate amount of all dividends on any preferred stock of the Company declared during such period, determined after eliminating intercompany transactions among the Company and its Subsidiaries.

         "Consolidated Funded Debt" shall mean, as of any applicable date of determination, all Debt of the Company and its Subsidiaries determined on a Consolidated basis according to GAAP (but including the Debt of any Special Purpose Subsidiary, whether or not includible under GAAP), plus without duplication all letters of credit, guarantees and other Guarantee Obligations of the Company and its Subsidiaries (but including any Special Purpose Subsidiary, whether or not includible under GAAP) in respect of liabilities which would constitute Debt, determined on a Consolidated basis according to GAAP.

         "Consolidated Income Available for Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Net Income, plus (b) the aggregate amount of income taxes, depreciation, amortization (including the amortization of any excess servicing asset) and Consolidated Fixed Charges (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income for such period), determined on a Consolidated basis for such Persons in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the amount of interest charged or chargeable to the Consolidated Statement of Operations of Company and its Subsidiaries in respect of such period, as determined in accordance with GAAP.

         "Consolidated Net Assets" shall mean, as of any applicable date of determination, the sum of (i) 100% of all cash and the value (at book) of all Permitted Investments; (ii) 75% of the aggregate amount of Advances to Dealers;
(iii) 70% of the aggregate amount of Leased Vehicles; (iv) 60% of the aggregate amount of Floor Plan Receivables, net of the applicable reserve; and (v) 60% of Notes Receivable, net of the applicable reserve, determined on a Consolidated basis for the Company and its Subsidiaries according to GAAP, but including the amount of any such assets held by a Special Purpose Subsidiary, whether or not includible under GAAP.

         "Consolidated Net Income" shall mean, for any period, net earnings (or loss) after income taxes of Company and its Subsidiaries, determined on a Consolidated basis for such Persons, as defined according to GAAP, but excluding:

                  (a) net earnings (or loss) of any Subsidiary accrued prior to the date it became a Subsidiary;

                  (b) any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of Capital Assets other than in the ordinary course of business;

                  (c) any extraordinary or non-recurring gains or losses (including, without limitation, any gain on sale generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period); and any interest income generated by a Permitted Securitization, except to the extent the Company has received a cash benefit therefrom in the applicable reporting period;

                  (d) any gain arising from any reappraisal or write-up of assets and the non-cash effect of stock option expense (whether constituting a gain or a loss);

                  (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary, provided that the net earnings of CAC Life that are unavailable (due to regulatory requirements applicable to CAC Life) for the payment of dividends to the Company may be included in the determination of Consolidated Net Income, to the extent that such unavailable net earnings do not exceed five percent (5%) of Consolidated Net Income (determined without giving effect to this proviso), and provided, further that so long as the net earnings of CAC Life shall be included in Consolidated Net Income pursuant to the preceding proviso, CAC Life shall not have outstanding any debt, regardless of whether any other Subsidiary may be permitted to have debt outstanding at such time by reason of a waiver of or an amendment to this Agreement;

                  (f) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;

                  (g) except as set forth herein, any earnings of any Person acquired by Company or any Subsidiary through the purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of the assets of which have been acquired by Company or any Subsidiary, for any period prior to the date of acquisition;

                  (h) net earnings of any Person (other than a Subsidiary) in which Company or any Subsidiary shall have an ownership interest unless such net earnings shall actually have been received by the Company or such Subsidiary in the form of cash distributions; and

                  (i) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve

                           (i) was made during such period out of income accrued
                  during such period,

                           (ii) was made in connection with the Company's
                  program of financing Installment Contracts or Leases

                                    (A) to provide for warranty claims for which
                           the Company may be responsible, or

                                    (B) to cover credit losses in connection
                           with Advances to Dealers, Installment Contracts, Leased Vehicles or Leases, or

                           (iii) is required by applicable law with respect to
                  reserve for claims related to the operation of CAC Life,

provided that the aggregate restoration to income during any period from reserves described in clause (ii) and clause (iii) above shall not exceed ten percent (10%) of Consolidated Net Income for such period, prior to giving effect to such restoration.

         "Consolidated Tangible Net Worth" shall mean the total preferred shareholders' investment and common shareholders' investment (common stock, paid in capital and retained earnings) as computed for the Company and its Subsidiaries on a Consolidated basis under GAAP, less assets properly classified as intangible assets according to GAAP, but excluding from the determination thereof, without duplication, any excess servicing asset resulting from the transfer, pursuant to a Permitted Securitization, of Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) and less capitalized financing fees.

         "Consolidated Total Liabilities" shall mean, as of any applicable date of determination, the Consolidated total liabilities of the Company and its Subsidiaries according to GAAP (but including the liabilities of any Special Purpose Subsidiary whether or not includible under GAAP), plus without duplication all contingent obligations, including without limitation all Guarantee Obligations not otherwise reflected therein, minus Net Dealer Holdbacks and Net Leased Vehicle Dealer Holdbacks and minus deferred income of the Company and its Subsidiaries, determined on a Consolidated basis according to GAAP, except as aforesaid.

         "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, in substantially the form attached to this Agreement as Exhibit H and certified by the chief financial officer of the Company pursuant to Section 7.3(c) hereof, as to whether the Company and its Subsidiaries are in compliance with the financial covenants contained in

Sections 7.4 through 7.7, inclusive, of this Agreement for the applicable fiscal quarter (or year-end) of the Company, as the case may be, in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder, and certifying that no Default or Event of Default has occurred and is continuing.

         "Current Dollar Equivalent" shall mean, as of any applicable date of determination, with respect to any Advance or Letter of Credit in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date. Alternative Currency equivalents of Advances or Letters of Credit in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dealer(s)" shall mean a Person engaged in the business of the retail sale or lease of new or used motor vehicles, including both businesses exclusively selling or leasing used motor vehicles and businesses principally selling or leasing new motor vehicles, but having a used vehicle department, including any such Person which constitutes an Affiliate of Company.

         "Dealer Agreement(s)" shall mean the sales and/or servicing agreements between the Company or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or its Subsidiaries (i) accepts, as nominee for such Dealer, the assignment of Installment Contracts or Leases for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make advances to such Dealers included in Advances to Dealers or Leased Vehicles and (ii) accepts outright assignments of Installments Contracts or Leases from Dealers or funds Installments Contracts or Leases originated by such Dealer in the name of Company or any of its Subsidiaries, in each case as such agreements may be in effect from time to time.

         "Debt" shall mean, with respect to any Person, without duplication, (a) its liabilities for borrowed money (whether or not evidenced by a security), (b) any liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), (c) its liabilities in respect of Capitalized Leases, (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capitalized Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight and eighty-seven one-hundredths percent (8.87%) per annum, and (e) its guaranties of any liabilities of another Person constituting liabilities of a type set forth above; provided however that dealer holdbacks shall not be considered Debt of the Company or its Subsidiaries; and provided further that, solely for purposes of Section 8.5 hereof, "Debt" shall also include reimbursement obligations (contingent or otherwise) in respect of letters of credit, obligations in respect of bankers acceptances, and payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements) and currency swaps and hedges and similar agreements.

         "Debt Rating" shall mean the debt rating, if any, of Company's long-term non-credit enhanced senior debt obtained by the Company, from time to time, from an applicable credit rating agency of recognized national standing in the United States of America.

         "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "Dollar Amount" shall mean (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any other Alternative Currency or an amount denominated in such Alternative Currency, the amount of Dollars that may be purchased with such amount of Alternative Currency in the interbank foreign exchange market, at the most favorable spot rate of exchange (including all related costs of conversion) applicable to the relevant transaction determined by the Agent to be available to it at or about 11:00 a.m. Detroit time (i) on the date on which such calculation would be necessary for the delivery of Dollars on the applicable date contemplated in this Agreement or (ii) for interest rate setting purposes only, on the date which is two Business Days prior to the commencement of an Interest Period (or such other number of days as shall be reasonably deemed necessary by Agent, for purposes of this Agreement). Alternative Currency amounts of Advances or Letters of Credit made, issued, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

         "Domestic Guaranty" shall mean that certain guaranty of all Indebtedness outstanding from the Company and the Permitted Borrowers dated as of the date of the Prior Credit Agreement, executed and delivered (or to be executed and delivered) by each of the Significant Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, as amended from time to time.

         "Domestic Subsidiary" shall mean those Subsidiaries of the Company incorporated under the laws of the United States of America, or any state thereof, other than the US LLC, so long as it is a Subsidiary of a Foreign Subsidiary.

         "Effective Date" shall mean June 9, 2003.

         "EMU" shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU Legislation" shall mean legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

         "English Special Purpose Subsidiary" shall mean CAC UK Funding Ltd., a Special Purpose Subsidiary established by the Company, as part of the UK Restructuring, under the laws of England.

         "Equity Offering" shall mean the issuance and sale for cash, on or after the Effective Date by Company or any of its Subsidiaries of additional capital stock or other equity interests, other than upon the exercise of employee and dealer stock options pursuant to stock option plans maintained or offered by the Company or its Subsidiaries in the ordinary course of business and not in anticipation of any sale of capital stock or equity interests to the general public, and other than the creation or disposition of any interest in the Titling Subsidiary.

         "Equity Offering Adjustment" shall mean that amount to be added to the minimum Consolidated Tangible Net Worth required to be maintained under Section
7.7 hereof consisting of an amount equal to one hundred percent (100%) of each Equity Offering conducted by the Company or any of its subsidiaries, net of related costs of issuance payable to third parties, on and after the Effective Date, on a cumulative basis.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414 of the Internal Revenue Code, and any Domestic Subsidiary.

         "Euro" or "Euro Unit" shall mean the currency unit of the euro as defined in the EMU Legislation.

         "Eurocurrency-based Advance" shall mean any Advance (including a Swing Line Advance) which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin (subject, if applicable, to adjustment under Section 11.11 hereof), plus

                           (b)(i) in the case of any Eurocurrency-based Advance
                  other than an Advance of C$ to CAC Canada described in clause
                  (b)(ii) below, the quotient of:

                                    (A) the per annum interest rate at which
                           deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the relevant eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days (or, in the case of a Eurocurrency-based Advance in Euros, on such other date as is customary in the relevant offshore interbank market) prior to the first day of such Eurocurrency-Interest Period, divided by

                                    (B) a percentage equal to 100% minus the
                           maximum rate on such date at which Agent is required to maintain reserves on `eurocurrency liabilities' as defined in and pursuant to Regulation D of the

                           Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%; or

         (b)(ii) in the case of any Advances of C$ to CAC Canada, the greater of the Eurocurrency-based Rate determined in the manner set forth in clause (A) above and the Canadian BA Rate.

         "Eurocurrency-Interest Period" shall mean, (a) for Swing Line Advances carried at the Eurocurrency-based Rate, an interest period of seven days, one month (or any lesser number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Swing Line Bank), (b) for Eurocurrency-based Advances of C$ to CAC Canada, a Canadian BA Rate Period and (c) for all other Eurocurrency-based Advances, an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by Agent and the Banks), in each case as selected by Company or such Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3, 2.5, or
4.4 hereof, as the case may be.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company, the Permitted Borrowers and the Banks and
(b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         "Event of Default" shall mean any of the events specified in Section
9.1 hereof.

         "Existing Advance(s)" shall mean Advances made under the Prior Credit Agreement (as defined therein) which are outstanding on the Effective Date.

         "Existing Letter of Credit" shall mean a letter of credit issued under the Prior Credit Agreement which is outstanding on the Effective Date hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Agent's Fees, the Revolving Credit Facility Fee, the Commitment Fee, the Additional Commitment Fee and the Letter of Credit Fees.

         "Fixed Charge Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time to (b) Consolidated Fixed Charges for such period.

         "Floor Plan Receivables" shall mean, as of any applicable date of determination, the aggregate amount outstanding from Dealers pursuant to financing extended to such Dealers by Company or any of its Subsidiaries for used motor vehicle inventories, such financing to be secured by the related motor vehicle inventories and any future cash collections owed by Company or its Subsidiaries to the Dealer under the applicable Dealer Agreement in respect of outstanding Advances to Dealers (and the related Installment Contracts) or Leased Vehicles (and the related Leases)

         "Foreign Guaranty" shall mean that certain guaranty of all Indebtedness outstanding from the Permitted Borrowers dated as of the date of the Prior Credit Agreement, executed and delivered (or to be executed and delivered) by each of the Significant Foreign Subsidiaries, (whether by execution thereof, or by execution of the Joinder Agreement attached as Exhibit "A" to such Guaranty) to the Agent, on behalf of the Banks, as amended from time to time.

         "Foreign Subsidiaries" shall mean all of the Company's Subsidiaries other than its Domestic Subsidiaries.

         "Funding Conditions" shall mean those conditions required to be satisfied prior to or concurrently with the funding of any Future Debt, as follows:

                  (a) Within a period of one hundred eighty (180) days prior to the date any such Debt is incurred, Company shall have provided to the Agent and the Banks a Consolidated plan and financial projections meeting the requirements therefor as set forth in Section 7.3(i) of this Agreement and demonstrating that the Company would be in compliance with the financial covenants set forth in Sections 7.4 through 7.7 hereof and the Borrowing Base Limitation, if applicable, were such Debt outstanding during the applicable reporting periods;

                  (b) Both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing;

                  (c) If such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks;

                  (d) Concurrently with the incurring of such additional Debt, the proceeds of such Debt, net of third party expenses incurred by the Company in connection with the issuance of such Debt, shall first be applied to reduce (i) the principal, interest and other amounts under other Future Debt then outstanding or (ii) principal, interest and other amounts owing under the Revolving Credit (to the extent then outstanding, and including the aggregate amount of drawings made under any Letter of Credit for which the Agent has not received full payment), subject to the right to reborrow in accordance with this Agreement; provided, however, that to the extent that on the date any reduction of the principal balance outstanding under the Revolving Credit shall be required under this clause (d), the Indebtedness under the Revolving Credit is being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may, after prepaying that portion of the Indebtedness then carried at the Prime-based Rate, deposit the amount of such required principal reductions in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks and, subject to the terms and conditions of such cash collateral account, sums on deposit therein shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the applicable Eurocurrency-based Advances of the Revolving Credit (subject to the right to reborrow, as aforesaid); and provided further that Agent and the Banks acknowledge that any proceeds of Future Debt remaining after the application of such proceeds as required by this clause (d) may be held or invested in Permitted Investments or otherwise invested or applied in any manner not prohibited by this Agreement; and

                  (e) If such additional Debt is to be secured, the applicable Lien shall arise only pursuant to the Security Agreement and/or the other Collateral Documents and each of the holders of such Debt shall become a party to the Intercreditor Agreement and shall execute and deliver such additional or related Loan Documents, as reasonably requested by the Agent.

         "Future Debt" shall mean Debt evidenced by Long Term Notes; provided that the aggregate principal amount of all such Debt outstanding at any time from and after the date hereof shall not exceed One Hundred Fifty Million Dollars ($150,000,000); and provided further that, at the time any such Debt is incurred, the Funding Conditions have been satisfied. For the purposes of this definition, "Long Term Notes" shall mean unsecured or secured non-revolving promissory notes to be issued by the Company, which Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, have an amortization schedule not greater than level amortization to maturity (but with no principal payments required for a period of at least 12 months) and have no requirement for mandatory early repayment except (x) upon default, (y) following a change in control or (z) following the sale of any material portion of the assets of the Company or any of its Subsidiaries, to the extent of the proceeds of such sale.

         "Future Debt Documents" shall mean the promissory note(s), guaranty(ies), agreement(s) or other documents, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) Future Debt, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof, consistently applied.

         "Gross Dealer Holdbacks" shall mean the aggregate amount, as of any applicable date of determination, of dealer holdbacks under Dealer Agreements relating to Installment Contracts utilized in arriving at Dealer holdbacks, net on the Consolidated balance sheet of the Company and its Subsidiaries, as disclosed in the footnotes thereto; provided that Gross Dealer Holdbacks shall not include the amount of dealer holdbacks attributable to retail installment contracts which are not at such time "Installment Contracts" due to the proviso in the definition of such term in this Agreement.

         "Guarantee Obligation(s)" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was evidenced or induced by a reimbursement agreement, counter-indemnity, endorsement or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. To the extent not otherwise determinable, the amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (as outstanding on the applicable date of determination) in respect of which such Guarantee Obligation is made and
(b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Company in good faith.

         "Guaranties" shall mean the Company Guaranty, the Domestic Guaranty and the Foreign Guaranty.

         "Guarantor(s)" shall mean each Significant Subsidiary which is required by the Banks to guarantee the obligations of the Company and/or the Permitted Borrowers hereunder and under the other Loan Documents.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about the Material Property or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; any so-called "superfund" or "superlien" law; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. For the purposes of this definition "Material Property" shall mean any property, whether personal or real, owned, leased or otherwise used by the Company or any of the Subsidiaries which is material to the operations of the Company and the Subsidiaries, taken as a whole.

         "Hedging Agreement(s)" shall mean any Interest Rate Protection Agreements and any foreign currency exchange agreements (including without limitation foreign currency hedges and swaps) or other foreign exchange transactions, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements entered into by Company and/or any of its Subsidiaries to manage existing or anticipated foreign exchange risk and not for speculative purposes.

         "Hedging Reserve" shall mean a reserve under the Borrowing Base Limitation equal to the lesser of (i) One Million Dollars ($1,000,000) and (ii) the aggregate amount of Net Hedging Obligations outstanding from time to time (determined in the manner set forth herein) maintained by the Company for the benefit of those Banks or their Affiliates which provide Hedging Agreements to the Company, any Domestic Subsidiary or a Permitted Borrower under or in connection with this Agreement, and allocated to such Banks or their Affiliates in the amounts so determined and reported by the Company in its quarterly Borrowing Base Certificates or any updated Borrowing Base Certificates from time to time submitted by the Company hereunder; provided that the adequacy of the amounts established by the Company for the applicable exposure under a Hedging Agreement shall be subject to review and approval by the Majority Banks and each affected Bank, from time to time at the request of such Banks.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the other Loan Documents, whether evidenced by the Notes, the Guaranties, Letter of Credit Agreements or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, any of the Permitted Borrowers or any Account Party to, or acquired by, the Banks or by Agent, and all Net Hedging Obligations in respect of Hedging Agreements entered into between Company, any Domestic Subsidiary and/or a Permitted Borrower and a Bank or an Affiliate of a Bank (up to the maximum amount of the Hedging Reserve, as determined and allocated hereunder) and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

         "Installment Contract(s)" shall mean retail installment contracts for the sale of new or used motor vehicles assigned outright by Dealers to Company or a Subsidiary of Company or written by Dealers in the name of the Company or a Subsidiary of the Company (and funded by Company or such Subsidiary) or assigned by Dealers to Company or a Subsidiary of Company, as nominee for the Dealer, for administration, servicing, and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Company or any Subsidiary transfers or encumbers its interest in any Installment Contracts (or any Advances to Dealers related thereto) pursuant to a Permitted Securitization, such Installment Contracts shall, from and after the date of such transfer or encumbrance, cease to be considered Installment Contracts under this Agreement (reducing the amount of Advances to Dealers by the outstanding amount of such advances, if any, attributable to such Installment Contracts) unless and until such installment contracts are reassigned to the Company or a Subsidiary of the Company or such encumbrances are discharged.

         "Intercompany Loans" shall mean any loan or advance in the nature of a loan by the Company to any Subsidiary or by any Subsidiary to any other Subsidiary or to the Company.

         "Intercompany Loans, Advances and Investments" shall mean any Intercompany Loan and any other advance or Investment by the Company to or in a Subsidiary or by any Subsidiary to or in the Company or any other Subsidiary.

         "Intercompany Note(s)" shall mean the promissory notes substantially in the form of Exhibit N, attached hereto, issued or to be issued by the Company or any Subsidiary to evidence an Intercompany Loan, and pledged to the Agent (in its capacity as Collateral Agent under the Intercreditor Agreement and/or as Agent hereunder.)

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement executed and delivered as of December 15, 1998 by and among the Banks, the holders of certain other Debt and the Agent, as Collateral Agent thereunder, and acknowledged and accepted by the Company and the Permitted Borrowers, as amended by First Amendment dated as of March 30, 2001 and Second Amendment dated as of June 10, 2002, and as further amended from time to time.

         "Interest Period" shall mean:

                  (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 or hereof, as the case may be, and

                  (b) with respect to a Swing Line Advance, a period of one (1) to thirty (30) days agreed to in advance by Company and the Swing Line Bank as selected by Company pursuant to Section 2.5(c), provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest

Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the maturity date set forth in the Note to which such Interest Period is to apply.

         "Interest Rate Protection Agreement(s)" shall mean any interest rate, swap, cap, floor, collar, forward rate agreement or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into by Company or any of its Subsidiaries to manage existing or anticipated interest rate risk and not for speculative purposes.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean, in respect of any Person, any loan, advance, extension of credit, Guarantee Obligation or contribution of capital or any investment in, or purchase or other acquisition of, stocks, notes, debentures or other securities of such Person.

         "Issuing Office" shall mean Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48275 or such other office as Agent shall designate as its Issuing Office.

         "Joinder Agreement (Guaranty)" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Domestic Guaranty and to the form of the Foreign Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.19 of this Agreement.

         "Lead Arranger" shall mean Banc of America Securities, LLC, or such successor lead arranger and sole book manager as appointed by the Company under
Section 12.15 hereof.

         "Leased Vehicles" shall mean, as of any applicable date of determination, the Dollar Amount of advances in respect of Leases, as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP or, if specifically identified, elsewhere in such financial statements, net of depreciation on the motor vehicles which are covered by Leases with respect to which such Leased Vehicles are attributable (and if such amount is not shown net of such reserves, then net of any reserves established by the Company as an Allowance for Credit Losses related to such advances not expected to be recovered), provided that for purposes of the definition of Collateral determining the Borrowing Base and compliance with the covenants under Section 7.4 through 7.7 and 7.17 hereof, Leased Vehicles shall not include (a) the amount of any such advances attributable to any Leases transferred or encumbered or reallocated from the Non-Specified Interest to a Specified Interest pursuant to a Permitted Securitization or assigned to a Securitized Pool (whether or not attributable to the Company under GAAP) unless and until such advances (and the related Leases) are either reassigned to the Company or a Subsidiary of the Company (other than the Titling Subsidiary) or such encumbrances are discharged, or such advances (and the related

Leases and vehicles) are reallocated from the applicable Specified Interest to the Non-Specified Interest or (b) Charged-Off Advances, to the extent that such Charged-Off Advances (i) exceed the portion of the Company's Allowance for Credit Losses related to reserves against such advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time or if specifically identified, elsewhere in such financial statements and (ii) have not already been eliminated in the determination of Leased Vehicles. For purposes of this definition, "Charged-off Advances" shall mean those Leased Vehicles which the Company or any of its Subsidiaries has determined, based on the application of a static pool or comparable analysis or otherwise, are completely or partially impaired, to the extent of such impairment.

         "Lease(s)" shall mean the retail agreements for the lease of motor vehicles assigned outright by Dealers to Company or a Subsidiary of Company or written by a Dealer in the name of the Company or a Subsidiary of Company (and funded by Company or such Subsidiary) or assigned by Dealers to Company or a Subsidiary of Company, as nominee for the Dealer, for administration, servicing and collection, in each case pursuant to an applicable Dealer Agreement; provided, however, that to the extent the Company or any Subsidiary transfers or encumbers its interest in any Leases or reallocates such Leases from the Non-Specified Interest to a Specified Interest pursuant to a Permitted Securitization, such Leases shall, from and after the date of such transfer or encumbrance or such reallocation, cease to be considered Leases under this Agreement (reducing the amount of Leased Vehicles by the outstanding amount of Leased Vehicles attributable to such Leases) unless and until such Leases are reassigned to Company or a Subsidiary of the Company (other than the Titling Subsidiary) or such encumbrances have been discharged or such Leases are reallocated from the applicable Specified Interest to the Non-Specified Interest.

         "Lenders" shall mean the Banks, the Noteholders and the Future Debt Holders (as defined in the Intercreditor Agreement).

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Agent of an Account Party or Account Parties requesting Agent to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

         "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of: (a) Fifteen Million Dollars ($15,000,000); or (b) the Revolving Credit Maximum Amount as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit Notes and the Swing Line Notes.

         "Letter of Credit Obligation(s)" shall mean the obligation of an Account Party or Account Parties under this Agreement and each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Agent under such Letter of Credit Agreement.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean any standby or documentary letters of credit issued by Agent at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof, including without limitation any Existing Letters of Credit.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract; provided that the term "Lien" shall not include any negative pledge clauses in agreements relating to the borrowing of money or the obligation of Company or any of its Subsidiaries (a) to remit monies held by it in connection with dealer holdbacks (including, without limitation, with respect to Leases or Installment Contracts), claims or refunds under insurance policies or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under re-insurance agreements and pursuant to state regulatory requirements, unless the Company or any of its Subsidiaries, as the case may be, has encumbered its interest in such monies or deposits or in other property of the Company to secure such obligations.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Letter of Credit Agreements, the Collateral Documents and any other documents, instruments or agreements executed pursuant to or in connection with any such document, or this Agreement, as such documents may be amended, renewed, replaced or extended from time to time.

         "Luxembourg Subsidiary" shall mean a wholly-owned direct or indirect Subsidiary of the Company organized under the laws of Luxembourg.

         "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line Notes shall be allocated among the Banks based on their respective Percentages of the Revolving Credit), or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of each of the Company and its Subsidiaries to perform their material obligations under this Agreement, the Notes (if issued) or any other Loan Document to which any of them is a party, as the case may be, or (c) the validity or enforceability of any material provision of this Agreement, any of the Notes (if issued) or any of the other Loan Documents (as determined by Agent and the Majority Banks) or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

         "Multiemployer Plan" shall mean any Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "National Currency Unit" shall mean a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

         "Net Dealer Holdbacks" shall mean, as of any applicable date of determination, (a) Gross Dealer Holdbacks minus (b) Advances to Dealers.

         "Net Hedging Obligation(s)" shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements, which may include any Bank or Affiliate of such Bank.

         "Net Leased Vehicle Dealer Holdbacks" shall mean, as of any date of determination thereof, with respect to Dealer Agreements relating to Leases, amounts due to Dealers at such time from collections of Leased Vehicles by the Company or any Subsidiary (other than with respect to Leases which have been transferred or encumbered or reallocated from the Non-Specified Interest to a Specified Interest pursuant to a Permitted Securitization and (x) have not been reassigned to the Company or a Subsidiary of the Company or the encumbrances on which have not been discharged or (y) have not been reallocated from the applicable Specified Interest to the Non-Specified Interest) pursuant to the applicable Dealer Agreements.

         "New Bank" is defined in clause (b) of Section 2.17.

         "New Bank Addendum" shall mean an addendum, substantially in the form of Exhibit M hereto, to be executed and delivered by each Bank becoming a party to this Agreement pursuant to Section 2.17 hereof.

         "Non-Specified Assets" is defined in the Titling Subsidiary Agreements.

         "Non-Specified Interest" is defined in the Titling Subsidiary
Agreements.

         "Notes" shall mean the Revolving Credit Notes or the Swing Line Notes, or any or all of the Revolving Credit Notes, and the Swing Line Notes as the context indicates, and in the absence of such indication, all such notes.

         "Notes Receivable" shall mean, as of any applicable date of determination, the aggregate amount outstanding under promissory notes issued by Dealers to Company or its Subsidiaries to evidence working capital loans by Company or any of its Subsidiaries to Dealers.

         "Operating Lease" shall mean any lease other than a Capitalized Lease.

         "Operating Rental" shall mean all rental payments that the Company or any of its Subsidiaries, as lessee, is required to make under the terms of any Operating Lease.

         "Outright Dealer Agreement(s)" shall mean Dealer Agreements referred to in clause (ii) of the definition of Dealer Agreements.

         "Participating Member State" shall mean such country so described in any EMU Legislation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

         "Pension Plan(s)" shall mean all employee pension benefit plans of Company, any ERISA Affiliate or any Permitted Borrower, as defined in Section 3(2) of ERISA.

         "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit D hereto (and stated as a percentage and/or a Dollar amount), of the Letters of Credit, and/or the Revolving Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 13.8(d) hereof.

         "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries (other than the Titling Subsidiary or any Special Purpose Subsidiary), including any such acquisition conducted as a Permitted Merger, of assets, businesses or business interests or shares of stock or other ownership interests of or in any other Person conducted in accordance with the following requirements:

                  (a) not less than twenty (20) nor more than ninety (90) days prior to the commencement of each such proposed acquisition, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent within not less than twenty (20) days prior to such proposed acquisition);

                  (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

         (c) the aggregate value of all of such acquisitions, including the value of any proposed new acquisition, conducted while this Agreement remains in effect as Permitted Acquisitions (but excluding any acquisition conducted with the specific written approval of the Majority Banks, and not as a Permitted Acquisition hereunder) computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including, in the case of an acquisition of assets, all indebtedness which is assumed or to which such assets are subject and, in the case of the acquisition of stock or other ownership interests, all indebtedness to which such stock or other ownership interests, are subject, shall not exceed Ten Million Dollars

         ($10,000,000) (or the Alternative Currency equivalent thereof, if applicable), determined as of the date of such acquisition;

                  (d) within thirty (30) days after any such acquisition has been completed the Company shall deliver to the Agent executed copies of all material documents pertaining to such acquisition, and the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation, the Guaranties as required by Section 7.19 hereof, and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent, if any; and

                  (e) both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing.

         "Permitted Borrower Addendum" shall mean an addendum substantially in the form attached hereto as Exhibit P, to be executed and delivered by each Permitted Borrower which becomes a party to this Agreement after the Effective Date, as such Exhibit may be amended from time to time.

         "Permitted Borrower(s)" shall mean CAC UK, CAC Canada, CAC Ireland and any other Foreign Subsidiary which is a 100% Subsidiary and which, after the Effective Date and with the prior written consent of each of the Banks, becomes a party to this Agreement pursuant to Section 2.1(a) hereof.

         "Permitted CAC UK Debt" shall mean additional Debt of CAC UK issued as part of any short term, working capital or overdraft loan facility denominated in an Alternative Currency in an aggregate amount at any time outstanding (determined on the date any such Debt is incurred) not to exceed the greater of
(a) twelve and one-half percent (12.5%) of Consolidated Tangible Net Worth or
(b) the equivalent of Ten Million Dollars ($10,000,000) in such Alternative Currency, less the aggregate amount at any time outstanding of overdraft lines of credit or similar credit facilities in the name of CAC UK permitted under
Section 8.5(e) hereof; provided that such Debt (i) is unsecured, except to extent of any Lien granted by CAC UK which is permitted under Section 8.6(d) hereof, (ii) is not guaranteed or otherwise supported by Company or any of its other Subsidiaries, and (iii) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing.

         "Permitted Currencies" shall mean Dollars or any Alternative Currency.

         "Permitted Guaranties" shall mean (i) any Guarantee Obligation provided by the Company, for the benefit of a Subsidiary, covering the Debt or other obligation or liability permitted to be incurred or entered into by such Subsidiary, and any other Guarantee Obligation of the Company in the ordinary course of business, (ii) any guaranties provided by a Significant Subsidiary of the Company of the Debt outstanding to the Noteholders or the Future Debt Holders, provided that concurrently with the giving of any such guaranty, such Subsidiary shall enter into a Guaranty on substantially similar terms and providing an equal and ratable benefit to the Banks or (iii) any agreement or other undertaking by the Company, as servicer or administrative agent of the Installment Contracts or Leases covered by a Permitted Securitization or as administrative agent for the Titling Subsidiary under the Titling Subsidiary Agreements, (A) to advance funds equal to the interest component of obligations issued as part of a Permitted Securitization and payable from collections on such Installment Contracts or Leases or (B) to advance funds, upon the expiration or termination of a Lease held by the Titling Subsidiary or a Lease included in a Permitted Securitization, in the amount the Company and its Subsidiaries expect to receive upon the sale or other disposition of the vehicle subject to such Lease or (C) to advance funds equal to any portion of the "constant yield payment" (as defined in the Administrative Agency Agreement or the applicable Securitization Documents) due in any particular period which was not received with respect to a Lease held by the Titling Subsidiary or a securitized Lease, such payments in the case of each of subclauses (A), (B) and (C) of this clause (iii), to be repayable to Company on a priority basis from such collections, sales or other dispositions, provided that the aggregate amount of such advances under subclause (A), (B), and (C) of this clause (iii) at any time outstanding shall not exceed $1,500,000 or (D) to transfer funds to the Titling Subsidiary to reacquire Leases (and the related leased vehicles) as may be required from time to time under the Administrative Agency Agreement, but only to the extent such Leases (and leased vehicles) are allocated to a Specified Interest immediately prior to the making of the related transfer and (iv) other Guarantee Obligations of the Subsidiaries in an aggregate amount not to exceed, at any time outstanding, $1,000,000 and (v) Guarantee Obligations arising out of terms of any Program Agreement requiring the repurchase of a Program Contract with respect to which there has been a breach of covenant or representation under the Program Agreement.

         "Permitted Investments" shall mean:

                  (a) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                  (b) Investments in any obligation of any state or municipality thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                  (c) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) and the long-term unsecured debt obligations of which are rated "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such certificates of deposit (other than Investments by CAC Life in such certificates of deposit made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                  (d) Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and

                  (e) Investments in preferred stock of corporations organized under the laws of the United States of America or any state thereof that have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and

                  (f) Investments by any foreign subsidiary in obligations similar in nature, term and credit quality to those enumerated in paragraphs (a) through (e) above, except that the applicable jurisdiction of formation or operation shall be substituted for the United States of America in each case.

         "Permitted Liens" shall mean, with respect to any Person:

                  (a) any Liens granted under or established by this Agreement or the other Loan Documents;

                  (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

                  (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

                  (d) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

                  (e) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and
         (ii) has been made on the books of such Person as may be required by GAAP;

                  (f) Liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate, could not reasonably be expected to materially adversely affect the present or future use of the property to which they relate, or to have a material adverse effect on the sale or lease of such property, or (iii) render title thereto unmarketable;

                  (g) Liens (i) arising from judicial attachments and judgments,
         (ii) securing appeal bonds or supersedeas bonds, and (iii) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto, (4) such Liens do not in the aggregate detract from the value of such property and (5) the title of the Company or a Subsidiary, as the case may be, to, and its right to use, such property, is not materially adversely affected thereby; and

                  (h) those Liens of the Company or its Subsidiaries identified in Schedule 8.6 hereto.

         "Permitted Merger(s)" shall mean any merger of (i) any Subsidiary (including, without limitation, a Permitted Borrower or Guarantor, excluding any Special Purpose Subsidiary) or any Person which is being acquired pursuant to a Permitted Acquisition into Company or any Permitted Borrower or (ii) the merger of any Subsidiary or any Person which is being acquired pursuant to a Permitted Acquisition (other than a Permitted Borrower or Guarantor) into any other Subsidiary (excluding any Special Purpose Subsidiary) or any Person which is being acquired pursuant to a Permitted Acquisition, which, in each case, satisfies and/or is conducted in accordance with the following requirements:

                  (a) not less than twenty (20) nor more than ninety (90) days prior to the commencement of such proposed merger, Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed merger to be furnished to Agent not less than twenty (20) days prior to such proposed merger);

                  (b) immediately following and as the direct result of any such merger, the surviving or successor entity has succeeded by operation of applicable law (as confirmed by an opinion(s) of counsel in form and substance satisfactory to the Majority Banks, if requested by Agent or the Majority Banks) to all of the obligations of the non-surviving entity under this Agreement and the other Loan Documents, and to all of the property rights of such non-surviving entity subject to the applicable Loan Documents;

                  (c) concurrently with such proposed merger, the surviving entity involved in such merger shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation opinions of counsel, amendments, acknowledgments and consents), if any, as reasonably requested by the Majority Banks; and

                  (d) both immediately before and immediately after such merger, no Default or Event of Default (whether or not related to such merger), has occurred and is continuing.

         "Permitted Prepayment" shall mean any prepayment of Future Debt (x) which is funded solely with the proceeds of (i) new cash equity in the form of nonconvertible common shares, (ii) Subordinated Debt, or (iii) substitute Debt permitted hereunder which satisfies the following conditions:

                  (a) such Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity (but with no principal payments required for a period of at least 12 months) and with no provision for mandatory early repayment except (x) upon default, (y) following a change in control or (z) following the sale of any material portion of the assets of the Company or any of its Subsidiaries, to the extent of the proceeds of such sale;

                  (b) such Debt shall be unsecured, or, subject to the Intercreditor Agreement, secured;

                  (c) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing; and

                  (d) if such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks.

in each case, issued concurrently with such prepayment or (y) which has been approved by the Majority Banks. Solely for purposes of the definition of Permitted Prepayment, any Bank which fails, within fifteen (15) Business Days of receipt of written notice from the Company of its intent to make such prepayment (identifying the Debt to be prepaid, and the amount of any such prepayment, captioned "notice of prepayment" and stating that approval is deemed to be given if an objection is not made within fifteen (15) Business Days of receipt of such notice), to object in writing to the Company's proposed prepayment shall be deemed to have approved such prepayment.

         "Permitted Repurchase" shall mean any purchases by the Company of its capital stock during the period commencing on the Effective Date and ending on the Revolving Credit Maturity Date then in effect, in an aggregate amount for all such purchases not to exceed $50,000,000; provided that at the time of any such purchase no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto.

         "Permitted Securitization(s)" shall mean each transfer or encumbrance (each a "disposition") of specific Advances to Dealers or Leased Vehicles funded under Back End Dealer Agreements (and any interest in and lien on the Installment Contracts, Leases, motor vehicles, and other rights and financial assets relating thereto) or of specific Installment Contracts or Leases (and any interest in and lien on motor vehicles and other rights and financial assets relating thereto) arising under Outright Dealer Agreements or (subject to the terms hereof) of Pools of such financial assets and each transfer or encumbrance (also, a "disposition") of a Specified Interest (and the reallocation of Leased Vehicles, Leases and related financial assets from the Non Specified Interest to such Specified Interest in connection therewith), in each case by the Company or one or more of its Subsidiaries to one or more Special Purpose Subsidiaries conducted in accordance with the following requirements:

                  (a) Each disposition shall identify with reasonable certainty the specific Advances to Dealers, Leased Vehicles, Installment Contracts or Leases covered by such disposition; and (x) such Advances to Dealers or Leased Vehicles, and the Installment Contracts, Leases, motor vehicles or other rights relating thereto shall have performance and other characteristics so that the quality of such Advances to Dealers, Leases Vehicles, Installment Contracts or Leases, as the case may be, is comparable to, but not materially better than, the overall quality of the Company's Advances to Dealers, Leased Vehicles, Installment Contracts or Leases, as applicable, as determined in good faith by the Company in its reasonable discretion or (y) with respect to any such assets assigned to an uncapped Pool subsequent to such Pool becoming a Securitized Pool in conformity with the standards set forth in clause (x) of this subparagraph (a), the assets covered by such dispositions were assigned to such Pool in the order such assets were originated and without the exercise of any discretion by the Company;

                  (b) Both before and after giving effect to such disposition (and taking into account any reduction in the Indebtedness with the proceeds of such disposition as required hereunder), the Company shall be in compliance with the Borrowing Base Limitation;

                  (c) Each such Securitization Transaction shall be structured on the basis of the issuance of Debt or other similar securities by one or more Special Purpose Subsidiaries which Debt or other securities shall be without recourse to Company and its other Subsidiaries, except to the extent of normal and customary representations and warranties given as of the date of each such disposition, and not as continuing representations and warranties, and otherwise on normal and customary terms and conditions for comparable asset based securitization transactions, which may include Cleanup Call provisions (it being understood that, for purposes of this subparagraph (c), the terms and conditions governing Securitization Transactions made by the Company prior to January 1, 2003 shall be deemed to have been made on normal and customary terms and conditions);

                  (d) Concurrently with each such disposition (except for dispositions to an uncapped Securitized Pool (I) pursuant to a revolving, expansion or relending feature included in a Prior Securitization (for purposes of this definition, a "Revolving Feature") after the expiration in the ordinary course, and not as a result of any failure of a covenant or condition, early termination, default or similar event, of the period during which additional loans or advances are available under such Revolving Feature (for purposes of this definition, a "Post-Revolving Period Disposition"), or (II) pursuant to a Prior Securitization which does not have a Revolving Feature, but which included a normal and customary portion of uncapped Securitized Pools relative to the overall size of the Securitization Transaction and otherwise satisfied the requirements for a Permitted Securitization, in each case to the extent that no disposition proceeds are available as a result of such dispositions for application hereunder), the net proceeds of such disposition:

                  shall be applied to reduce the principal balance outstanding under the Revolving Credit (to the extent then outstanding, and including the aggregate amount of drawings made under any Letter of Credit for which the Agent has not received full payment) by the amount of such net proceeds, subject to the right to reborrow in accordance with this Agreement;

                  provided, however, that to the extent that, on the date any reduction of the principal balance outstanding under the Revolving Credit shall be required under this clause (d), the Indebtedness under the Revolving Credit is being carried, in whole or in part, at the Euro Currency-based Rate and no Default or Event of Default has occurred and is continuing, the Company may, after prepaying that portion of the Indebtedness then carried at the Prime-based Rate, deposit the amount of such required principal reductions in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks and, subject to the terms and conditions of such cash collateral account, sums on deposit therein shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Interest Period attributable to the applicable Eurocurrency-based Advances of the Revolving Credit; and provided further that Agent and the Banks acknowledge that any proceeds of any such Debt incurred pursuant to a Permitted Securitization remaining after the application of such proceeds as required by this clause (d) may be held or invested in Permitted Investments or otherwise invested or applied in any manner not prohibited by this Agreement; and

                  (e) Both immediately before and after such disposition, no Default or Event of Default (whether or not related to such disposition) has occurred and is continuing.

In connection with each Permitted Securitization to be conducted hereunder, the Company shall provide the following:

                           (i) to the Agent, (x) not less than three (3)
                  Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent) or (y) solely in the case of dispositions to uncapped Securitized Pools pursuant to a Revolving Feature, not less than three (3) Business Days prior to the date of the release of the financial assets covered by such disposition (or such lesser period as approved by Agent), (I) a certification that, after giving effect to such disposition, it will be in compliance with the Borrowing Base Limitation and that none of the assets covered by such disposition were included in the most recent quarterly Borrowing Base Certificate delivered to Agent under Section 7.3(d) hereof prior to such disposition or (II) a new Borrowing Base Certificate (and any supporting information reasonably required by the Agent) dated as of the proposed date of the applicable disposition or release and, based on projected information, giving effect to such disposition and confirming compliance with the Borrowing Base Limitation;

                           (ii) to the Agent and the Banks (x) not less than
                  five (5) Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent), proposed drafts of the material Securitization Documents covering the applicable Securitization Transaction (and the term sheet or commitment relating thereto) and (y) within ten (10) Business Days following the consummation thereof, executed copies of such Securitization Documents, including, if applicable, a summary of any material changes from the draft documents delivered to Agent and the Banks prior thereto, except that if such Securitization Transaction consists solely of dispositions pursuant to a Revolving Feature, the Company shall only be required (I) under clause (x) of this subparagraph (ii), to deliver to Agent, not less than three
                  (3) Business Days prior to the consummation thereof (or such lesser period as approved by Agent), a certification that the applicable Securitization Documents remain in effect substantially in the form previously furnished to Agent and the Banks (or identifying any material changes, and attaching any proposed amendment, supplement or other document delivered under such prior Securitization Documents to effect such dispositions) and (II) under clause (y) of this subparagraph
                  (ii), to deliver to Agent executed copies of any such amendment, supplement or other document; and

                           (iii) to the Agent, (x) not less than three (3)
                  Business Days prior to the date of consummation thereof (or such lesser period as approved by Agent) or (y) solely in the case of dispositions to uncapped Securitized Pools pursuant to a Revolving Feature, not less than three (3) Business Days prior to the date of the requested release of the financial assets covered by such dispositions (or such lesser period as approved by Agent), (I) a schedule substantially in the form delivered for Permitted Securitizations under the Prior Credit Agreement identifying the specific Advances to Dealers or Leased Vehicles and the related Installment Contracts or Leases proposed to be covered by such transaction, accompanied by (II) a request that the Agent release such assets from the Lien of the Security Agreement and a certification that the proposed Securitization Transaction (and related dispositions) constitutes a Permitted Securitization hereunder, whereupon the financial assets covered by such dispositions which have been originated prior to the date of such release shall be promptly released by Agent, provided that in the case of a Post-Revolving Period Disposition under subclause (I) of clause (d) of this definition or a disposition to an uncapped Securitized Pool in a Prior Securitization which does not have a Revolving Feature under subclause (II) of clause (d) of this definition, all remaining financial assets assigned thereafter to the applicable uncapped Securitized Pool in the ordinary course, whether originated before or after the date of release, shall be so released and the Lien of the Security Agreement shall not attach to any such assets when the Company or any of its Subsidiaries subsequently acquires rights in, to or under such assets; and

                           (iv) only if the applicable Securitization
                  Transaction is not related to a Prior Securitization or involves the disposition or release of any assets which were covered by the most recent quarterly Borrowing Base Certificate delivered to Agent under Section 7.3(d) hereof and the aggregate net book value of the Advances to Dealers or Leased Vehicles covered by such dispositions (or related series of dispositions) in any calendar month exceeds or would exceed (after giving effect to any proposed disposition) Seven Million Five Hundred Thousand Dollars ($7,500,000), collection information regarding the related Installment Contracts or Leases proposed to be covered by such transaction (with evidence supporting its determination under clause (x) of subparagraph (a) of this definition, if applicable, including without limitation a "static pool analysis" comparable to the static pool analysis required to be delivered under Section 7.3(c) hereof with respect to such Installment Contracts or Leases).

         "Permitted Transfer(s)" shall mean (i) any sale, assignment, transfer or other disposition of inventory or worn-out or obsolete machinery, equipment or other such personal property in the ordinary course of business, (ii) any transfer of property by a Subsidiary to the Company or by the Company or any Subsidiary to a Domestic Subsidiary (excluding the Titling Company or any Special Purpose Subsidiary) provided that in each case, immediately before and after such transfer, no Default or Event of Default shall have occurred and be continuing, (iii) any transfer of property by the Company or a Domestic Subsidiary to a Significant Foreign Subsidiary, subject to compliance (both before and after giving effect to such transfer) with the applicable limitations contained in Section 8.8(d) hereof, provided that in each case, immediately before and after such transfer, no Default or Event of Default shall have occurred and be continuing; (iv) any transfer of the capital stock of a Special Purpose Subsidiary to the Company or to any other Subsidiary which is not a Special Purpose Subsidiary and (v) any transfer of funds or other property paid as a dividend by a Subsidiary to the Company or any other Subsidiary to the extent permitted by clause (i) of Section 8.15 hereof.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pools" shall mean a grouping on the books and records of the Company or any of its Subsidiaries of Advances to Dealers, Leased Vehicles, Installment Contracts or Leases originated or to be originated with the Company or any of its Subsidiaries by a Dealer and bearing the same pool identification number assigned by the Company's computer system, with (x) an "uncapped" Pool being a Pool which is not reflected on such books and records as capped and to which additional Advances to Dealers, Leases and related financial assets may be added and (y) a Pool being capped when the number of the applicable financial assets in such Pool has reached the limit established from time to time by written agreement between the relevant Dealer and the Company or Subsidiary, as applicable, in the ordinary course of business, such that no further financial assets may be added to such Pool.

         "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

         "Prime-based Advance" shall mean an Advance (including a Swing Line Advance) which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean (i) with respect to any Advances in Dollars, the U.S. Prime-based Rate and (ii) with respect to Swing Line Advances in Canadian Dollars to CAC Canada, the Canadian Prime-based Rate.

         "Prior Credit Agreement" is defined in Recital A to this Agreement.

         "Prior Securitization" shall mean a Permitted Securitization (and the related Securitization Documents) consummated under the Credit Agreement prior to the particular disposition, release or other transaction then being considered.

         "Program Agreement" shall mean that certain Auto Finance Alliance Program Agreement between the Company and a certain finance company dated as of May 06, 2002, as previously approved by the requisite Banks (the "Existing Agreement"), and each other agreement providing for the transfer to Program Participants of eligible Installment Contracts satisfying the applicable credit guidelines in effect under such agreement, on substantially the terms of the Existing Agreement (as determined by the Agent, in its reasonable discretion), as such agreements may be amended (subject to the terms hereof) from time to time.

         "Program Contract(s)" shall mean eligible Installment Contracts satisfying basic credit guidelines applicable under a Program Agreement from time to time in effect generated by the Company's Dealers and transferred to the Company or a Subsidiary, for further transfer to a Program Participant.

         "Program Participant" shall mean that certain finance company which is a party to the Existing Finance Agreement (defined in the definition of "Program Agreement") and such other Persons which contract with the Company or a Subsidiary, from time to time, under a Program Agreement.

         "Program Transfer" shall mean the transfer by the Company or a Subsidiary to a Program Participant of a Program Contract.

         "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Refunded Swing Line Advance" is defined in Section 2.5(e) hereof.

         "Reportable Event" shall mean a "reportable event" within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, which is material to the Company and its Subsidiaries, taken as a whole.

         "Request for Advance" shall mean a Request for Advance of the Revolving Credit issued by Company or by a Permitted Borrower and countersigned by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Banks pursuant to Section 2 hereof, in an amount not to exceed the Revolving Credit Maximum Amount.

         "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Banks pursuant to Section 2.13, hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) June 9, 2005, as such date may be extended from time to time pursuant to Section
2.16 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 2.15 or 9.2 hereof.

         "Revolving Credit Maximum Amount" shall mean One Hundred Thirty Five Million Dollars ($135,000,000), subject to any increases in the Revolving Credit Maximum Amount pursuant to Section 2.18 of this Agreement, by an amount not to exceed the Revolving Credit Optional Increase, and subject to any reductions or termination of the Revolving Credit Maximum Amount under Sections 2.15 or 9.2 of this Agreement.

         "Revolving Credit Notes" shall mean the Notes described in Section 2.1, hereof, made or to be made by Company or a Permitted Borrower to each of the Banks in the form annexed to this Agreement as Exhibit C-1 or C-2, as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

         "Revolving Credit Optional Increase" shall mean an amount up to Forty Million Dollars ($40,000,000), minus the portions thereof applied from time to time after the Effective Date under Section 2.17 hereof to increase the Revolving Credit Maximum Amount.

         "Scottish Partnership" shall mean a partnership established by the Company under the law of Scotland pursuant to the UK Restructuring and which is a wholly-owned Subsidiary of the Company.

         "Securitization Documents" shall mean any note purchase agreement (and any notes issued thereunder), transfer or security document, master trust or other trust agreement, servicing agreement, indenture, pooling agreement, contribution or sale agreement or other document, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) a Permitted Securitization, as the same may be amended from time to time (subject to the terms hereof) and any and all other documents executed in connection therewith or replacement or renewal thereof.

         "Securitization Transaction" shall mean a transfer of, or grant of a Lien on, Advances to Dealers, Leased Vehicles, Installment Contracts, Leases, accounts receivable and/or other financial assets by the Company or any Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity or the reallocation of Leases and Leased Vehicles (and related financial assets) by the Company or any Subsidiary from the Non-Specified Interest to a Specified Interest and the transfer of a Specified Interest to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of Debt or of any securities secured directly or indirectly by interests in, or of trust certificates, Specified Interests or other securities directly or indirectly evidencing interests in, such Advances to Dealers, Leased Vehicles, Installment Contracts, Leases, accounts receivable and/or other financial assets.

         "Securitized Pool(s)" shall mean a Pool, whether capped or uncapped, which has been transferred to a Permitted Securitization, including a Prior Securitization.

         "Security Agreement" is defined in the definition of Collateral Documents.

         "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

         "Significant Subsidiary(ies)" shall mean, as of any date of determination, any Subsidiary (i) which is a Permitted Borrower or (ii) which is designated by the Company (in writing to Agent) as a Significant Subsidiary or
(iii) which has total assets (but excluding in the calculation of total assets, for any Subsidiary, any assets which constitute Intercompany Loans, Advances and Investments by such Subsidiary to Company outstanding from time to time and any assets which are acquired or arise pursuant to a Permitted Securitization, including any equity interest in a Special Purpose Subsidiary) in excess of one percent (1%) of Company's Consolidated Tangible Net Worth (or five percent (5%) in the case of CAC Reinsurance, Ltd.), determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under
Section 7.3(b) or 7.3(c) hereof, as the case may be (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof); provided, however, that none of the Titling Subsidiary, any Special Purpose Subsidiary, the Scottish Partnership, the US LLC (so long as it is considered a Foreign Subsidiary hereunder) or the Luxembourg Subsidiary shall be a Significant Subsidiary, whether or not it satisfies the aforesaid net worth test.

         "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified as such on Schedule 6.6 hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified as such on Schedule 6.6 hereto, and any Foreign Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Single Employer Plan" shall mean any Pension Plan which does not constitute a Multiemployer Plan.

         "Special Purpose Subsidiary(ies)" shall mean any wholly-owned direct or indirect Subsidiary of the Company established for the sole purpose of conducting one or more Permitted Securitizations and otherwise established and operated in accordance with customary industry practices, including the English Special Purpose Subsidiary.

         "Specified Assets" is defined in the Titling Subsidiary Agreements.

         "Specified Interest" is defined in the Titling Subsidiary Agreements.

         "Stapled Stock Restructuring" shall mean a series of transfers, mergers, amalgamations and similar transactions involving ownership interests (but not involving any transfers of Advances to Dealers, Installment Contracts or other financial assets, or similar transactions) among the Company and its Subsidiaries, including without limitation the formation of a new wholly-owned Subsidiary under the laws of the Turks & Caicos Islands ("T&C Subsidiary"), which will be "stapled" to the Company's existing Domestic Subsidiary, CAC South Dakota (such that the shares of each stapled Subsidiary cannot be transferred without the other), the formation of a limited liability company as a Subsidiary of the T&C Subsidiary or CAC South Dakota and the transfer by the Company to CAC Scotland (or its Subsidiaries) of all of the share capital of CAC Ireland and CAC Canada, such transactions resulting in the restructuring of the ownership of the Company's Foreign Subsidiaries as shown on Exhibit R to the Credit Agreement.

         "Subordinated Debt" shall mean any unsecured Debt subordinated to the prior payment and discharge in full of the Indebtedness, on written terms and conditions approved by and acceptable to each of the Banks, in their sole discretion, and issued pursuant to documentation which is less restrictive (as determined by Agent and the Banks in their reasonable discretion) than the covenants contained in this Agreement.

         "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership (whether general or limited) or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall include the Titling Subsidiary and shall refer to each Person which is a Subsidiary of the Company and "100% Subsidiary(ies) shall mean any Subsidiary whose stock or partnership, membership or other equity interests (other than directors' or qualifying shares or other interests to the extent required under applicable law) are owned directly or indirectly entirely by the Company and/or any of the Permitted Borrowers.

         "Supermajority of the Banks" shall mean eighty percent (80%) of the Banks, determined on the basis of the applicable Percentages, in the same manner as the determination of Majority Banks hereunder.

         "Swing Line" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof) not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean an Advance made by Swing Line Bank to Company or a Permitted Borrower pursuant to Section 2.5 hereof.

         "Swing Line Bank" shall mean Comerica Bank, in its capacity as lender under Section 2.5 of this Agreement, and its successors and assigns.

         "Swing Line Maximum Amount" shall mean Fifteen Million Dollars ($15,000,000).

         "Swing Line Notes" shall mean the swing line notes described in Section
2.5 hereof, made by Company or a Permitted Borrower to Swing Line Bank in the form annexed hereto as Exhibit E-1 or E-2, as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "S&P" shall mean Standard & Poor's Ratings Group, and its successors.

         "Trans-European Business Day" shall mean a day when the Trans-European Settlement System is open for business.

         "Trans-European Settlement System" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor.

         "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), as amended from time to time.

          "Titling Subsidiary" shall mean Auto Lease Services LLC, a Delaware limited liability company controlled by the Company and a direct Subsidiary of the Company.

         "Titling Subsidiary Agreements" shall mean that certain Limited Liability Company Agreement of the Titling Subsidiary, dated and effective as of March 1, 2001 (and the related Certificate of Formation, as therein defined), and that certain Administrative Agency Agreement, dated and effective as of March 1, 2001 among the Company and the Titling Subsidiary, each as amended (subject to the terms hereof) from time to time.

         "T&C Subsidiary" is defined in the definition of Stapled Stock Restructuring.

         "Unearned Finance Charges" shall mean, as of any applicable date of determination, the unearned finance charges utilized in deriving Installment Contract receivables, net on the Consolidated balance sheet of the Company and its Subsidiaries, as disclosed in the footnotes thereto; provided that Unearned Finance Charges shall not include unearned finance charges attributable to retail installment contracts which are not at such time "Installment Contracts", due to the proviso in the definition of such term in this Agreement.

         "UK Restructuring" shall mean (i) the creation by the Company of the Scottish Partnership, the Luxembourg Subsidiary and the English Special Purpose Subsidiary, (ii) the Company's capitalization of the Scottish Partnership with CAC UK stock, (iii) Intercompany Loans from time to time from the Company to the Scottish Partnership, directly, or indirectly through one or more holding companies, in an amount substantially equivalent to the fair market value of assets being transferred to the English Special Purpose Subsidiary at such time by CAC UK, provided that such Intercompany Loans are substantially contemporaneously repaid pursuant to clauses (ix) and (x) of this definition,
(iv) the contribution of a nominal amount of capital to the Luxembourg Subsidiary, (v) the contributions to capital by the Scottish Partnership to the English Special Purpose Subsidiary out of the proceeds of the Company's contemporaneous loan to the Scottish Partnership under clause (iii) of this definition, (vi) Intercompany Loans from time to time by the Scottish Partnership to the Luxembourg Subsidiary out of the proceeds of the Company's contemporaneous loan to the Scottish Partnership under clause (iii) of this definition, (vii) Intercompany Loans from time to time by the Luxembourg Subsidiary to the English Special Purpose Subsidiary substantially equal to the contemporaneous loans made to the Luxembourg Subsidiary by the Scottish Partnership, (viii) transfers from time to time of Advances to Dealers (and its rights in the related Installment Contracts or Leases) by CAC UK to the English Special Purpose Subsidiary for cash consideration in an amount substantially equivalent to the fair market value of the assets being transferred to the English Special Purpose Subsidiary at such time by CAC UK, (ix) dividends from CAC UK to Scottish partnership in an amount substantially equal to the cash received by CAC UK in exchange for the assets transferred at such time to the English Special Purpose Subsidiary, and (x) repayments from time to time of the Intercompany Loans (referred to in clause (iii) of this definition) by the Scottish Partnership to the Company, directly or indirectly through one or more holding companies.

         "US LLC" shall mean that certain limited liability company chartered in the United States and established as part of the Stapled Stock Restructuring.

         "U.S. Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the U.S. Prime Rate, and (ii) the Alternate Base Rate.

         "U.S. Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which U.S. Prime Rate shall change simultaneously with any change in such announced rate.

         1.2 Euro.

                  (a) Redenomination of Eurocurrency-based Advances and other Advances into Euro Units.

                           (i) Each obligation under this Agreement of a party
                  hereto which (A) was originally denominated in the former national currency of a Participating Member State, or (B) would otherwise have been denominated in such former national currency prior to such date shall be denominated in, or redenominated into, as applicable, the Euro Unit in accordance with EMU Legislation and applicable state law, provided that, if and to the extent that any EMU Legislation provides that amounts denominated in the euro unit or the National Currency Unit of a Participating Member State, that are payable by crediting an account of the creditor within that country, may be made in either Euro or National Currency Units, each party to this Agreement shall be entitled to pay or repay any such amounts in either the Euro Unit or such National Currency Unit.

                           (ii) Subject to any EMU Legislation, references in
                  this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a party hereto shall be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro Unit as the Agent may from time to time specify.

                  (b) Payments.

                           (i) All payments by any of the Company or a Permitted
                  Borrower or any Bank of amounts denominated in the Euro or a National Currency Unit of a Participating Member State, shall be made in immediately available, freely transferable, cleared funds to the account of the Agent in the principal financial center in such Participating Member State, as from time to time designated by the Agent for such purpose.

                           (ii) All amounts payable by the Agent to any party
                  under this Agreement in the National Currency Unit of a Participating Member State shall instead be paid in the Euro Unit.

                           (iii) The Agent shall not be liable to any party to
                  this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the Euro or a National Currency Unit of a Participating Member State.

                           (iv) All references herein to the London interbank or
                  other national market with respect to any National Currency Unit of a Participating Member

                  State shall be deemed a reference to the applicable markets and locations referred to in the definition of "Business Day" in Section 1.1.

                  (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided, that if any Advance in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

                  (d) Increased Costs. The Company and the Permitted
Borrowers shall, from time to time upon demand of any Bank (with a copy to the Agent), pay to such Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the Euro in a Participating Member State, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

                  (e) Unavailability of Euro. If the Agent at any time determines that: (i) the Euro has ceased to be utilized as the basic accounting unit of the European Community; (ii) for reasons affecting the market in Euros generally, Euros are not freely traded between banks internationally; or (iii) it is illegal, impossible or impracticable for payments to be made hereunder in Euro, then the Agent may, in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in the Euro shall be made in a component currency of the Euro or Dollars (as selected by the Agent (the "Selected Currency") and the amount to be so paid shall be calculated on the basis of the equivalent of the Euro in the Selected Currency).

                  (f) Additional Changes at Agent's Discretion. This section and other provisions of this Agreement relating to Euros and the National Currency Units of Participating Member States shall be subject to such further changes (including changes in interpretation or construction) as the Agent may from time to time in its reasonable discretion notify to the Company and the Permitted Borrowers and the Banks to be necessary or appropriate to reflect the changeover to the Euro in Participating Member States.

         1.3 Interest Act (Canada). For the purposes of disclosure under the Interest Act (Canada), if and to the extent applicable, whenever interest is to be paid hereunder and such interest is to be calculated on the basis of a period of less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period.

         2. REVOLVING CREDIT

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding such Bank's Percentage of the Revolving Credit Maximum Amount. Except as provided in Section 2.12 hereof, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.11 hereof. All of the Advances of the Revolving Credit hereunder shall be evidenced by Revolving Credit Notes made by Company or the Permitted Borrowers to each of the Banks in the form attached hereto as Exhibit C-1 or C-2, as the case may be, subject to the terms and conditions of this Agreement. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

                  (a) A Permitted Borrower shall not be entitled to request an Advance of the Revolving Credit or the Swing Line hereunder until (i) it has become a party to this Agreement, either by execution and delivery of this Agreement or of a Permitted Borrower Addendum and it has executed and delivered to the Banks, as aforesaid, Revolving Credit Notes and to the Swing Line Bank, as set forth in Section 2.5(a) hereof, a Swing Line Note, (ii) it has become a party to the Foreign Guaranty, accompanied in each case by authority documents, legal opinions and other supporting documents as required hereunder, and (iii) all other applicable requirements contained in this Agreement with respect to such Permitted Borrower (whether such requirements are applicable to the Permitted Borrower or to Company or any other Subsidiary) have been satisfied.

                  (b) No Permitted Borrower shall be entitled to request or maintain (or, in the case of any Eurocurrency-based Advance, maintain beyond any applicable Interest Period then in effect) an Advance of the Revolving Credit hereunder if it ceases to be a 100% Subsidiary of the Company.

                  (c) The maximum aggregate amount of Advances and Letters of Credit including the unreimbursed amount of any draws under any Letters of Credit) available to the Permitted Borrowers at any time hereunder, using the Current Dollar Equivalent of any such Advances or Letters of Credit (or unreimbursed draws thereunder) outstanding in any Alternative Currency (determined and tested pursuant to and in accordance with Section 2.14 hereof), shall not exceed the Aggregate Sublimit.

         2.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance of Indebtedness evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve the Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

         2.3 Requests for and Refundings and Conversions of Advances. Company or a Permitted Borrower (with the countersignature of Company hereunder) may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Advance executed by an authorized officer of Company or of such Permitted Borrower (with the countersignature of an authorized officer of the Company), subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A, including without limitation:

                           (i) the proposed date of such Advance, which must be
                  a Business Day;

                           (ii) whether such Advance is a refunding or
                  conversion of an outstanding Advance;

                           (iii) whether such Advance is to be a Prime-based
                  Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                           (iv) in the case of a Eurocurrency-based Advance, the
                  Permitted Currency in which such Advance is to be made.

                  (b) each such Request for Advance shall be delivered to Agent by 12 noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

                  (c) without duplication, the principal amount (or Dollar Amount of the principal amount, if such Advance of the Revolving Credit is being initially funded in an Alternative Currency) of such requested Advance, plus the principal amount (or Dollar Amount of the principal amount, if such other Advance is being initially funded in an Alternative Currency) of any other Advances of the Revolving Credit and of the Swing Line being requested on such date, plus the principal amount of all other Advances of the Revolving Credit and of the Swing Line then outstanding hereunder, in each case whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid) and the aggregate amount of all drawings made under any Letter of Credit for which the Agent has not received full reimbursement from the applicable Account Party (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), shall not exceed the lesser of (i) the Revolving Credit Maximum Amount and (ii) the Borrowing Base Limitation, in each case then applicable; provided however, that, in the case of any Advance of the Revolving Credit being applied to refund an outstanding Swing Line Advance, the aggregate principal amount of Swing Line Advances to be refunded shall not be included for purposes of calculating the limitation under this Section 2.3(c);

                  (d) without duplication, in the case of the Permitted Borrowers, the principal amount of any Advances of the Revolving Credit and of the Swing Line being requested by the Permitted Borrowers, (determined and tested as aforesaid), on such date, plus the principal amount of any other Advances of the Revolving Credit and all Advances of the Swing Line then outstanding to the Permitted Borrowers hereunder (determined as aforesaid), plus the undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Advance for the account of the Permitted Borrowers, plus the aggregate undrawn amount of Letters of Credit requested but not yet issued for the account of the Permitted Borrowers hereunder, (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of the Permitted Borrowers, shall not exceed the lesser of (i) the Aggregate Sublimit and (ii) the Borrowing Base Limitation, in each case then applicable;

                  (e) the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) in the case of a Eurocurrency-based Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Million Dollars ($1,000,000), or the equivalent thereof in the Applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, five (5) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency, three (3) Applicable Interest Rates and Interest Periods for each such currency;

                  (f) a Request for Advance, once delivered to Agent, shall not be revocable by Company or the Permitted Borrowers;

                  (g) each Request for Advance shall constitute and include a certification by the Company and the applicable Permitted Borrower, if any, as of the date thereof that:

                           (i) both before and after such Advance, the
                  obligations of the Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and the Permitted Borrowers, as the case may be;

                           (ii) all conditions to Advances of the Revolving
                  Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                           (iii) there is no Default or Event of Default in
                  existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                           (iv) the representations and warranties contained in
                  this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance, except to the extent such representations and warranties (other than Section 6.15 hereof, which shall be deemed to be remade as of the date of such Request for purposes of this clause (iv), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date (both before and after giving effect to such Advance); and

                           (v) the execution of such Request for Advance will
                  not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or the Permitted Borrowers.

         Agent, acting on behalf of the Banks, may, at its option, lend under this Section 2 upon the telephone request of a person previously authorized (in a writing delivered to the Agent) by the Company or a Permitted Borrower to make such requests and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone request, the requesting person shall fax to Agent, on the same day as such telephone request, a Request for Advance. The Company and each of the Permitted Borrowers hereby authorize Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company or the applicable Permitted Borrower and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Company or such Permitted Borrower. Notwithstanding the foregoing, the Company and each of the Permitted Borrowers acknowledge that the Company and each of the Permitted Borrowers shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4 Disbursement of Advances.

                  (a) Upon receiving any Request for Advance from Company or a Permitted Borrower under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each

Bank shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

                           (i) for Domestic Advances, at the office of Agent
                  located at One Detroit Center, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                           (ii) for Eurocurrency-based Advances, at the Agent's
                  Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                  (b) Subject to submission of an executed Request for Advance by Company or a Permitted Borrower (with the countersignature of the Company as aforesaid) without exceptions noted in the compliance certification therein, Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                           (i) for Domestic Advances, not later than 4:00 p.m.
                  (Detroit time) on the date of such Advance by credit to an account of Company or such Permitted Borrower maintained with Agent or to such other account or third party as Company or such Permitted Borrower may reasonably direct; and

                           (ii) for Eurocurrency-based Advances, not later than
                  4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or such Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or such Permitted Borrower may reasonably direct.

                  (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company or the applicable Permitted Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company or the applicable Permitted Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or such Permitted Borrower, as the case may be, to the date such amount is recovered by Agent, at a rate per annum equal to:

                           (i) in the case of such Bank, with respect to
                  Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                           (ii) in the case of Company or such Permitted
                  Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

         2.5 (a) Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), make one or more advances in Dollars or in any Alternative Currency (each such advance being a "Swing Line Advance") to Company or any of the Permitted Borrowers (provided that any such Permitted Borrower has executed a Swing Line Note and Revolving Credit Notes in compliance with this Agreement) from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any such Advances outstanding in Dollars and the Current Dollar Equivalent of any such Advances outstanding in Alternative Currencies, not to exceed at any time outstanding the Swing Line Maximum Amount. All Swing Line Advances shall be evidenced by the Swing Line Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company or the applicable Permitted Borrower on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

                  (a) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

                  (b) Requests for Swing Line Advances. Company or a
Permitted Borrower (with the countersignature of the Company) may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by an authorized officer of Company or such Permitted Borrower, subject to the following and to the remaining provisions hereof:

                           (i) each such Request for Swing Line Advance shall
                  set forth the information required on the Request for Swing Line Advance form annexed hereto as Exhibit F, including without limitation:

                                    (A) the proposed date of such Swing Line
                           Advance, which must be a Business Day;

                                    (B) whether such Swing Line Advance is to be
                           a Prime-based Advance, a Eurocurrency-based Advance or a Quoted Rate Advance;

                                    (C) the duration of the Interest Period
                           applicable thereto; and

                                    (D) the Permitted Currency in which such
                           Advance is to be made.

                           (ii) without duplication, the principal amount (or
                  Dollar Amount of the principal amount, if such Advance is being funded in an Alternative Currency) of such requested Swing Line Advance, plus the aggregate principal amount of all other Swing Line Advances and all Advances of the Revolving Credit then outstanding hereunder (including any Revolving Credit Advances or other Swing Line Advances requested to be made on such date) whether to Company or to any of the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), and the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) shall not exceed the lesser of (A) the Revolving Credit Maximum Amount and (B) the Borrowing Base Limitation, in each case then applicable;

                           (iii) without duplication, in the case of the
                  Permitted Borrowers, the principal amount of the requested Swing Line Advance to the Permitted Borrowers (determined as aforesaid), plus the aggregate principal amount of any other Swing Line Advances and all other Advances then outstanding to all of the Permitted Borrowers hereunder (including, without duplication any Revolving Credit Advances or Swing Line Advances requested to be made on such date) determined as aforesaid, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance for the accounts of the Permitted Borrowers hereunder, plus the aggregate undrawn amount of any Letters of Credit requested but not yet issued for the accounts of the Permitted Borrowers hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of

                  Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of the Permitted Borrowers shall not exceed the lesser of (A) the Aggregate Sublimit and (B) the Borrowing Base Limitation, in each case then applicable;

                           (iv) the principal amount of such Swing Line Advance,
                  plus the amount of any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Three Hundred Thousand Dollars ($300,000) and (ii) in the case of a Quoted Rate Advance or a Eurocurrency-based Advance at least Three Hundred Thousand Dollars ($300,000), or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Hundred Thousand Dollars ($100,000), or the equivalent thereof in the applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, Five (5) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency (other than eurodollars), two (2) Applicable Interest Rates and Interest Periods for each such currency; and

                           (v) each such Request for Swing Line Advance shall be
                  delivered to the Swing Line Bank (x) for each Advance in Dollars, by 12:00 noon (Detroit time) on the proposed date of the Advance and (y) for each Advance in any Alternative Currency, by 12:00 noon (Detroit time) two Business Days prior to the proposed date of Advance;

                           (vi) each Request for Swing Line Advance, once
                  delivered to Swing Line Bank, shall not be revocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:

                                    (A) both before and after such Swing Line
                           Advance, the obligations of the Company set forth in this Agreement and the Loan Documents, are valid, binding and enforceable obligations of the Company;

                                    (B) all conditions to the making of Swing
                           Line Advances have been satisfied (both before and after giving effect to such Advance);

                                    (C) both before and after the making of such
                           Swing Line Advance, there is no Default or Event of Default in existence; and

                                    (D) both before and after such Swing Line
                           Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties (other than Section 6.15 hereof, which shall be deemed to be remade as of the date of such Request for purposes of this clause (D), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date.

Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Swing Line Advance received hereunder.

                  (c) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by Company or a Permitted Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company or the applicable Permitted Borrower the amount so requested, in like funds and currencies, not later than:

                           (i) for Prime-based Advances or Quoted Rate Advances,
                  not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or the applicable Permitted Borrower maintained with Agent or to such other account or third party as Company or the Permitted Borrower may reasonably direct; and

                           (ii) for Eurocurrency-based Advances, not later than
                  4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or the Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct.

Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

                  (d) Refunding of or Participation Interest in Swing Line Advances.

                           (i) The Agent, at any time in its sole and absolute
                  discretion, may (or, upon the request of the Swing Line Bank, shall) on behalf of the Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each of the Banks (including the Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to each of Company and the Permitted Borrowers, for each Permitted Currency in which Swing Line Advances are outstanding to such party, in an amount (in the applicable Permitted Currency, determined in accordance with
                  Section 2.11(b) hereof) equal to such Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding in each Permitted Currency to each such party on the date such notice is given (the "Refunded Swing Line Advances"); provided that at any time as there shall be a Swing Line Advance outstanding for more than thirty days, the Agent shall, on behalf of the Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Bank (including the Swing Line Bank) to make an Advance of the Revolving Credit in an amount equal to such Bank's Percentage of the principal amount of such outstanding Swing Line Advance. In the case of each Refunded Swing Line Advance outstanding in Dollars, the applicable

                  Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In the case of each Refunded Swing Line Advance outstanding in any Alternative Currency, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be an Advance in the applicable Alternative Currency, with an Interest Period of one month (or any lesser number of days selected by Agent in consultation with the Banks). In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the Company or the applicable Permitted Borrower for any unpaid interest or fees in respect thereof. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, and, in the case of any Eurocurrency-based Advance, prior to 2:00 p.m. Detroit time on the third Business Day following the date such notice is given, in each case in immediately available funds in the applicable Permitted Currency. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of
                  Section 10.1 hereof.

                           (ii) If, prior to the making of an Advance of the
                  Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 9.1(j) hereof shall have occurred, each Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds in the applicable Permitted Currency of such Swing Line Advance, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a participation certificate evidencing such participation.

                           (iii) Each Bank's obligation to make Advances of the
                  Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) above shall, except in respect of any Swing Line Advance made by the Swing Line Bank after it has obtained actual knowledge that an Event of Default has occurred and is continuing, be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company, the Permitted Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any

                  Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Company, any Permitted Borrower or any other Person; (D) any breach of this Agreement by the Company, any Permitted Borrower or any other Person; (E) any inability of the Company or the Permitted Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause
                  (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for Advances in Dollars (other than eurodollars) and for Eurocurrency-based Advances, the Agent's marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount.

         Notwithstanding the foregoing however no Bank shall be required to make any Advances of the Revolving Credit to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of the Swing Line Advance by the Swing Line Lender, the Agent had received written notice from any Bank that a Default or Event of Default had occurred and was continuing and directing that Swing Line Advances should be suspended based on such occurrence and continuance of a Default or Event of Default; provided, however that the obligation of the Banks to make such Advances of the Revolving Credit (or purchase such participations) shall be reinstated upon the date on which such Default or Event of Default has been cured, or has been waived by the requisite Banks, as applicable.

         2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds (a) with respect to Swing Line Advances, monthly commencing on the first day of the calendar month next succeeding the calendar month during which the initial Swing Line Advance is made and on the first day of each month thereafter, and (b) with respect to Advances of the Revolving Credit, quarterly commencing on the first day of the calendar quarter next succeeding the calendar month during which the initial Advance of the Revolving Credit is made and on the first day of each calendar quarter thereafter. Interest accruing at the U.S. Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the U.S. Prime-based Rate on the date of such change in the U.S. Prime-based Rate. Subject to Section 1.3 hereof, interest accruing at the Canadian Prime-based Rate shall be computed on the basis of a 365 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Canadian Prime-based Rate on the date of such change in the Canadian Prime-based Rate.

         2.7 Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.

                  (a) Interest on each Eurocurrency-based Advance of the Revolving Credit and all Swing Line Advances carried at the Eurocurrency-based Rate shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

                  (b) Interest on each Quoted Rate Advance of the Swing
Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling, or any other Alternative Currency, or in Canadian Dollars to CAC Canada with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

                  (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the National Currency Unit of a Participating Member State shall be inconsistent with any convention or practice in the London interbank market or other applicable interbank market, as the case may be, for the basis of accrual of interest or fees with respect to the Euro, such convention or practice shall replace such expressed basis, effective as of and from the date on which such country becomes a Participating Member State; provided that if any Eurocurrency-based Advance in the currency of such country is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

         2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.9 Interest on Default. (a) In the case of the Company or any Permitted Borrower other than CAC Canada, in the event and so long as any Event of Default shall exist, in the case of any Event of Default under Sections 9.1(a), 9.1(b) or 9.1(j), immediately upon the occurrence thereof, and in the case of all other Events of Default, upon notice from the Majority Banks, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit, Swing Line Advances carried at the Eurocurrency-based Rate and Quoted Rate Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%); and, with respect to Eurocurrency-based

Advances thereof in any Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by Eurocurrency Lending Office, then at a rate per annum equal to two percent (2%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

         (b) Subject to applicable Canadian law, in the case of CAC Canada, upon a default by CAC Canada in the payment of interest or any other amount (other than principal) due under this Agreement or any of the other Loan Documents to which CAC Canada is a party, upon written notice of Majority Banks confirmed by written notice from Agent to CAC Canada, CAC Canada shall pay interest on such overdue amount, both before and after judgment, at a rate per annum equal to (i) the rate of interest payable under this Section 2.9(b) on the principal amount to which such overdue interest relates, in the case of overdue interest, (ii) the Canadian Prime Rate plus two percent (2%), in the case of all such overdue amounts denominated in Canadian Dollars, and (iii) the U.S. Prime Rate plus two percent (2%), in the case of all such other overdue amounts denominated in Dollars (all of which other overdue amounts, for greater certainty, shall not include overdue principal or interest in any case), in each case, calculated on a daily basis from the date such amount becomes overdue for so long as such amount remains overdue and on the basis of the actual number of days elapsed in a 360 day year in the case of amounts denominated in Dollars and a 365 day year in the case of amounts denominated in Canadian Dollars. Such interest shall be payable upon demand by Agent. From and after the occurrence of any Event of Default that is continuing under Section 9.1(a) or 9.1(b) or so long as any other Event of Default shall have occurred and be continuing and upon written notice of Majority Banks confirmed by written notice from Agent to CAC Canada, the Letter of Credit Fees shall be increased by two percent (2%) per annum.

         2.10 Prepayment (a) Company or the Permitted Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) under the Revolving Credit Notes at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least One Million Dollars ($1,000,000). Company or the Permitted Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the equivalent thereof in an Alternative Currency, and, after giving effect of any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section
2.3 hereof shall be at least Two Million Five Hundred Thousand Dollars ($2,500,000) or the equivalent thereof in an Alternative Currency.

                  (a) Company may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime-based Rate at any time, provided that the amount of any partial prepayment shall be at least One Hundred Thousand Dollars ($100,000) and, after giving effect of any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least One Hundred Thousand Dollars ($100,000). Company may prepay all or part of any Swing Line Advances carried at the Eurocurrency-based Rate or Quoted Rate (subject to not less than three (3) Business Days' notice to Swing Line Bank and Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial payment shall be at least One Hundred Thousand Dollars ($100,000), after giving effect of any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least One Hundred Thousand Dollars ($100,000).

                  (b) Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of any Advance of the Revolving Credit or any Swing Line Advance shall be subject to
Section 11.1 hereof, but otherwise without premium, penalty or prejudice.

         2.11 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

                  (a) an Advance of the Revolving Credit or a Swing Line Advance is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                  (b) an existing Advance of the Revolving Credit or a Swing Line Advance denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                  (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                  (d) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

         2.12 Prime-based Advance in Absence of Election or Upon Default. If,
(a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, or any Swing Line Advance carried at the Eurocurrency-based Rate, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of
Section 2.3 or 2.5(c) hereof with respect to the refunding or conversion of such Advance, or (b) if any Advance denominated in an Alternative Currency or any deemed Advance under Section 3.6 hereof in respect of a Letter of Credit denominated in an Alternative Currency cannot be refunded or made, as the case may be, in such Alternative Currency by virtue of Section 11.3 hereof, or (c) subject to Section 2.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Majority Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent and the Banks shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 2.14 hereof. The Company and the Permitted Borrowers, if applicable, shall reimburse the Agent and the Banks on demand for any costs incurred by the Agent or any of the Banks, as applicable, resulting from the conversion pursuant to this Section
2.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

         2.13 Revolving Credit Facility Fee.

                  (a) Revolving Credit Facility Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks (as set forth below), a Revolving Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Revolving Credit Maximum Amount then applicable under Section 2.15 hereof (whether used or unused), computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing July 1, 2003 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage.

                  (b) Commitment Fee. On the Effective Date, the Company shall pay to the Agent, for distribution to the Banks in accordance with this clause
(b), a Commitment Fee, such Commitment Fee to be calculated as follows: (i) in the case of a Bank which holds a Percentage of the Revolving Credit Maximum Amount which is less than $20,000,000, the Commitment Fee shall be determined by multiplying 60 basis points times an amount equal to such Bank's Percentage of the Maximum Revolving Credit Amount (stated in Dollars), and (ii) in the case of a Bank which holds a Percentage of the Revolving Credit Maximum Amount which is greater than or equal to $20,000,000, the Commitment Fee shall be determined by multiplying 75 basis points times an amount equal to such Bank's Percentage of the Revolving Credit Maximum Amount (stated in Dollars).

                  (c) Additional Commitment Fee. If, at any time after the Effective Date, the remaining maturity of the Revolving Credit shall be less than 366 days, the Company shall be obligated to pay the Agent, for distribution to the Banks in accordance with this clause (c), an Additional Commitment Fee, such Additional Commitment Fee to be calculated as follows: (i) in the case of a Bank which holds a Percentage of the Revolving Credit Maximum Amount which is less than $20,000,000, the Additional Commitment Fee shall be determined by multiplying 10 basis points times an amount equal to such Bank's Percentage of the Revolving Credit Maximum Amount, and (ii) in the case of a Bank which holds a Percentage of the Revolving Credit Maximum Amount which is greater than or equal to $20,000,000, the Additional Commitment Fee shall be determined by multiplying 20 basis points times an amount equal to such Bank's Percentage of the Revolving Credit Maximum Amount. The Additional Commitment Fee, if applicable, shall be due and payable 360 days prior to the Revolving Credit Maturity Date then in effect.

         2.14 Currency Appreciation; Aggregate Sublimit; Mandatory Reduction of Indebtedness. (a) If at any time and for any reason, the aggregate principal amount (tested in the manner set forth below and without duplication) of all Advances of the Revolving Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances hereunder to the Company and to the Permitted Borrowers in any Alternative Currency as of such time, plus the aggregate principal amount of Swing Line Advances outstanding hereunder as of such time (determined as aforesaid), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the undrawn amount of all Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), as of such time exceeds the lesser of (x) the Revolving Credit Maximum Amount and (y) the Borrowing Base Limitation, in each case then applicable, (as used in this clause
(a), the "Excess"), the Company and the Permitted Borrowers shall:

                           (i) immediately repay that portion of such
                  Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of the Excess, to the extent thereof; and

                           (ii) on the last day of each Interest Period of any
                  Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.14(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or the applicable Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of the Excess, to the extent thereof.

Compliance with this Section 2.14(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder (based on the Revolving Credit Maximum Amount then in effect) equal or exceed Five Million Dollars ($5,000,000), compliance with this Section 2.14(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances or Letters of Credit denominated in Alternative Currencies (and one hundred percent (100%) of any Advances or Letters of Credit denominated in Dollars), Company and the Permitted Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

                  (b) If at any time and for any reason with respect to the Permitted Borrowers, the aggregate principal amount (tested in the manner set forth below and without duplication) of all Advances of the Revolving Credit and of the Swing Line outstanding hereunder to the Permitted Borrowers, plus the aggregate undrawn portion of any Letters of Credit, plus the undrawn amount of any Letters of Credit requested but not yet issued, plus the unreimbursed amount of any draws under any Letters of Credit to or for the account of the Permitted Borrowers, which Advances and Letters of Credit are made or issued, or to be made or issued, in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of the Permitted Borrowers in any Alternative Currency as of such time, exceeds the lesser of (i) the Aggregate Sublimit and (ii) the Borrowing Base Limitation, in each case then applicable, then in each case, such Permitted Borrower shall (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such excess, to the extent thereof; and (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this Section 2.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of such excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, the Permitted Borrowers' compliance with this Section 2.14(b) shall be tested as of the last day of each calendar quarter or, upon the written request of the Company from time to time, as of the last day of each calendar month, provided the Company furnishes Agent with current monthly financial statements complying with the requirements set forth in subparagraphs (i) and (ii) of Section 7.3(c) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 2.14(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         2.15 Optional Reduction or Termination of Revolving Credit Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Maximum Amount shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction; (iii) the Company or any Permitted Borrower, as applicable, shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency) of the Revolving Credit, plus the aggregate principal amount of Swing Line Advances outstanding hereunder (using the Current Dollar Equivalent of any such Advance outstanding in an Alternative Currency), plus without duplication the aggregate undrawn amount of outstanding Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), plus without duplication the unreimbursed amount of any draws under any Letters of Credit (determined as aforesaid), exceeds the amount of the Revolving Credit Maximum Amount as so reduced, together with interest thereon to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Maximum Amount requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance; and (v) no reduction shall reduce the Revolving Credit Maximum Amount to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Maximum Amount and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company or any Permitted Borrower, and any accompanying prepayments of the Swing Line Note shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Maximum Amount hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate.

         2.16 Extension of Revolving Credit Maturity Date. Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each
Bank), prior to April 15, but not before March 15, of each year beginning in 2004 request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is 364 days later than the Revolving Credit Maturity Date then in effect (each such request, a "Request").

         Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of a Request, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective on (but not before) such

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


Revolving Credit Maturity Date (so long as no Default or Event of Default has occurred and is continuing and none of the Banks has withdrawn its approval, in writing, prior thereto), the Revolving Credit Maturity Date shall be so extended for an additional period of 364 days, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company and the Banks that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of the Request within thirty (30) calendar days of the date of Agent's receipt of such Request, or (iii) withdraws its approval in writing prior to the Revolving Credit Maturity Date then in effect then (x) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (y) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company, to request extensions thereof under this Section 2.16) and
(z) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company and the Banks thereof.

         2.17 Optional Increase in Revolving Credit Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing, and provided that the Company has not previously elected to terminate the Revolving Credit Maximum Amount under Section 2.15 hereof, the Company may request that the Revolving Credit Maximum Amount be increased in an aggregate amount (for all such Requests under this Section 2.17) not to exceed the Revolving Credit Optional Increase, subject, in each case, to Section 11.1 hereof and to the satisfaction concurrently with or prior to the date of each such request of the following conditions:

                  (a) the Company shall have delivered to the Agent not less than thirty (30) days prior to the Revolving Credit Maturity Date then in effect a written request for such increase, specifying the amount of Revolving Credit Optional Increase thereby requested (each such request, a "Request for Increase"); provided, however that in the event the Company has previously delivered a Request for Increase pursuant to this Section 2.17, the Company may not deliver a subsequent Request for Increase until all the conditions to effectiveness of such first Request for Increase have been fully satisfied hereunder (or such Request for Increase has been withdrawn); and provided further that the Company may make no more than two Requests for Increase in any calendar year;

                  (b) a lender or lenders meeting the requirements of Section 13.8(c) hereof and acceptable to the Company and the Agent (including, for the purposes of this Section 2.17, any existing Bank which agrees to increase its commitment hereunder, the "New Bank(s)") shall have become a party to this Agreement by executing and delivering a New Bank Addendum for a minimum amount (including for the purposes of this Section 2.17, the existing commitment of any existing Bank) for each such New Bank of Ten Million Dollars ($10,000,000) and an aggregate amount for all such New Banks of that portion of the Revolving Credit Optional Increase, taking into account the amount of any prior increase in the Revolving Credit Maximum Amount (pursuant to this Section 2.17), covered by the applicable Request, provided, however that each New Bank shall remit to the Agent funds in an amount equal to its Percentage (after giving effect to this Section 2.17) of all Advances of the Revolving Credit then outstanding, such sums to be reallocated among and paid to the existing Banks based upon the new Percentages as determined below;

                  (c) the Company (i) shall have paid to the Agent for distribution to the existing Banks, as applicable, all interest, fees (including the Revolving Credit Facility Fee and the Letter of Credit Fees) and other amounts, if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period) of any outstanding Eurocurrency-based Advances, calculated on the basis set forth in Section 11.1 hereof as though Company has prepaid such Advances and (ii) shall have paid to each New Bank a special letter of credit fee on the Letters of Credit outstanding on the effective date of such increase, calculated on the basis of the Letter of Credit Fees which would be applicable to such Letters of Credit if issued on the date of such increase, for the period from the effective date of such increase to the expiration date of such Letters of Credit;

                  (d) the Company and each of the Permitted Borrowers shall have executed and delivered to the Agent new Revolving Credit Notes payable to each of the New Banks in the face amount of each such New Bank's Percentage of the Revolving Credit Maximum Amount (after giving effect to this Section 2.17) and, if applicable, renewal and replacement Revolving Credit Notes payable to each of the existing Banks in the face amount of each such Bank's Percentage of the Revolving Credit Maximum Amount (after giving effect to this Section 2.17), each of such Revolving Credit Notes to be substantially in the form of Exhibit C-1 or C-2 to the Credit Agreement, as applicable, and dated as of the effective date of such increase (with appropriate insertions relevant to such Notes and acceptable to the applicable Bank, including the New Banks);

                  (e) except to the extent such representations and warranties (other than Section 6.15 hereof which shall be deemed to be remade as of such date for purposes of this clause (e), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date, the representations and warranties made by Company, the Permitted Borrower, each Guarantor or any other party to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the other Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the effective date of such increase; and (ii) no Default or Event of Default shall have occurred and be continuing as of such date; and

                  (f) such other amendments, acknowledgments, consents, documents, instruments, any registrations, if any, shall have been executed and delivered and/or obtained by Company as required by Agent or the Majority Banks, in their reasonable discretion.

         Promptly on or after the date on which all of the conditions to such Request for Increase set forth above have been satisfied, Agent shall notify the Company and each of the Banks of the amount of the Revolving Credit Maximum Amount as increased pursuant this Section 2.17 and the date on which such increase has become effective and shall prepare and distribute to Company and each of the Banks (including the New Banks) a revised Exhibit D to the Credit Agreement setting forth the applicable new Percentages of the Banks (including the New Bank(s), taking into account such increase and assignments (if any).

         2.18 Revolving Credit as Renewal; Application of Advances; Existing Advances. (a) The Revolving Credit Notes issued by the Company and the Permitted Borrowers hereunder shall constitute renewal and replacement evidence of all present Indebtedness of such parties outstanding under the Revolving Credit Notes issued under the Prior Credit Agreement. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of the Company and the Permitted Borrowers.

                  (b) Each Existing Advance shall be deemed for all purposes of this Agreement to be an Advance under this Agreement.

         3. LETTERS OF CREDIT.

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Agent may through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may require, issue standby or documentary Letters of Credit for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) and shall have an expiration date not later than one (1) year from its date of issuance; provided that each Letter of Credit (including any renewal thereof) shall expire not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, ISP 98, and any successor documentation thereto, as selected by the Issuing Lender. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

                  (a) without duplication, the face amount of the Letter of Credit requested (based on the Dollar Amount of the undrawn portion of any Letter of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letter of Credit denominated in any Alternative Currency), plus the face amount of all other Letters of Credit of all Account Parties requested on such date, plus the aggregate undrawn portion of all other Letters of Credit of all Account Parties as of such date, plus the face amount of all Letters of Credit of all Account Parties requested but not yet issued as of such date, plus the unreimbursed amount of any draws under Letters of Credit of all Account Parties (in each case, determined as aforesaid), does not exceed the Letter of Credit Maximum Amount;

                  (b) without duplication, the undrawn amount of the Letter of Credit requested, plus the undrawn amount of all other Letters of Credit of all Account Parties requested on such date, plus the aggregate undrawn portion of all other Letters of Credit of all Account Parties as of such date, plus the undrawn amount of all Letters of Credit of all Account Parties requested but not yet issued as of such date, plus the unreimbursed amount of any draws under Letters of Credit of all Account Parties as of such date (in each case determined as aforesaid), plus the aggregate principal amount of all Advances outstanding under the Revolving Credit Notes and the Swing Line Notes, including any Advances requested to be made on such date (determined on the basis of the Current Dollar Equivalent of any Advances denominated in any Alternative Currency, and the Dollar Amount of any Advances in Dollars), do not exceed the lesser of (i) the Revolving Credit Maximum Amount and (ii) the Borrowing Base Limitation, in each case then applicable;

                  (c) whenever the Account Party is a Permitted Borrower, without duplication, the undrawn amount of the Letter of Credit requested by a Permitted Borrower, plus the undrawn amount of all other Letters of Credit requested by the other Permitted Borrowers on such date, plus the aggregate undrawn portion of all other outstanding Letters of Credit issued for the account of the Permitted Borrowers, (in each case determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any such Letters of Credit denominated in any Alternative Currency) issued for the account of the Permitted Borrowers, plus the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line to the Permitted Borrowers, including any Advances requested to be made on such date (in each case determined as aforesaid), do not exceed the lesser of (i) the Aggregate Sublimit and (ii) the Borrowing Base Limitation, in each case then applicable;

                  (d) the obligations of Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of Company and Permitted Borrowers and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by Company or the Permitted Borrowers;

                  (e) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, except to the extent such representations and warranties (other than Section 6.15 hereof, which shall be deemed to be remade as of the date of issuance of such Letter of Credit for purposes of this clause (e), notwithstanding the limitation contained therein) are not, by their terms, continuing representations and warranties, but speak only as of a specific date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                  (f) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of Company or the Permitted Borrowers;

                  (g) the Account Party requesting the Letter of Credit shall have delivered to Agent at its Issuing Office, not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent and its Issuing Office;

                  (h) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit requested, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Agent refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                  (i) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Agent to issue or any Bank to take an assignment of its Percentage of the requested Letter of Credit (as determined in the sole discretion of Agent or such Bank, as the case may be), no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting (as determined by Agent) the extension of credit by banks; and

                  (j) Agent shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in Section 3.2 (a) through (f) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. Agent shall give notice, substantially in the form attached as Exhibit I, to each Bank of the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 Letter of Credit Fees. Company shall pay to the Agent for distribution to the Banks in accordance with their Percentages, Letter of Credit Fees as follows:

                  (a) A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the Dollar Amount of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of any Letters of Credit denominated in any Alternative Currency) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement), inclusive of the facing fee of one-eighth of one percentage point (1/8%) per annum on the face amount thereof to be retained by Agent under Section 3.5 hereof.

                  (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit,


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limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Agent or any Bank or (ii) impose on Agent or any Bank any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Agent or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Agent's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Agent or such Bank, as the case may be, the Company shall, within ten days following demand for payment, pay to Agent or such Bank, as the case may be, from time to time as specified by the Agent or such Bank, additional amounts which shall be sufficient to compensate the Agent or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Agent or such Bank, as the case may be, as a result of any event mentioned in clause
(i) or (ii) above, submitted to the Company, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                  (c) All payments by the Company or the Permitted
Borrowers to the Agent or the Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company and the Permitted Borrowers by the Agent. The fees described in clause (a) above shall be nonrefundable under all circumstances, shall be payable semi-annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than six months) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Issuance Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees (including a letter of credit facing fee of one-eighth of one percentage point (1/8%) to be retained by Agent for its own account), the Company or the applicable Account Party shall pay, for the sole account of the Agent, standard documentation, administration, payment and cancellation charges assessed by Agent or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

         3.6 Draws and Demands for Payment Under Letters of Credit.

                  (a) The Company and each applicable Account Party agree to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company or the applicable Account Party, and the Company or the applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, with respect to Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit and, with respect to Letters of Credit denominated in any


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


Alternative Currency, a Eurocurrency-based Advance of the Revolving Credit in the applicable Alternative Currency with an Interest Period, commencing three
(3) Business Days following the date of Agent's payment pursuant to the applicable Letter of Credit, of one month (or, if unavailable, such other Interest Period as selected by Agent in its sole discretion), in each case for the account of the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance or Eurocurrency-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 3 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Company or the applicable Account Party under this Section 3.6 shall be deemed satisfied, provided that, with respect to any such Eurocurrency-based Advance deemed to have been made hereunder, Company or the applicable Permitted Borrower shall also be obligated to pay to the Agent, for Agent's sole account, interest on the aggregate amount paid by the Agent under the applicable draft or other demand for payment at Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount plus the Applicable Margin then in effect for Eurocurrency-based Advances, from the date of Agent's payment pursuant to any Letter of Credit to the date of the commencement of the Interest Period for the applicable Eurocurrency-based Advance deemed to have been made, as aforesaid, such interest (the "Gap Interest") to be due and payable on the last day of the initial Interest Period established for such deemed Advance.

                  (b) If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Company or applicable Account Party shall have satisfied its reimbursement obligation under
Section 3.6(a) hereof by payment to the Agent on such date. The Agent shall further use reasonable efforts to provide notice to the Company and the applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under
Section 3.6(a) hereof.

                  (c) Upon issuance by the Agent of each Letter of Credit hereunder (except in respect of any Letter of Credit issued after Agent has obtained actual knowledge that an Event of Default has occurred and is continuing), each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Banks under Section 3.6(b) hereof is not given to the Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand) or three (3) Business Days thereafter in respect of draws or demands under Letters of Credit issued in any Alternative Currency, shall make its Percentage of the amount paid by the Agent, and not reimbursed by the Company or applicable Account Party on such day, available in the applicable Permitted Currency and in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Agent forthwith on demand such


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


amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall be deemed to constitute an Advance by such Bank disbursed in respect of the reimbursement obligation of the Company or applicable Account Party under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent. Furthermore, in the event of the failure by Company or the Permitted Borrowers to pay the Gap Interest required under the proviso to Section 3.6(a) hereof, each of the Banks shall pay to Agent, within one Business Day following receipt from Agent of written request therefor, its pro rata portion of said Gap Interest, excluding any portion thereof attributable to the Applicable Margin.

         Notwithstanding the foregoing, however, no Bank shall be deemed to have acquired a participation in a Letter of Credit if, prior to the issuance of the Letter of Credit by the Agent, the Agent had received written notice from any Bank that a Default or an Event of Default had occurred and was continuing and directing the Agent to suspend the issuance of Letters of Credit; provided, however that the Banks shall be deemed to have acquired such a participation upon the date of which such Default or Event of Default has been cured or has been waived by the requisite Revolving Credit Banks, as applicable.

                  (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of Company and any Account Party to make payments to Agent or the Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

                  (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

                  (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in


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

connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (f) Any failure, omission, delay or lack on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party; or

                  (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent or any Bank. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Bank.

         3.8 Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                  (a) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and, except pursuant to Section 12.3 hereof, Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Agent with due care and Agent may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.


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

                  (b) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibility with respect to (i) the obligations of Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledges that they have made and will continue to make their own evaluations of Company's and the Account Parties' creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

                  (c) If at any time Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentages and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Company and Account Parties shall not be required to indemnify the Banks and the Agent and such other persons, and the Agent shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Agent's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.


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

                  (a) It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which Agent or the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of Agent or the Banks under this Section that Company or the applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         3.10 Right of Reimbursement. Each Bank agrees to reimburse the Agent on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Agent to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by Company or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent solely as a result of Agent's gross negligence or willful misconduct or by the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         3.11 Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit, and each application submitted in connection with each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit Agreement. On the date of execution of this Agreement, the Agent shall be deemed automatically to have sold and transferred, and each other Bank shall be deemed automatically, irrevocably, and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (on the terms set forth herein), to the extent of such other Bank's Percentage, in each Existing Letter of Credit and the applicable reimbursement obligations with respect thereto and any security therefor or guaranty pertaining thereto. Letter of Credit Fees paid under the Prior Credit Agreement shall not be recalculated, redistributed or reallocated by Agent to the Banks; provided that the Company shall pay to any new Banks becoming parties hereto on the Effective Date (or any existing Bank increasing its Percentage on such date) a special letter of credit fee on the Existing Letters of Credit, calculated on the basis of the Letter of Credit Fees which would be applicable to such Existing Letters of Credit if issued on the date hereof (but in the case of any existing Bank, computed only to the extent of the applicable increase in its Percentage) for the period from the Effective Date to the expiration date of such Existing Letters of Credit.

         4. MARGIN ADJUSTMENTS


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


         4.1 Margin Adjustments. Adjustments to the Applicable Margin based on Schedule 1.1 hereto (to the extent required in said Schedule), shall be implemented in accordance with this Article 4.

         4.2 Prospective Effect Only. Adjustments to the Applicable Margin hereunder shall be given prospective effect only, effective (i) as to all Prime-based Advances outstanding hereunder, immediately upon any change in the Rating Level then in effect, and (ii) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the date of the obtaining and/or any change in the Rating Level in effect hereunder, in each case with no retroactivity or claw-back.

         4.3 Eurocurrency-based Advances. With respect to
Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon any change in the Rating Level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with Section 4.2 hereof.

         5. CONDITIONS

         The obligations of Banks to make Advances or loans pursuant to this Agreement are subject to the following conditions, provided however that Sections 5.1 through 5.8 below shall only apply to the initial Advances or loans hereunder:

         5.1 Execution of Notes, this Agreement and the other Loan
Documents. The Company (on or before the date hereof) and the Permitted Borrowers (prior to requesting any Advance hereunder), as applicable, shall have executed and delivered to the Agent for the account of each Bank, the Revolving Credit Notes if requested by the Banks, the Swing Line Notes if requested by the Swing Line Bank (solely for the account of the Swing Line Bank), this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and amendments to or reaffirmations of the Collateral Documents, the Guaranties and other Loan Documents (or new documents), as required hereunder, and, as applicable, such Revolving Credit Notes, the Swing Line Notes, this Agreement and the other Loan Documents shall be in full force and effect.

         5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of the Company and each of the Permitted Borrowers evidencing approval of the form of this Agreement, the Notes and the other Loan Documents to which such Person is a party and authorizing the execution, delivery and performance thereof and the borrowing of Advances hereunder; (ii) (A) certified copies of the Company's and each of the Permitted Borrowers' articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) a certificate of good standing


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

from the state of the Company's incorporation and from the applicable state of incorporation or other jurisdiction of incorporation of each of the Permitted Borrowers.

         5.3 Representations and Warranties -- All Parties. The representations and warranties made by the Company, each of the Permitted Borrowers or any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents (excluding the Agent and the Banks), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

         5.4 Compliance with Certain Documents and Agreements. The Company and the Permitted Borrowers (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

         5.5 Company's Certificate and Opening Borrowing Base Certificate.
The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions set forth in this Section 5 have been fully satisfied, accompanied by a Borrowing Base Certificate dated as of the proposed Effective Date.

         5.6 Payment of Agent's and Other Fees. Company shall have paid to the Lead Arranger any arranger's fee under any fee letter in effect as of the date hereof between Company and the Lead Arranger, to the Agent the Closing Fee (for distribution to the Banks hereunder), and to the Agent, the Agent's Fees and all costs and expenses required hereunder.

         5.7 [Reserved].

         5.8 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

         5.9 Continuing Conditions. The obligations of the Banks to make any of the Advances or loans under this Agreement, including but not limited to the initial Advances of the Revolving Credit or the Swing Line hereunder, shall be subject to the following continuing conditions:

                  (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);

                  (b) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results of operations of the Company or its

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

Subsidiaries, taken as a whole, from December 31, 2002, except changes in the ordinary course of business, or any subsequent December 31st, if the Agent determines, with the concurrence of the Majority Banks, based on the Company's financial statements for such subsequent fiscal year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph to the date of the proposed Advance hereunder;

                  (c) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the making of the applicable Advance, except to the extent such representations and warranties are not, by their terms, continuing representations and warranties, but speak only as of a specific date; and

                  (d) All documents executed or submitted pursuant hereto shall be satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory, regulatory or decisional law applicable hereto) shall be satisfactory to counsel to Agent and counsel to each of the Banks.

         6. REPRESENTATIONS AND WARRANTIES

         Company and the Permitted Borrowers represent and warrant and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         6.1 Corporate Authority. Each of the Company, the Subsidiaries and each of the Permitted Borrowers is a corporation, limited liability company or partnership duly organized and validly existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; each of the Company, the Subsidiaries and each of the Permitted Borrowers is duly qualified and authorized to do business as a corporation, limited liability company or partnership (or comparable foreign entity) in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a Material Adverse Effect.

         6.2 Due Authorization -- Company. Execution, delivery and performance of this Agreement, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement, and the issuance of the Notes by and extensions of credit to the Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's articles of incorporation or bylaws, and, except as have been previously obtained or as referred to in Section 6.16, below, do not require the consent or approval, material to the transactions contemplated by this Agreement, or the Loan Documents, of any governmental body, agency or authority.


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

         6.3 Due Authorization -- Permitted Borrowers. Execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement by each of the Permitted Borrowers, and extensions of credit to the Permitted Borrowers, are (or will be, on the applicable date of delivery of such Loan Documents) within their respective corporate powers, have been (or will be, as aforesaid) duly authorized, are not (or will not be, as aforesaid) in contravention of law or the terms of articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and, except as have been previously obtained (or as referred to in Section 6.16, below), do not (or will not, as aforesaid) require the consent or approval, material to the transactions contemplated by this Agreement, or the other Loan Documents, of any governmental body, agency or authority.

         6.4 Title to Property. Each of the Company, each of the Permitted Borrowers and each of the Subsidiaries has good and valid title to the property owned by it, which property (individually or in the aggregate) is material to the business or operations of the Company and its Subsidiaries, taken as a whole, excluding imperfections in title not material to the ownership, use and/or enjoyment of any such property.

         6.5 Liens. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company, any of the Permitted Borrowers or any of the Subsidiaries, except for those Liens permitted under Section 8.6 hereof.

         6.6 Subsidiaries. As of the date of this Agreement, there are no directly or indirectly owned Subsidiaries of the Company, except for those Subsidiaries identified in Schedule 6.6, attached hereto.

         6.7 Taxes. The Company and its Subsidiaries each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent (i) such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP, or (ii) disclosed on Schedule 6.7, attached hereto.

         6.8 No Defaults. (a) There exists no default under the provisions of any instrument evidencing any permitted Debt of the Company or its Subsidiaries or connected with any of the permitted Liens, or of any agreement relating thereto, except where such default could not reasonably be expected to have a Material Adverse Effect and would not violate this Agreement or any of the other Loan Documents according to the terms thereof.

                  (a) The Company and the Permitted Borrowers are in compliance with the Borrowing Base Limitation.


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

         6.9 Enforceability of Agreement and Loan Documents -- Company. This Agreement, the Notes, each of the other Loan Documents to which the Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by duly authorized officers of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.10 Enforceability of Domestic Guaranty -- Significant Domestic Subsidiaries. The Domestic Guaranty, and all other certificates, agreements and documents executed and delivered by each Significant Domestic Subsidiary under or in connection with this Agreement will, upon execution and delivery thereof, have each been duly executed and delivered by duly authorized officers of each such Significant Domestic Subsidiary and constitute the valid and binding obligations of each such Significant Domestic Subsidiary, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.11 Enforceability of Loan Documents -- Permitted Borrowers. This Agreement, the Notes, each of the other Loan Documents to which any of the Permitted Borrowers is a party, and all certificates, documents and agreements executed in connection herewith or therewith by the Permitted Borrowers have each been duly executed and delivered by duly authorized officers of the applicable Permitted Borrower and constitute the valid and binding obligations of the Permitted Borrowers, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.12 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, material agreement or material undertaking to which the Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.13 Non-contravention -- Significant Domestic Subsidiaries. The execution, delivery and performance of the Domestic Guaranty and any other documents and instruments required under or in connection with this Agreement by each Significant Domestic Subsidiary (upon execution and delivery thereof) will not be in contravention of the terms of any indenture, material agreement or material undertaking to which each such Significant Domestic Subsidiary is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the



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

other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.14 Non-contravention -- Permitted Borrowers. The execution, delivery and performance of this Agreement, those other Loan Documents signed by the Permitted Borrowers, and any other documents and instruments required under or in connection with this Agreement by the Permitted Borrowers are not in contravention of the terms of any indenture, material agreement or material undertaking to which any of the Permitted Borrowers is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transaction contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.15 No Litigation. Except as set forth in Schedule 6.15 annexed hereto, as of the Effective Date, no litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company or any Subsidiary, the outcome of which could reasonably be expected to have a Material Adverse Effect.

         6.16 Consents, Approvals and Filings, Etc. Except as have been previously obtained no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, any of the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; or (ii) by the Permitted Borrowers, of this Agreement, the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by Permitted Borrowers in connection therewith or herewith. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         6.17 Agreements Affecting Financial Condition. Neither the Company, the Permitted Borrowers nor any of the Subsidiaries is party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

         6.18 No Investment Company; No Margin Stock. None of the Company, any of the Permitted Borrowers, nor any of the Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Letters of Credit and none of the proceeds of any of the Advances will be used by the Company, any of the Permitted Borrowers or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company, the Permitted Borrower or any of the Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are



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

provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. None of the Company, any of the Permitted Borrowers nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.19 ERISA. Neither a Reportable Event which is material to the Company and its Subsidiaries taken as a whole nor an accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan. Each Pension Plan has complied and continues to comply in all material respects with the applicable provisions of ERISA and the Internal Revenue Code and any applicable regulations thereof (and, if applicable, any comparable foreign law provisions), except to the extent that any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any ERISA Affiliate did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits. Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan within the five year period prior to the date of this Agreement, nor does the Company or any ERISA Affiliate presently intend to completely or partially withdraw from any Multiemployer Plan, and neither the Company nor any ERISA Affiliate would become subject to fines, penalties or any other liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date of this Agreement. To the best of Company's knowledge, no such Multiemployer Plan is in bankruptcy or reorganization or insolvent. There is no pending or, to the best of Company's knowledge, threatened litigation or investigation questioning the form or operation of any Pension Plan, nor is there any basis for any such litigation or investigation which if adversely determined could reasonably be expected to have a Material Adverse Effect, as of the valuation date most closely preceding the date of this Agreement.

         6.20 Environmental Matters and Safety Matters. (a) The Company and each Subsidiary is in compliance with all applicable federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all applicable Hazardous Materials Laws in jurisdictions in which the Company or any such Subsidiary owns or operates a facility or site, or arranges for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts for transport any hazardous substances, solid wastes or other wastes or holds any interest in real property or otherwise, except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (a) All federal, state, provincial, local and foreign permits, licenses and authorizations required for present or (to the best of the Company's knowledge) past use of the facilities and other properties or activities of the Company and each Subsidiary have been obtained and are presently in effect, and there is and has been full compliance with all such


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

permits, licenses or authorizations, except, in all cases, where the failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect.

                  (b) No demand, claim, notice, suit (in law or equity), action, administrative action, investigation or inquiry (including, without limitation, the listing of any property by any domestic or foreign governmental entity which identifies sites for remedial, clean-up or investigatory action) whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any applicable Hazardous Materials Laws is pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or, to the best of the Company's knowledge, has held an interest or any present or, to the best of the Company's knowledge, past operation of the Company or any such Subsidiary, except for such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Company nor any of its Subsidiaries, whether with respect to present or, to the best of the Company's knowledge, past operations or properties, (i) is, to the best of the Company's knowledge, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (ii) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in or upon any of its properties in violation of any applicable Hazardous Materials Laws, or (iii) knows of any basis for any such investigation or notice, or for the existence of such a violation, except for such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any applicable Hazardous Materials Laws, except for any such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.21 Accuracy of Information. Each of the Company's audited or unaudited financial statements previously furnished to Agent and the Banks by the Company prior to the date of this Agreement, is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby; any projections of operations for future years previously furnished by Company to Agent and the Banks have been prepared as the Company's good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 2002 there has been no material adverse change in the financial condition of the Company or its Subsidiaries, taken as a whole, except changes in the ordinary course of business; neither the Company, nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 2002 balance sheet which could reasonably be expected to have a Material Adverse Effect.



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

         7. AFFIRMATIVE COVENANTS

         Company and each of the Permitted Borrowers covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries (but excluding, for purposes of Sections 7.3 through 7.8, 7.17 and 7.18 through 7.23 hereof, any Special Purpose Subsidiary) to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

         7.1 Preservation of Existence, Etc. Subject to the terms of this
Agreement: (i) preserve and maintain its existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; (ii) qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; (iii) continue to engage only in businesses as substantially now conducted by the Company and its Subsidiaries and businesses reasonably related thereto; (iv) at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and (v) from time to time make, or cause to be made, all necessary or appropriate repairs, replacements, betterments and improvements thereto such that the businesses carried on in connection therewith may be properly and advantageously conducted at all times.

         7.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.

         7.3 Reporting Requirements. Furnish Agent with:

                  (a) as soon as possible, and in any event within three calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his absence, a responsible senior officer) setting forth details of such Default or Event of Default and the action which the Company or such Permitted Borrower has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

                  (b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, (i) a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Banks together with an unaudited Consolidating report of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation; and (ii) a Covenant Compliance Report and (iii) a "static pool analysis" substantially in the form delivered under the Prior Credit Agreement and in any event satisfactory in form and substance to the Majority Banks, which analyzes the performance of Company's and each Permitted Borrower's Installment Contracts (segregated between the Company's North American operations and its UK operations) on a quarterly basis, in each case certified by an authorized officer of the Company as to consistency with prior such analyses, accuracy and fairness of presentation;



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

                  (c) as soon as available, and in any event within sixty (60) days after and as of the end of each quarter, excluding the last quarter, of each fiscal year, (i) a Consolidated and Consolidating balance sheet, income statement and statement of cash flows of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation; (ii) a Covenant Compliance Report and (iii) a "static pool analysis" substantially in the form delivered under the Prior Credit Agreement and in any event satisfactory in form and substance to the Majority Banks, which analyzes the performance of Company's and each Permitted Borrower's Installment Contracts (segregated between the Company's North American operations and its UK operations) on a quarterly basis, in each case certified by an authorized officer of the Company as to consistency with prior such analyses, accuracy and fairness of presentation;

                  (d) as soon as available, and in any event within twenty (20) Business Days after and as of the end of each quarter, including the last quarter, of each fiscal year, a Borrowing Base Certificate as of the end of such quarter, certified by an authorized officer of the Company as to accuracy and fairness of presentation;

                  (e) as soon as possible, and in any event within three (3) Business Days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Subsidiaries or any of the Permitted Borrowers, a certificate of the chief financial officer of Company (or in his absence, a responsible senior officer) setting forth the details of such change, or (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a tax position (verbal or written) which could have a materially adverse effect upon the Company, any of its Subsidiaries or any of the Permitted Borrowers (or any such tax position taken by the Company or any of its Subsidiaries or any of the Permitted Borrowers) setting forth the details of such position and the financial impact thereof;

                  (f) as soon as available (and with copies for each of the Banks), the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the first three fiscal quarters of each of Company's fiscal years, and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company's fiscal years; and as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange Commission or other federal regulatory or taxing agencies or authorities in the United States, or comparable agencies or authorities in foreign jurisdictions, or any stock exchanges in such jurisdictions;

                  (g) promptly as issued (and with copies for each of the Banks), all press releases, notices to shareholders and all other material communications transmitted by the Company or any of its Subsidiaries; and, concurrently with each incurrence thereof written notice that new Future Debt has been incurred, accompanied by copies of the material documents governing such Debt and a certification that, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company is otherwise in compliance with this Agreement;

                  (h) from time to time at the request of Agent or any Bank, a copy of the standard form of Company's Dealer Agreement then in effect for the Company's operations in



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

the United States of America, England and each other material jurisdiction, identifying any material changes from the form supplied to the Banks hereunder for the preceding year;

                  (i) on or before ninety (90) days after the commencement of each fiscal year, a Consolidated plan and financial projections and which shall reflect any Future Debt or Permitted Securitizations contemplated to be incurred or made for the succeeding two years of the Company and its Significant Subsidiaries including, without limitation, a Consolidated and Consolidating balance sheet and a Consolidated and Consolidating statement of projected income and cash flow of the Company for each of the succeeding two fiscal years and including a statement in reasonable detail specifying all material assumptions underlying the projections;

                  (j) promptly upon the request of Agent or the Majority Banks (acting through Agent) from time to time, a "static pool analysis" which analyzes the performance of any Installment Contracts or Leases transferred, encumbered, reallocated from the Non-Specified Interest to a Specified Interest or otherwise disposed of pursuant to a Permitted Securitization comparable to the static pool analysis required to be delivered pursuant to subparagraph (c) of this Section 7.3; and

                  (k) on an annual basis, a report as to the Company's Debt Rating, if then maintained by the Company, provided that the Company shall also promptly report any changes in such Debt Rating;

                  (l) promptly, and in form to be satisfactory to Agent and the requesting Bank or Banks, Borrowing Base Certificates and such other information as Agent or any of the Banks (acting through Agent) may reasonably request from time to time.

         7.4 Maintain Asset Coverage Ratio. On a Consolidated basis, maintain at all times, Consolidated Net Assets at a level greater than or equal to Consolidated Funded Debt.

         7.5 Maintain Total Liabilities Ratio Level. On a Consolidated basis, maintain as of the end of each fiscal quarter a ratio of Consolidated Total Liabilities (including in the calculation thereof, for purposes of this Section 7.5, all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP other than Debt represented by Intercompany Loans incurred by the English Special Purpose Subsidiary pursuant to the UK Restructuring) to the Company's Consolidated Tangible Net Worth equal to or less than 1.50 to 1.0.

         7.6 Minimum Tangible Net Worth. On a Consolidated basis, maintain Consolidated Tangible Net Worth of not less than Two Hundred Sixty-Five Million Dollars ($265,000,000), plus the sum of (i) eighty percent (80%) of Consolidated Net Income for each fiscal quarter of the Company (A) beginning on or after April 1, 2003, (B) ending on or before the applicable date of determination thereof, and (C) for which Consolidated Net Income as determined above is a positive amount and (ii) the Equity Offering Adjustment.

         7.7 Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 2.75 to 1.0, unless the remaining maturity of the Revolving Credit shall be less than 366 days, in which case such ratio shall be maintained at not less than 3.50 to 1.00.




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

         7.8 Inspections. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives to examine (and make copies of) Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties (including without limitation, any Collateral) of every kind and description including, without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings, wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Banks agrees upon request of the inspected party to execute a confidentiality agreement (satisfactory to Agent or the inspecting Bank, as the case may be, and such party) on behalf of the Agent or such inspecting Bank and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Banks or prohibit the inspecting Bank from revealing such information to Agent or another Bank. Notwithstanding the foregoing, all information furnished to the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.13 hereof.

         7.9 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not reasonably be expected to have a Material Adverse Effect.

         7.10 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's and the Permitted Borrowers' expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents, including without limitation any Collateral Documents required under Section 7.20 hereof.

         7.11 Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its material property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated (and including such lender loss payee clauses and/or endorsements as Agent or the Majority Banks may request following the delivery of the Collateral Documents under Section 7.20 hereof), provided that such insurance is commercially available, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to


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

which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice.

         7.12 Indemnification. With respect to the Company, indemnify and save Agent and each of the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be; and, with respect to each of the Permitted Borrowers, indemnify and save Agent and each of the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks with respect to such Permitted Borrower by reason of an Event of Default or enforcing the obligations of such Permitted Borrower under this Agreement or the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents, other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be.

         7.13 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company or any of the Permitted Borrowers or Guarantors, as the case may be, in connection therewith or herewith.

         7.14 Compliance with Contractual Obligations and Laws.

                  (a) Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Materials Laws and any consumer protection, truth in lending, disclosure and other similar laws and regulations governing the provision of financing to consumers), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Comply in all material respects with all applicable federal, state and/or foreign laws and regulations in effect from time to time governing the due and proper creation of installment sales contracts, motor vehicle leases or similar indebtedness or obligations and of the creation, perfection and/or protection, as applicable, of first priority security interests or lessor's interests in motor vehicles being financed and/or sold and/or leased pursuant thereto, as applicable.



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

         7.15 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign Pension Plans) and promptly notify Banks upon the occurrence of any of the following events:

                  (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Internal Revenue Code and any Multiemployer Plan);

                  (b) the appointment of a trustee by a United States District Court to administer any Pension Plan pursuant to ERISA;

                  (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

                  (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                  (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

                  (f) the occurrence of an accumulated funding deficiency (as defined in Section 6.18 hereof) or a Reportable Event; or

                  (g) (g) the occurrence of a Prohibited Transaction which could reasonably be expected to have a Material Adverse Effect.

         7.16 Environmental Matters.

                  (a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting any premises owned or occupied by Company or any of its Subsidiaries, whether resulting from conduct of Company or any of its Subsidiaries or any other Person, if required by Hazardous Material Laws, all such actions to be taken in accordance with such laws, and the orders and directives of all applicable federal, state and local governmental authorities; and

                  (b) Defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises



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owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous
Material Laws and/or (vii) any violation by Company or any of its Subsidiaries of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank (whether before or after the occurrence of any Default or Event of Default), court costs and litigation expenses; and, if so requested by Agent or any Bank, Company shall execute, and shall cause the Permitted Borrowers to execute, separate indemnities covering the foregoing matters. The obligations of Company and Permitted Borrowers under this Section
7.16 shall be in addition to any and all other obligations and liabilities the Company or any of the Permitted Borrowers may have to Agent or any of the Banks at common law or pursuant to any other agreement.

         7.17 Installment Contract Standards. (a) Cause each Installment Contract relating to Advances to Dealers or encumbered by the Collateral Documents and each Lease purchased and/or entered into by or on behalf of Company or any Subsidiary included in Leased Vehicles or encumbered by the Collateral Documents to satisfy the following requirements:

                           (i) Such Installment Contract or Lease (and the
                  interest of Company or its Subsidiaries thereunder) has not been sold, transferred or otherwise assigned or encumbered by the Company or its Subsidiaries to any Person, other than to the Lenders pursuant to the Collateral Documents;

                           (ii) The Installment Contract obligor or lessee under
                  such Lease thereunder is not an Affiliate of the Company; and

                           (iii) Such Installment Contract or Lease is owned by
                  Company or a Subsidiary, or Company or a Subsidiary has a valid first priority perfected security interest therein (provided that the failure of up to $2,500,000 in aggregate amount of such financial assets, valued according to GAAP, to satisfy the requirements of this clause (iii) shall not constitute a violation of this Section 7.17); and

                  (b) Exercise its best efforts to enforce the provisions of its Dealer Agreements relating to the eligibility criteria for Advances to Dealers and for Leases, including without limitation:

                           (i) it has not been rescinded and it is a valid,
                  binding and enforceable obligation of the applicable Installment Contract obligor or lessee under such Lease;

                           (ii) it is enforceable against the applicable
                  Installment Contract obligor or lessee under such Lease for the amount shown as owing in the contract and in any related records;

                           (iii) it complied at the time it was originated or
                  made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws, and regulations thereunder, including, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal



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                  Trade Commission Act, the Magnuson-Moss Warranty Act, Federal
                  Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;

                           (iv) it is not subject to any material offset,
                  credit, allowance or adjustment;

                           (v) the Company or a Subsidiary has a first and prior
                  perfected security interest or ownership interest (subject only to the applicable Lease) (received directly or by assignment) in the financed or leased vehicle securing the performance of the applicable Installment Contract obligor or lessee under such Lease;

                           (vi) the financed vehicle has been delivered to the
                  applicable Installment Contract obligor or lessee under such Lease and, on the date of delivery, satisfied all warranties, expressed or implied, made to such Installment Contract obligor or lessee under such Lease; and

                           (vii) the applicable Installment Contract obligor or
                  lessee under such Lease owns or leases the motor vehicle free of all liens or encumbrances, except the security interest granted to Company or a Subsidiary or the lessor's interest held by Company or a Subsidiary (received in each case directly or by assignment) in the applicable Installment Contract or Lease.

         7.18 Financial Covenant Amendments. In the event that, at any time while this Agreement is in effect, the Company shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to the Indebtedness hereunder and such indebtedness shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants which are not substantially identical to the financial covenants set forth in this Agreement, the Company shall so advise the Agent in writing. Such notice shall be accompanied by a copy of the applicable agreement containing such financial covenants. The Agent shall promptly furnish a copy of such notice and the applicable agreement to each of the Banks. If the Majority Banks determine in their sole discretion that some or all of the financial covenants set forth in such agreement are more favorable to the lender thereunder than the financial covenants set forth in this Agreement ("More Favorable Terms") and that the Majority Banks desire that this Agreement be amended to incorporate the More Favorable Terms, then the Agent shall give written notice of such determination to the Company. Thereupon, and in any event within thirty (30) days following the date of notice by Agent to the Company, Company and the Banks shall enter into an amendment to this Agreement incorporating, on terms and conditions acceptable to the Majority Banks, the More Favorable Terms.

         7.19 Subsidiaries; Guaranties. With respect to each Person which becomes a Significant Subsidiary of the Company subsequent to the Effective Date hereof, within thirty (30) days of the date of Company's delivery of the financial statements required under Section 7.3(b) or 7.3(c) which establish that such Person is or has become a Significant Subsidiary (but in any event, in the case of a Permitted Borrower, prior to the time such Permitted Borrower



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shall be entitled to request any Advances hereunder), cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, a Joinder Agreement whereby such Significant Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty or the Foreign Guaranty, as applicable, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent, acting in its capacity as Collateral Agent, as aforesaid.

         7.20 Subsidiaries; Security Documents. (a) Promptly upon the creation or acquisition of any Significant Domestic Subsidiary, (i) grant (or cause to be granted) a security interest and lien to the Agent, acting in its capacity as Collateral Agent under the Intercreditor Agreement, in the Collateral owned by such Significant Domestic Subsidiary substantially on the terms provided in the Security Agreement and (ii) pledge (or cause to be pledged) to the Agent, acting in its capacity as Collateral Agent under the Intercreditor Agreement, all of the outstanding capital Stock of such Significant Domestic Subsidiary which is owned by the Company or its Subsidiaries substantially on the terms provided in the Security Agreement, in each case, as security for the Indebtedness;

                  (a) promptly upon the creation or acquisition of any Significant Foreign Subsidiary owned directly by the Company or a Domestic Subsidiary subject to clause (c) of this Section 7.20), pledge to the Agent, acting in its capacity as Collateral Agent under the Intercreditor Agreement, sixty-five percent (65%) of the outstanding capital stock of such Significant Foreign Subsidiary (determined on the basis of the total combined voting power of all classes of stocks of such subsidiary) to the extent owned by Company or its Subsidiaries, in a form reasonably satisfactory to the Agent (acting in its capacity as Collateral Agent, as aforesaid), in each case as security for the Indebtedness;

                  (b) intentionally reserved; and

                  (c) within thirty days following Agent's request (given at the direction or with the concurrence of the Majority Banks) in the event of a material change in any Dealer Agreement (or any related document) which, in the reasonable discretion of Agent and the Majority Banks (supported by an opinion of counsel) adversely affects any Collateral Document or which necessitates a change in any Collateral Document in order to provide Agent and the Banks with the full benefit thereof (and to extend such Collateral Documents to any additional property rights or interests resulting from any such change in a Dealer Agreement), enter into such amendments to the Collateral Documents so affected, on terms and conditions as reasonably required by the Agent, acting in its capacity as Collateral Agent, as aforesaid, or as Agent hereunder;

together in each case with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent, acting in its capacity as Collateral Agent as aforesaid.

         7.21 Foreign Subsidiaries Security. If, following a change in the relevant sections of the Internal Revenue Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company and the Permitted Borrowers acceptable to the Agent does not within 90 days after a request from the Agent (given



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with the concurrence or at the direction of a Supermajority of the Banks)
deliver evidence, in form and substance mutually satisfactory to the Agent and the Company, that, with respect to each Significant Foreign Subsidiary whose entire share capital, to the extent owned, directly or indirectly, by the Company has not been encumbered in favor of the Lenders (a) a pledge of 66-2/3 % or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (b) the entering into a guaranty in substantially the form of the Domestic Guaranty by such Significant Foreign Subsidiary, in either such case would cause the undistributed earnings of such Significant Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Significant Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (a) above, that portion of such Significant Foreign Subsidiary's outstanding capital stock so issued by such Significant Foreign Subsidiary not theretofore pledged pursuant to the Collateral Documents hereunder shall be promptly pledged to the Agent for the benefit of the Lenders pursuant to the Security Agreement (or another pledge agreement in substantially similar form, if needed) and, in the case of failure to deliver the evidence described in clause (b) above, such Significant Foreign Subsidiary shall promptly execute and deliver the Domestic Guaranty (or another guaranty in substantially the same form, if needed), in each case to the extent that entering into a pledge agreement or such Guaranty is permitted under the laws of the respective foreign jurisdiction and all such documents (including supporting documentation comparable to that required under Sections 7.19 and
7.20 hereof) delivered pursuant to this Section 7.21 shall be satisfactory to the Majority Banks.

         7.22 Intentionally Reserved.

         7.23 Intentionally Reserved

         8. NEGATIVE COVENANTS

         Company and each of the Permitted Borrowers covenant and agree that, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries (but excluding, for purposes of Sections 8.10, 8.13, 8.14 and 8.15 hereof, any Special Purpose Subsidiary), without the prior written consent of the Majority Banks, to:

         8.1 Redemptions. Purchase, acquire or redeem any of its capital stock, except for a Permitted Repurchase.

         8.2 Business Purposes. Engage in, or make any investment in any business engaged in, the provision of property and casualty insurance unless the Company or such Subsidiary shall maintain reinsurance of its underwriting risk with a third party(ies) rated "A-" or better by S&P or "A3" or better by Moody's for all of the Company's or such Subsidiary's exposure in excess of one hundred percent (100%) of the premiums written by the Company or such Subsidiary; or engage in any business if, after giving effect thereto, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would no longer be the provision of financing programs for the purchase or lease of used motor vehicles, motor vehicle service protection programs, credit life, accident and health insurance programs and other programs related to the foregoing (it being understood that, in the course of the provision of such programs, the


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

Company may be obligated to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies, or claims or refunds under service contracts, and to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements); provided however that the Company and its Subsidiaries shall manage and operate such businesses in substantially the same manner that they are managed and operated as of the date hereof.

         8.3 Mergers or Dispositions. Enter into any merger or consolidation, except for any Permitted Merger or Permitted Transfer under clause (iv) of the definition thereof, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets, except for Permitted Transfers and Permitted Securitization(s) and other transfers made pursuant to the UK Restructuring and except for Program Transfers, provided that, both before and after giving effect thereto (except in the case of Program Transfers), no Default or Event of Default has occurred and is continuing.

         8.4 Guaranties. Become or remain obligated under or in respect of a Guarantee Obligation, except by endorsement of cash items for deposit in the ordinary course of business and except for the Guaranties and the Permitted Guaranties.

         8.5 Debt. Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, or for any other Debt, except for:

                  (a) Indebtedness to Banks hereunder;

                  (b) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company's or any Subsidiary's businesses;

                  (c) the Future Debt;

                  (d) Subordinated Debt, provided, however, that on the date any such Debt is incurred, clauses (a) and (c) of the Funding Conditions shall have been satisfied;

                  (e) Permitted CAC UK Debt and overdraft lines of credit which are unsecured or are secured solely by a guaranty and/or letter of credit provided by Company or similar credit arrangements maintained by the Permitted Borrowers in the ordinary course of business in the countries of their formation, in an amount not to exceed, in the case of CAC UK, Pound
Sterling 4,000,000 and in the case of each of the other Permitted Borrowers, $3,000,000, or the equivalent thereof in an Alternative Currency;

                  (f) such other Debt set forth in Schedule 8.5 attached hereto, if any (in addition to any other matters set forth in this Section 8.5), and any renewals or refinancing of such indebtedness in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof) on substantially the same terms and otherwise in compliance with this Agreement;

                  (g) (i) Intercompany Loans made pursuant to the UK Restructuring, (ii) Intercompany Loans by the Company to any Domestic Subsidiary or by any Domestic



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Subsidiary to the Company or another Domestic Subsidiary (excluding the Titling
Subsidiary, any Special Purpose Subsidiary and any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition) made while no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto), provided, however, that any such Intercompany Loan shall be evidenced by and funded under an Intercompany Note which shall be pledged (pursuant to the Security Agreement) to the Agent, in its capacity as Collateral Agent under the Intercreditor Agreement, as security for the Indebtedness, (iii) Intercompany Loans made to the Titling Subsidiary, subject to the limits set forth in Section 8.8(i) and provided, however, that any such Intercompany Loan shall be evidenced by and funded under an Intercompany Note which shall be pledged (pursuant to the Security Agreement) to the Agent, in its capacity as Collateral Agent under the Intercreditor Agreement, as security for the Indebtedness, (iv) Intercompany Loans by the Company or any Domestic Subsidiary to a Foreign Subsidiary (excluding any Special Purpose Subsidiary and any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition) made while no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto), provided, however, that any such Intercompany Loan shall be evidenced by and funded under an Intercompany Note which shall be pledged (pursuant to the Security Agreement) to the Agent, in its capacity as Collateral Agent under the Intercreditor Agreement, as security for the Indebtedness, and provided, further, that the amount of Intercompany Loans under this clause (iv), when included (without duplication) with Intercompany Loans, Advances and Investments permitted under clause (iii) of Section 8.8(d) hereof, complies with such Section and (v) Intercompany Loans (on a subordinated basis in relation to the Indebtedness on substantially the basis set forth in the form of Intercompany Note, attached hereto) by any Foreign Subsidiary to the Company, another Foreign Subsidiary or a Domestic Subsidiary excluding the Titling Subsidiary, any Special Purpose Subsidiary and any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition;

                  (h) Debt incurred by a Special Purpose Subsidiary under, and secured by assets transferred pursuant to, a Permitted Securitization, whether or not attributable to the Company under GAAP;

                  (i) Debt arising under Hedging Agreements entered into by the Company and/or a Permitted Borrower (copies of which shall be provided to the Agent promptly following the execution thereof and Permitted Guaranties); and

                  (j) other Debt for borrowed money in an amount not to exceed in the aggregate for the Company and its Subsidiaries at any time outstanding, the sum of Five Million Dollars ($5,000,000) (or the Alternative Currency equivalent thereof), which Debt shall be unsecured except to the extent of any Lien permitted under Section 8.6(d) hereof.

         8.6 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

                  (a) in favor of Agent, as security for the Indebtedness and any Liens granted to the holders, to the extent applicable (and subject to the terms of this Agreement), Future Debt



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pursuant to Collateral Documents, on an equal and ratable basis with comparable
Liens granted to Agent, for and on behalf of the Banks;

                  (b) purchase money mortgages or security interests in fixed assets to secure purchase money Debt for fixed assets (including Capitalized Leases or other non-cancelable leases having a term of twelve months or longer) not to exceed an aggregate amount, for the Company and its Subsidiaries, incurred while in compliance with this Agreement and the other Loan Documents, of Ten Million Dollars ($10,000,000) (or the Alternative Currency equivalent thereof) at any one time outstanding, provided that each such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed asset so financed, and any renewal or refinancing (subject to the foregoing) of such Debt;

                  (c) Permitted Liens and any Lien encumbering property interests, rights or proceeds which are the subject of a transfer or encumbrance pursuant to a Permitted Securitization; and

                  (d) Liens on the property of Company or any of its Subsidiaries other than Advances to Dealers, Leased Vehicles, Installment Contracts, Leases or financial assets or other property related thereto, not otherwise permitted under subparagraphs (a) through (c) of this Section 8.6 if the obligations secured by such Liens do not exceed, in an aggregate amount from time to time outstanding, One Million Dollars ($1,000,000).

         8.7 Acquisitions. Other than (i) any Permitted Acquisition, (ii) any transfer to the Company or any Subsidiary of any assets or business or ownership interests by Company or any Subsidiary otherwise permitted by this Agreement or
(iii) any acquisition of any rights or property (including without limitation Specified Interests and Non-Specified Interests) pursuant to a Permitted Securitization or pursuant to the UK Restructuring or the Stapled Stock Restructuring, purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         8.8 Investments. Make or allow to remain outstanding any Investment in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

                  (a) any loan or other advance by Company or a Subsidiary, as the case may be, to any and all of its officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Company and its Subsidiaries does not exceed Three Million Dollars ($3,000,000) (or the equivalent thereof in an Alternative Currency) at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                  (b) Permitted Investments at any time outstanding or in effect;

                  (c) Investments in Company's Subsidiaries existing as of the date of this Agreement;



                                       91
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                  (d) (i) Intercompany Loans, Advances and Investments made
pursuant to the UK Restructuring or the restructuring of the ownership of the Company's Subsidiaries (but without the transfer of any cash or other property other than to the extent necessary, upon formation, to meet minimum capitalization requirements, if any, under applicable law) pursuant to the Stapled Stock Restructuring, as shown on Exhibit R hereto, and Intercompany Loans, Advances and Investments made to the Company or another Subsidiary by a Foreign Subsidiary pursuant to the Stapled Stock Restructuring, (ii) Intercompany Loans, Advances and Investments to or in the Company or any Domestic Subsidiary (excluding the Titling Company, any Special Purpose Subsidiary and any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition), or any Person that concurrently with such Investment becomes a Domestic Subsidiary, made while no Default or Event of Default has occurred and is continuing, and (iii) Intercompany Loans, Advances and Investments from and after the date hereof to or in any Foreign Subsidiaries while no Default or Event of Default has occurred and is continuing (excluding any Special Purpose Subsidiary and any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition) or any Person that concurrently with such Investment becomes a Foreign Subsidiary (excluding any Special Purpose Subsidiary and any other Subsidiary excluded from the definition of Significant Subsidiary by the proviso at the end of such definition), in an aggregate amount for all such Intercompany Loans, Advances and Investments under this clause
(iii) (expressly excluding those made pursuant to the UK Restructuring or the Stapled Stock Restructuring and Guarantee Obligations in favor of the Banks) at any time outstanding, not to exceed in the aggregate thirty percent (30%) of Company's Consolidated Tangible Net Worth;

                  (e) Floor Plan Receivables and Notes Receivable in the ordinary course of business;

                  (f) Advances to Dealers, Leased Vehicles and, subject to the limitation contained in subparagraph (e) of this Section 8.8, receivables arising from the sale or lease of goods and services by the Company or its Subsidiaries, in each case in the ordinary course of business of Company and its Subsidiaries;

                  (g) Permitted Acquisition(s) and Permitted Merger(s), to the extent any such acquisition or merger shall be deemed to constitute an Investment or any Investment in Program Contracts which is not prohibited by
Section 8.18 hereof or in Installment Contracts required to be repurchased by the Company or a Subsidiary under a Program Agreement;

                  (h) Those Investments set forth on the attached Schedule 8.8;

                  (i) Intercompany Loans, Advances and Investments by the Company to or in the Titling Subsidiary, each such loan, advance or investment being (x) allocated to the Non-Specified Interest and made by Company in the ordinary course of conducting its leasing business through the Titling Subsidiary, including without limitation any advances or investments made by the Company (acting as administrative agent under the Titling Subsidiary Agreements) to or in the Titling Subsidiary to reacquire Leases and the related leased vehicles as may be required from time to time under the Administrative Agency Agreement, but only to the extent such Leases (and leased vehicles) are allocated to the Non-Specified Interest immediately prior to the making of the related loan, advance or investment or (y) allocated to a Specified



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Interest and made pursuant to a Permitted Guaranty under clauses (iii)(B), (C)
or (D) of the definition thereof;

                  (j) Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof, consisting of (w) dispositions made pursuant to a Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary to another Subsidiary as part of a Permitted Securitization, in each case to the extent constituting Investments hereunder; (x) advances by Company (as servicer or administrative agent) which are permitted under the definition of Permitted Guaranties; (y) the repurchase or replacement from and after the Effective Date hereof of an aggregate amount not to exceed $5,000,000 in Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) subsequently determined not to satisfy the eligibility standards contained in the applicable Securitization Documents relating to a Permitted Securitization or otherwise required to be repurchased by the applicable Securitization Documents entered into in compliance with the terms of this Agreement, so long as (i) such replacement is accompanied by the repurchase of or release of encumbrances on such financial assets previously transferred or encumbered pursuant to such securitization and in the amount thereof, (ii) any replacement Advances to Dealers, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances to Dealers) or Leases (whether assigned outright or related to Leased Vehicles) are selected by Company according to the requirements set forth in clause (a) of the definition of Permitted Securitization and (iii) such replacements are made at a time when (both before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; (z) amounts required to fund any Cleanup Call under the terms of such Permitted Securitization, and (zz) the disposition to the Company or any Subsidiary (other than a Special Purpose Subsidiary) of the capital stock of any Special Purpose Subsidiary; and

                  (k) Investments, other than those set forth in subparagraphs
(a) through (j) above, in an aggregate amount at any time outstanding not to exceed Five Million Dollars ($5,000,000), or the equivalent thereof in an Alternative Currency.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         8.9 Accounts Receivable and Other Financial Assets. Except (i) to Agent, in its capacity as Agent for and on behalf of the Banks or in its capacity as Collateral Agent under the Intercreditor Agreement or (ii) pursuant to a Permitted Transfer or pursuant to or (iii) in connection with a Permitted Securitization or a Program Transfer or (iv) pursuant to the UK Restructuring, sell, transfer, or assign or reallocate from the Non-Specified Interest to a Specified Interest any account, note, trade acceptance receivable, lease or other financial asset, unless such sale, transfer, assignment or reallocation has been made in the ordinary course of business or, if not in the ordinary course of business, the sum of (x) the face value of the accounts, notes or trade acceptance receivables, leases or other financial assets proposed to be transferred, plus (y) the face value of the accounts, notes or trade acceptance receivables, leases or other financial assets transferred by the Company and its Subsidiaries, excluding the face value of accounts,



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notes or trade acceptance receivables, leases and other financial assets transferred pursuant to clauses (i), (ii), (iii) and (iv) above, since June 30th of the preceding calendar year, does not exceed Fifteen Million Dollars ($15,000,000) or the equivalent thereof in any Alternative Currency; provided, however, that in the case of all sales, transfers, assignments or reallocations permitted under this Section 8.9, no Default or Event of Default shall have occurred and be continuing (both before and after giving effect thereto) and both before and after giving effect to such disposition (and taking into account any reduction in the Indebtedness with the proceeds of such disposition as required hereunder), the Company shall be in compliance with the Borrowing Base Limitation, as confirmed by a Borrowing Base Certificate (and any supporting information reasonably required by the Agent) submitted by the Company not less than five (5) Business Days prior to the date of such disposition, and dated as of the proposed date of such disposition, and by an updated Borrowing Base Certificate (to be provided within 10 Business Days of the date of such disposition).

         8.10 Transactions with Affiliates. Enter into any transaction with any of its stockholders or officers or its Affiliates (including without limitation affiliated Dealers), except in the ordinary course of business and on terms not materially less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

         8.11 No Further Negative Pledges. Enter into or become subject to any agreement (i) prohibiting the guaranteeing by the Company or any Subsidiary of any obligations, (ii) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, or (iii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured, other than (A) loan documents evidencing or otherwise related to the Future Debt, the Permitted CAC UK Debt, or unsecured overdraft lines of credit or similar credit arrangements maintained by the Subsidiaries in the ordinary course of business (but limited to the applicable Subsidiary or the property and assets of the applicable Subsidiary), or any purchase money Debt permitted under this Agreement or the other Loan Documents, but only to the extent of the property acquired with the proceeds of such purchase money Debt, and (B) other than pursuant to any Program Agreement, but only to the extent of the Program Contacts to be transferred to the Program Participant thereunder, and (C) other than pursuant to any of the Securitization Documents, but as to any prohibition on the creation or assumption of any lien or encumbrance, only to the extent of the financial assets and the other rights and property transferred or encumbered or otherwise disposed of in connection with the Permitted Securitization covered by such Securitization Documents.

         8.12 Prepayment of Debts. Except for Permitted Prepayments and for prepayments of Intercompany Loans made pursuant to the UK Restructuring or in accordance with the form of Intercompany Note, attached hereto, prepay, purchase, redeem or defease any Debt for money borrowed, excluding, subject to the terms hereof, the Indebtedness, and excluding (i) paydowns from time to time of permitted working capital facilities or other revolving debt, (ii) mandatory payments, prepayments or redemptions of Future Debt and (iii) with respect only to Permitted Securitizations, any payment pursuant to a Cleanup Call.

         8.13 Amendment of Future Debt Documents. Except with the prior written approval of Agent and the Majority Banks, amend, modify or otherwise alter (or suffer to be amended,



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modified or altered) or waive (or permit to be waived) in any material respect, any documents or instruments evidencing or otherwise related to Future Debt so as to shorten the original maturity date or amortization schedule thereof, or amend, modify or otherwise alter (or suffer to be amended, modified or altered) any documents or instruments evidencing or otherwise related to Future Debt to include (or enter into any Future Debt Documents which include) any covenants or other provisions that require, for the amendment of any term or provision of this Agreement, or the waiver of any term or provision hereof, the approval or consent of any other creditor of the Company; provided, however, that, solely for purposes of this Section 8.13, any Bank which fails, within fifteen (15) Business Days of receipt of a written notice from Company of its intent to make such amendment, modification or alteration (or waiver) in respect of the Future Debt, (accompanied by a summary, in reasonable detail, of the proposed terms and conditions thereof, captioned "notice of intent to amend Future Debt" and stating that approval is deemed to be given if an objection is not made within fifteen (15) Business Days of receipt of such notice), to object in writing to such action shall be deemed to have given its approval of such amendment, modification, alteration or waiver.

         8.14 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to Subordinated Debt (once approved by the requisite Banks) or waive (or permit to be waived) any such provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks. For purposes of those documents and instruments evidencing or otherwise related to the Subordinated Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in any default, remedial or other repayment terms, any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents or any change in the subordination provisions contained therein, shall (without reducing the scope of this Section 8.14) be deemed to be material.

         8.15 Limitation on Dividends. Declare, make or otherwise set apart, directly or indirectly, any funds or other property for, or incur any liability to make any dividend or other distribution, direct or indirect and whether payable in cash or property, on account of any capital stock or other equity interest of the Company or any of its Subsidiaries, except to the extent that any such dividend or distribution (i) is payable to the Company or any of its Subsidiaries or (ii) is payable solely in capital stock or other equity interests of the Company or any such Subsidiary (other than any Special Purpose Subsidiary), unless, at the time of such action (and giving effect thereto) no Default or Event of Default has occurred and is continuing.

         8.16 Securitization Transaction; Amendments to Securitization Documents. Engage in a Securitization Transaction, other than a Permitted Securitization and, except in connection with a Permitted Securitization, assign and transfer any financial assets to a Securitized Pool or allocate or reallocate Leases, Leased Vehicles or other financial assets to a Specified Interest, and once executed and delivered pursuant to a Permitted Securitization, amend, modify or otherwise alter any of the material terms and conditions of any Securitization Documents or waive (or permit to be waived) any such provision thereof in any material respect, adverse to the Company or any Subsidiary, without the prior written approval of Agent and the Majority Banks. For purposes of the Securitization Documents, the "material terms and conditions" thereof shall




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

be deemed solely those terms or conditions with respect to servicer fees, servicer expenses, defaults, events of default, recourse to the Company or any Subsidiary (other than a Special Purpose Subsidiary), Cleanup Calls or conditions contained therein which are required under or necessary for compliance with this Agreement.

         8.17 Amendments to Titling Subsidiary Agreements. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) in any material respect adverse to the Banks, any of the Titling Subsidiary Agreements or any other documents or instruments relating to the establishment or operation of the Titling Subsidiary. For purposes of such documents or instruments, any amendments to or changes in the provisions relating to the creation or transfer of Specified Interests and the allocation or reallocation of financial assets or other property thereto, and any amendment, modification, resignation or removal whereby the Company shall cease to be the founding member of or otherwise cease to control the Titling Subsidiary or cease to be the administrative agent under the Administrative Agency Agreement shall (without reducing the scope of this Section 8.13) be deemed to be materially adverse to the Banks.

         8.18 Program Agreements. (a) Amend, modify or otherwise alter (or suffer to be amended, modified or altered), any Program Agreement or any other document or instrument relating thereto unless (i) not less than three (3) Business Days prior to the effective date of any such amendment or modification, Company has provided written notice to Agent (accompanied by a copy of any such proposed amendment or modification and reasonable supporting information) and
(ii) any such amendment, modification or alteration could not reasonably be expected to have a Material Adverse Effect (as reasonably determined by the Agent) or is approved by the Majority Banks; and

                  (a) make an Investment or otherwise provide funds, directly or indirectly, in an aggregate amount at any time outstanding in excess of $2,000,000 to Company's Dealers in connection with the origination of Program Contracts or Program Transfers, except to the extent such funds are obtained, in cash, from the applicable Program Participant prior to any such Investment or other provision of funds, or make any commitment to a Program Participant to do so.

         9. DEFAULTS

         9.1 Events of Default. Any of the following events is an "Event of Default":

                  (a) non-payment of the principal or interest, when due, under any of the Notes issued hereunder, or of any Letter of Credit Obligation in accordance with the terms thereof;

                  (b) Default in the payment of any money by Company or the Permitted Borrowers under this Agreement (other than as set forth in subsection
(a), above), within three (3) days of the date the same is due and payable;

                  (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any party thereto (provided that, with respect to the covenants set forth in Sections 7.9, 7.11, 7.14, 7.15 and 7.16(a) hereof, such event has continued for thirty (30) consecutive days) or the occurrence of any other default or event of default, as the case may be, hereunder or thereunder;



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

                  (d) any representation or warranty made or deemed made by Company or a Permitted Borrower herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made or deemed made;

                  (e) any provision of the Company Guaranty, the Domestic Guaranty or the Foreign Guaranty or any of the Collateral Documents shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against the Company, or any Significant Subsidiary which is a party thereto, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company, or any Significant Subsidiary which is a party thereto shall deny that it has any or further liability or obligation under the Company Guaranty, the Domestic Guaranty or the Foreign Guaranty or any of the Collateral Documents, as applicable, or the Company Guaranty, the Domestic Guaranty or the Foreign Guaranty or any of the Collateral Documents shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;

                  (f) default in the payment of any other obligation of Company, its Subsidiaries or any of the Permitted Borrowers for borrowed money in an aggregate amount in excess of Five Million Dollars ($5,000,000), or the equivalent thereof in an Alternative Currency; or default in the observance or performance of any conditions, covenants or agreements related or given with respect to any other obligations for borrowed money in an aggregate amount in excess of Five Million Dollars ($5,000,000), or the equivalent thereof in an Alternative Currency, sufficient to permit the holder thereof to accelerate the maturity of such obligation or, with respect to the Securitization Documents,
(i) the occurrence (beyond any applicable period of grace or cure) of any "servicer event of default" thereunder or (ii) the occurrence of any other default (beyond any applicable period of grace or cure) by Company or any of its Subsidiaries, including any Special Purpose Subsidiary, under the Securitization Documents, which can be reasonably expected to result in recourse liability against the Company or any of its Subsidiaries (other than a Special Purpose Subsidiary) in an aggregate amount exceeding $5,000,000 or, with respect to the Administrative Agency Agreement, the occurrence (beyond any applicable period of grace or cure) of any "administrative agent event of default" thereunder relating to or otherwise enforceable by the holder of a Specified Interest.

                  (g) a final judgment or final judgments for the payment of money aggregating in excess of Five Million Dollars ($5,000,000), or the equivalent thereof in an Alternative Currency, shall be outstanding against any one or more of the Company and its Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry, except to the extent that any such judgment is being contested in good faith by appropriate proceedings which provide for a stay of any enforcement action against the Company or such Subsidiary during the pendency of such proceedings and for which adequate reserves have been established and where nonpayment of such judgment could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;

                  (h) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any accumulated funding deficiency (as defined in Section 6.18 hereof),




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whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed or a trustee shall be appointed to administer, or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and
(y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

                  (i) (a) Any Person or group of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Donald Foss, his wife and children or trust(s) established for his or their benefit, shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the outstanding securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances; or (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members. For purposes of the foregoing; "Continuing Member" means a member of the Board of Directors of the Company who either (i) was a member of the Company's Board of Directors on the Effective Date and has been such continuously thereafter or (ii) became a member of such Board of Directors after the Effective Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members who are then members of the Company's Board of Directors; or (c) there shall occur a "Change in Control" (or equivalent event thereunder) under the documents relating to any Future Debt then outstanding; or

                  (j) a receiver, liquidator, custodian or trustee of the Company or any Subsidiary, or of all or any part of the property of the Company or any Subsidiary, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent; or any of the property of the Company or any Subsidiary shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing; or the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver,



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liquidator or trustee of the Company or any Subsidiary or of all or any part of the property of the Company or any Subsidiary.

         9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, if directed to do so by the Majority Banks, declare any commitment of the Banks to extend credit hereunder immediately terminated; (b) the Agent shall, if directed to do so by the Majority Banks, declare the entire unpaid Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and the Permitted Borrowers; (c) upon the occurrence of any Event of Default specified in Section 9.1(j) above, and notwithstanding the lack of any declaration by Agent under the preceding clause
(a) or (b), the Banks' commitments to extend credit hereunder shall immediately and automatically terminate and the entire unpaid Indebtedness, including the Notes, shall become automatically due and payable without presentment, notice or demand; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents, including without limitation any of the Collateral Documents.

         9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

         9.4 Waiver by Company and Permitted Borrowers of Certain Laws. To the extent permitted by applicable law, Company and each of the Permitted Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH AGENT OR THE BANKS (OR ANY OF THEM), ON THE ONE HAND, AND THE COMPANY OR ANY OF THE PERMITTED BORROWERS, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with
Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude any other or further exercise of the Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance
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of the Agent in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company and the Permitted Borrowers expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         9.6 Cross-Default. In addition to the other Events of Default specified herein, any failure to perform and discharge when due, after allowance for any applicable cure period, any of the obligations, covenants and agreements required to be performed under the provisions of any instruments securing any other present and future borrowings of Company or the Permitted Borrowers from the Banks (or from Agent) in renewal or extension of, or related to, this Agreement or any of the other Loan Documents, or any security agreements in relation thereto, shall be an Event of Default under the provisions of this Agreement entitling Agent, at the direction or with the concurrence of the Majority Banks (without notice or any cure period except as expressly provided herein or therein), to exercise any and all rights and remedies provided hereby. Any Event of Default shall also constitute a default under all other instruments securing this or any other present or future borrowings, or any agreements in relation thereto, entitling Agent and the Banks to exercise any and all rights and remedies provided therein.

         10. PAYMENTS, RECOVERIES AND COLLECTIONS.

         10.1 Payment Procedure.

                  (a) All payments by Company and/or by any of the Permitted Borrowers of principal of, or interest on the Revolving Credit Notes or the Swing Line Notes or of Letter of Credit Obligations or Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances or Fees payable in Dollars. Payments made in respect of any Advance in any Alternative Currency or any Fees payable in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than 11:00 a.m. (the time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

                  (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or any of the Permitted Borrowers is due that the Company or such Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company or such Permitted Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If the Company or any of the Permitted Borrowers has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per



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annum equal to (i) for Prime-based Advances, the federal funds rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                  (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance or a Quoted Rate Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance or a Quoted Rate Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

                  (d) All payments to be made by the Company or the Permitted Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line Notes) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company or any of the Permitted Borrowers, as the case may be, is compelled by law to make payment subject to such tax. In such event, Company and such Permitted Borrower shall:

                           (i) pay to the Agent for Agent's own account and/or,
                  as the case may be, for the account of the Banks (and, in the case of any Swing Line Advances, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount in the applicable Permitted Currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                           (ii) remit such tax to the relevant taxing
                  authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company or such Permitted Borrower of any such taxes payable by the Company or such Permitted Borrower.

         As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and/or receipt of funds in any Alternative Currency hereunder, or the



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payment or delivery of funds into or out of any jurisdiction other than the
United States (whether assessed against Company, the Permitted Borrower, Agent or any of the Banks).

         10.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any offsets, voluntary payments by the Company or the Permitted Borrowers or others, the proceeds of any Collateral and any other sums received or collected in respect of the Indebtedness (net of Agent's reasonable costs and expenses), shall be applied, first, to Indebtedness evidenced by the Notes or under Hedging Agreements in such order and manner as determined by the Majority Banks (subject, however, to the applicable Percentages of the Revolving Credit held by each of the Banks and provided, however, that the maximum amount of those proceeds which may be applied to Indebtedness in respect of Hedging Agreements shall not exceed the maximum amount of the Hedging Reserve stated in the definition thereof), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Permitted Borrowers, as the case may be. The application of such proceeds and other sums to the applicable Indebtedness shall be based on each Bank's Percentage of such Indebtedness.

         10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Notes (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Notes (or such participation), such Bank shall purchase from the other Banks such participations in the Notes (or subparticipations in the Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentages of the Revolving Credit with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         10.4 Deposits and Accounts. In addition to and not in limitation of any rights of any Bank or other holder of any of the Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the indebtedness under the Notes and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company or the Permitted Borrowers then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of
Section 10.3 hereof.

         11. CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

         11.1 Reimbursement of Prepayment Costs. If Company or any Permitted Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or converts or refunds (or attempts to convert or refund) any such Advance; or if Company or any Permitted Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by Company or such Permitted Borrower to Agent in accordance with the terms




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hereof requesting such Advance, or if Company or any Permitted Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, Company shall reimburse Agent and Banks, as the case may be, on demand for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by Company to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of
(a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         11.3 Availability of Alternative Currency. The Agent and the Banks shall not be required to make any Advance in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Majority Banks (after consultation with Agent) shall determine, in its or their sole discretion, that
(i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Banks, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Bank, as the case may be, shall promptly notify the Company and Banks of any such determination.

         11.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, the Company or any of the Permitted Borrowers repays one or more Advances and



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on the same day borrows an amount in the same currency, the Agent (or the Swing
Line Bank, in the case of a Swing Line Advance) shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or such Permitted Borrower, or by the Company or such Permitted Borrower to the Agent, as the case may be.

         11.5 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Company and the Permitted Borrowers. Thereafter, until Agent notifies Company and the Permitted Borrowers that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), and the right of Company and the Permitted Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and (ii) the Company and the Permitted Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Permitted Currency, together with accrued interest thereon, any amounts payable under Sections 11.1 and 11.8 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         11.6 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, or in an Alternative Currency, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter,
(a) the obligations of Banks to make Eurocurrency-based Advances or Advances in any such Alternative Currency and the right of Company or any Permitted Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter Company and the Permitted Borrowers may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar



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Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         11.7 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

                  (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to Company or to any of the Permitted Borrowers, then such Bank shall promptly notify Agent (or, in the case of a Swing Line Advance, shall notify Company and the applicable Permitted Borrower directly, with a copy of such notice to Agent), and Agent (or such Bank, as aforesaid) shall promptly notify Company and Permitted Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company and the Permitted Borrowers of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause Company or Permitted Borrowers to incur additional liability under Sections 11.1 and 11.8 hereof, provided that Agent shall incur no liability whatsoever to the Banks, Company or



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Permitted Borrowers in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         11.8 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or any of the Permitted Borrowers to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company or any Permitted Borrower to borrow, refund or convert on a date specified therefor in a Request for Advance or request for Swing Line Advance or (c) due to any payment, prepayment or conversion of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or such Permitted Borrower with respect to a deposit obtained by the Agent or any of the Banks in order to fund such Advance to the Company or to such Permitted Borrower. The Agent's and each Bank's, as applicable, calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

         11.9 Judgment Currency. The obligation of the Company and Permitted Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Agent (or the Swing Line Bank, as applicable) shall, using all amounts obtained or received from the Company and from Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company and the Permitted Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

         11.10 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 11.7 hereof, shall, in the opinion of the Agent or any of the Banks (as certified to Agent in writing by such Bank) require that the Revolving Credit, the Swing Line, or any other Indebtedness or commitment under this Agreement or any of the other Loan Documents be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the



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Banks or any corporation controlling such Banks, as the case may be (or shall increase the amount of capital required under such law, as of the date hereof, to be so maintained), the Agent, in consultation with the Banks, shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to increase the Revolving Credit Facility Fee, or other fees payable to the Agent, for the benefit of the Banks under this Agreement, which in the opinion of the Agent (in consultation with the Banks), will adequately compensate the Banks for the costs associated with such change in law. If such increase is approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the Revolving Credit Facility Fee or other fees (if applicable) payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed increase. If the Company and the Agent (in consultation with the Banks) are unable to agree on such an increase within thirty (30) days from the date of the notice to the Company, the Company shall have the option, exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate the Revolving Credit and the Swing Line, as the case may be, or other commitments if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent (in consultation with the Banks) fail to agree on an increase in the Revolving Credit Facility Fee or other fees (if applicable), and (b) the Company fails to give timely notice that it has elected to exercise its option to terminate the Revolving Credit or other commitments, if applicable, as set forth above, then the Revolving Credit and the Swing Line, and such other commitments shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

         11.11 Right of Banks to Fund through Branches and Affiliates. Each Bank (including without limitation the Swing Line Bank) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Bank to make such Advance; provided that (a) such Bank shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the applicable Borrower. Comerica Bank, in its capacity as a Bank and as Swing Line Bank, hereby designates its Canadian Affiliate to make Advances hereunder in C$.

         12. AGENT

         12.1 Appointment of Agent. Each Bank and the holder of each Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any of the Permitted Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company or such Permitted Borrower, pro rata according to such Bank's Percentage, but excluding any such expenses resulting from Agent's gross negligence or willful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless



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indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         12.2 Deposit Account with Agent. Each of Company and the Permitted Borrowers hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement or the Notes.

         12.3 Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the other Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 12 (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, or to make any inquiry respecting the performance by Company, any of its Subsidiaries or any of the Permitted Borrowers of its obligations hereunder or thereunder. Agent shall not have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

         12.4 Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (consisting of the Syndication Agent, or of any other Bank or financial institution satisfactory to such Majority Banks) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.



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         12.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company, the Permitted Borrowers and the Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         12.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company or a Permitted Borrower pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries or any of the Permitted Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company, its Subsidiaries or the Permitted Borrowers.

         12.8 Agent's Fees. Commencing on July 1, 2001 and on the first day of each calendar quarter thereafter until the Indebtedness has been repaid and no commitment to fund any loan hereunder is outstanding, the Company and the Permitted Borrower, jointly and severally, shall pay to Agent an agency fee set forth (or to be set forth from time to time) in a letter agreement between or among Company, Permitted Borrowers and Agent. The Agent's Fees described in this
Section 12.8 shall not be refundable under any circumstances.

         12.9 Nature of Agency. The appointment of Agent as agent is for the convenience of Banks, Company and the Permitted Borrowers in making Advances of the Revolving Credit or any other Indebtedness of Company or the Permitted Borrowers hereunder, and collecting fees and principal and interest on the Indebtedness. No Bank is purchasing any Indebtedness from Agent and this Agreement is not intended to be a purchase or participation agreement.

         12.10 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement (including, without limitation, any required approval or direction of the Majority Banks or the Banks, as applicable, to be obtained by or given to the Agent hereunder), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Permitted Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents, but in each case only to the extent of any required approval or direction of the Majority Banks or the Banks, as applicable, obtained by or given to the Agent hereunder.

         12.11 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company or the Permitted Borrowers, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable out-of-pocket expenses or


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disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.

         12.12 Knowledge of Default. It is expressly understood and agreed that the Agent (whether in its capacity as issuing bank, Swing Line Bank or otherwise) shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

         12.13 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action, on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice (subject to the requirement that amendments, waivers or consents under Section 13.11 hereof be made in writing by the Majority Banks or all the Banks, as applicable), or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

         12.14 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for


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hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         12.15 Lead Arranger. Banc of America Securities, LLC has been designated by the Company as "Lead Arranger" (and sole book manager) under this Agreement. Other than its rights and remedies as a Bank hereunder, if applicable, the Lead Arranger shall have no administrative, collateral or other rights or responsibilities, provided, however, that the Lead Arranger shall be entitled to the benefits afforded to Agent under Sections 12.5, 12.6 and 12.11 hereof.

         12.16 Collateral Matters. (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks (but subject to the Intercreditor Agreement), from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

                  (a) The Banks irrevocably authorize the Agent, at its option and in its discretion (but subject to the Intercreditor Agreement), to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Maximum Amount and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document;
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition not otherwise prohibited hereunder; (iii) constituting property in which Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; or (iv) if approved, authorized or ratified in writing by the Majority Banks, the Supermajority of the Banks or all the Banks, as the case may be, as provided in Section 13.11. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.16(b).

         13. MISCELLANEOUS

         13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

         13.2 Consent to Jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and each of the Company and the Permitted Borrowers hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the




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Permitted Borrowers irrevocably appoints the Company as its agent for service of process. Each of the Company and the Permitted Borrowers irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or the Permitted Borrowers or any of its or their property in the courts of any other jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         13.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.4 Interest. (a) In the case of any of the Company and the Permitted Borrowers other than CAC Canada: in the event the obligation of the Company or any of the Permitted Borrowers to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which the Company or each Permitted Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage of the Revolving Credit, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

                  (a) In the case of CAC Canada: If any provision of this Agreement or any of the other Loan Documents would obligate CAC Canada to make any payment of interest or other amount payable to any Bank in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Bank of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Bank of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (a) firstly, by reducing the amount or rate of interest required to be paid to the affected Bank under this Agreement; and (b) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Bank which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Bank shall have received an amount in excess of the maximum permitted by Section 347 of the Criminal Code (Canada), then CAC Canada making such payment, shall be entitled, by notice in writing to the affected Bank, to obtain reimbursement from that Bank in an amount equal to such excess, and



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pending such reimbursement, such amount shall be deemed to be an amount payable by that Bank to CAC Canada. Any amount or rate of interest referred to in this Agreement shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Advance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Revolving Credit Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

         13.5 Closing Costs; Other Costs. To the extent not restricted by any financial assistance provisions of any applicable law, Company and each of the Permitted Borrowers, jointly and severally, shall pay or reimburse (a) Agent for payment of, on demand, all reasonable closing costs and expenses, including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment thereof requested by Company or the Permitted Borrowers, and (b) Agent and each of the Banks, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by Agent and, after the occurrence and during the continuance of an Event of Default, by the Banks in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company or the Permitted Borrowers, or otherwise incurred by Agent and the Banks in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company and the Permitted Borrowers hereunder or otherwise, shall also be paid by Company and the Permitted Borrower. All of said amounts required to be paid by Company and Permitted Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus two percent (2%).

         13.6 Notices. Except as otherwise provided herein, all notices or demand hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail (certified or registered mail (or the equivalent thereof), postage prepaid), and addressed to the parties as set forth on Schedule 13.6 of this Agreement and to Permitted Borrowers at the Company's address as set forth on Schedule 13.6 or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Any notice or demand given to the Company hereunder shall be



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deemed given to each of the Permitted Borrowers, whether or not said notice or demand is addressed to or received by such Permitted Borrower.

         13.7 Further Action. Company and the Permitted Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         13.8 Successors and Assigns; Assignments and Participations.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Permitted Borrowers and the Banks and their respective successors and assigns.

                  (b) The foregoing shall not authorize any assignment by Company or any of the Permitted Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

                  (c) The Company, Permitted Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank. The Company and each of the Permitted Borrowers authorize each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company and such Permitted Borrower which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall have executed a confidentiality agreement consistent with the terms of Section 13.13 hereof.

                  (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents, other than assignments to such Bank's Affiliates under Section 13.8(f) hereof, shall be made pursuant to an Assignment Agreement ("Assignment Agreement") substantially (as determined by Agent), in the form attached hereto as Exhibit G (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                           (i) each assignment shall cover all of the Notes
                  issued by Company and the Permitted Borrowers hereunder to the assigning Bank (and not any


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


                  particular Note or Notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

                           (ii) each assignment shall be in a minimum amount of
                  Five Million Dollars ($5,000,000);

                           (iii) no assignment shall violate any "blue sky" or
                  other securities law of any jurisdiction or shall require the Company, any Permitted Borrower or any other Person to file a registration statement or similar application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction; and

                           (iv) each assignment shall be accompanied by the
                  assignee's joinder to the Intercreditor Agreement, if then in effect; and

                           (v) no assignment shall be effective unless Agent has
                  received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment subject to this Section 13.8(d), Company, each of the Permitted Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the Bank which has accepted an assignment subject to this Section 13.8(d) that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company and the Permitted Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company and the Permitted Borrowers. Agent, the Banks and the Company and


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

the Permitted Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company, the Permitted Borrowers and each of the Banks a revised Exhibit D to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

                  (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

                           (i) such Bank shall remain the holder of its Notes
                  hereunder, notwithstanding any such participation;

                           (ii) except as expressly set forth in this Section
                  13.8(e) with respect to rights of setoff and the benefits of
                  Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

                           (iii) a participant shall not reassign or transfer,
                  or grant any sub-participations in its participation interest hereunder or any part thereof; and

                           (iv) such Bank shall retain the sole right and
                  responsibility to enforce the obligations of the Company and Permitted Borrowers relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such Bank), except for those matters covered by Section 13.11(a) through (e) and
                  (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Permitted Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Company and each of the Permitted Borrowers each agrees that each participant shall be deemed to have the right of setoff under Section 10.4 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 10.3 hereof and shall be entitled to the benefits of Section 11 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, none of the Permitted Borrowers, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents (including without


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limitation the Collateral Documents), and all actions hereunder shall be conducted as if no such participation had been granted.

                  (f) Each assignment by a Bank to its Affiliates of all or any portion of the Notes, or any Advances thereunder, may be made on such terms and conditions as determined by such Bank (rather than pursuant to Section 13.8(d) hereof), provided however that (i) following each such assignment, the assigning Bank shall remain responsible for the performance of its obligations under this Agreement and the other Loan Documents (including without limitation its obligations in respect of any Notes and Advances thereunder so assigned), and each such Affiliate assignee shall not be deemed a "Bank" hereunder, (ii) Company, the Permitted Borrowers and the Agent shall be entitled to continue to deal solely and directly with such assigning Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (iii) such assigning Bank shall retain the sole right and responsibility to enforce the obligations of Company and the Permitted Borrowers (including Company or the applicable Permitted Borrower whose Notes or Advances thereunder have been so assigned) under this Agreement and the other Loan Documents. In connection with assignments to its Affiliates under this Section 13.8(f), an assigning Bank shall act as agent for its Affiliates having received assignments hereunder, and may appoint such Affiliates as such Bank's applicable Eurocurrency Lending Office. Furthermore with respect to such assignments under this Section 13.8(f), it is expressly acknowledged that the assignment fee provided for in Section 13.8(d)(iv) shall not apply.

                  (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         13.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

         13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Company or the Permitted Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or signed by the Agent at the direction of the Majority Banks), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, (X) that no amendment, waiver or consent shall increase the Percentage or the stated commitment amounts applicable to any Bank unless approved, in writing, by the affected Bank and (Y) that no amendment, waiver or consent shall, unless in writing and signed by all the Banks (or signed by Agent at the direction of all of


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

the Banks), do any of the following: (a) increase the Revolving Credit Maximum Amount, except in accordance with Section 2.18 hereof, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder,
(c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Section 9.1(a) or (b) hereof, (e) release or defer the granting or perfecting of a lien or security interest in any collateral or release any guaranty or similar undertaking provided by any Person, except as shall be otherwise expressly provided in this Agreement, the Intercreditor Agreement or any other Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Loan Document, (g) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any other Loan Document, (h) change this Section 13.11, or (i) change the definition of "Majority Banks," "Supermajority of the Banks," "Percentage" or "Borrowing Base Limitation," and provided further, however, that
(x) no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document, whether in its capacity as Agent, issuing bank or Swing Line Bank and (y) no amendment, waiver, or consent shall, unless in writing and signed by the Lead Arranger in addition to all the Banks, affect the rights or duties of the Lead Arranger under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

         13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank or Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company and each of the Permitted Borrowers, jointly and severally, agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

         13.13 Confidentiality. Agent and each Bank agrees that without the prior consent of Company, it will not disclose (other than to its employees, to another Bank or to its auditors or counsel) any information with respect to the Company or any of its Subsidiaries or any of the Permitted Borrowers which is furnished pursuant to the terms and conditions of this Agreement or any of the other Loan Documents or which is designated (in writing) by Company or any of the Permitted Borrowers to be confidential; provided that Agent or any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by Agent or such Bank from any third party under no duty of confidentiality to the Company or such Permitted Borrower known to Agent or such Bank after reasonable inquiry, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect of any inquiry by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over Agent or such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to Agent or such Bank, (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid, which has signed a confidentiality agreement consistent with the terms of this Section 13.13 hereof, and (f) with respect to the "tax treatment" and "tax


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structure," in each case, within the meaning of I.R.C. Regulation Section
1.6011-4, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Bank relating to such tax treatment and tax structure, to the extent required to be disclosed pursuant to such regulation or the Internal Revenue Code, generally, provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby, and any related Advances or Letters of Credit.

         13.14 Withholding Taxes. If any Bank is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code, such Bank shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form W-8BEN or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank,
(ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to (i) Advances to any Foreign Subsidiary which is or becomes a Permitted Borrower hereunder or (ii) with respect to Advances to the Company or any Domestic Subsidiary which subsequently becomes a Permitted Borrower hereunder, if such Bank has assigned its entire interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder), Swing Line and any Notes issued to it by the Company, or any Domestic Subsidiary which subsequently becomes a Permitted Borrower hereunder, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or the Permitted Borrowers, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or the Permitted Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Company or the Permitted Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.


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         13.15 Effective Upon Execution. This Agreement shall become effective upon the later of the Effective Date and the execution hereof by Banks, Agent, the Company and the Permitted Borrowers signatory hereto, and the issuance by the Company and such Permitted Borrowers, as applicable, of the Revolving Credit Notes and the Swing Line Notes hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding. Those Permitted Borrowers not signatories to this Agreement on the Effective Date shall become obligated hereunder (and shall be deemed parties to this Agreement) upon their execution and delivery, according to the terms hereof, of the aforesaid Notes.

         13.16 Severability. In case any one or more of the obligations of the Company or any of the Permitted Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or such Permitted Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or such Permitted Borrower under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

         13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

         13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the other Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the other Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company and the Permitted Borrowers set forth in Section 11.8 hereof (together with any other indemnities of the Company or the Permitted Borrowers contained elsewhere in this Agreement or in any of the other Loan Documents, including but not limited to Sections 7.14, 11.1, 11.7, 11.10, 13.5 and 13.12) and of Banks set forth in Sections 12.1, 12.12 and 13.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

         13.21 Complete Agreement; Amendment and Restatement. This Agreement, the Notes, any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

         13.22 Bank Act (Canada) Disclosure. CAC Canada confirms and discloses the following:

                  (a) CAC Canada is not a member institution of Canada Deposit Insurance Corporation;

                  (b) the liability incurred by CAC Canada through Advances and under the Foreign Guaranty and the other Loan Documents to which CAC Canada is a party is not a deposit; and

                  (c) CAC Canada is not regulated as a financial institution in Canada.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         WITNESS the due execution hereof as of the day and year first above written.

COMPANY:                                AGENT:

CREDIT ACCEPTANCE                       COMERICA BANK, As Agent
CORPORATION



By: /S/ Douglas W. Busk                 By: /S/ Scott Dorn
  ---------------------------------       ---------------------------------

Its: Chief Financial Officer            Its: Assistant Vice President
   --------------------------------        --------------------------------



PERMITTED BORROWERS:

CREDIT ACCEPTANCE CORPORATION
  UK LIMITED



By: /S/ Douglas W. Busk
  ---------------------------------


Its: Director
   --------------------------------



CAC OF CANADA LIMITED



By: /S/ Douglas W. Busk
  ---------------------------------

Its: Chief Financial Officer
   --------------------------------



CREDIT ACCEPTANCE CORPORATION
IRELAND LIMITED



By: /S/ Douglas W. Busk
  ---------------------------------

Its: Director
   --------------------------------

                                        BANKS:

                                        COMERICA BANK



                                        By: /S/ Scott Dorn
                                          ---------------------------------


                                        Its: Assistant Vice President
                                           --------------------------------










SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION CREDIT AGREEMENT

                                        BANK OF AMERICA, N.A.



                                        By: /S/ Mary Pat Riggins
                                          ---------------------------------

                                        Its: Managing Director
                                           --------------------------------











SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION CREDIT AGREEMENT

                                        LASALLE BANK NATIONAL
                                        ASSOCIATION



                                        By: /S/ Terry M. Keating
                                          ---------------------------------

                                        Its: Senior Vice President
                                           --------------------------------








SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION CREDIT AGREEMENT

                                        HARRIS TRUST AND SAVINGS BANK

                                        By:/S/ Michael Camelli
                                          ---------------------------------



                                        Its:Vice President
                                           --------------------------------










SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION CREDIT AGREEMENT

                                        FIFTH THIRD BANK
                                        (EASTERN MICHIGAN)

                                        By:/S/ Michael Dolson
                                          ---------------------------------



                                        Its:Vice President
                                           --------------------------------







SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION CREDIT AGREEMENT

                                        NATIONAL CITY BANK OF
                                        MICHIGAN/ILLINOIS


                                        By:/S/ Harve C. Light
                                          ---------------------------------


                                        Its:Vice President
                                           --------------------------------









SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
CREDIT ACCEPTANCE CORPORATION CREDIT AGREEMENT

                                                                        4(c)(12)

                                  Attachment 1

                               SCHEDULE 1.11 (1)
                               -----------------

                                 PRICING MATRIX



                                  THE APPLICABLE MARGIN FOR                   APPLICABLE FEE PERCENTAGE FOR
                          ----------------------------------------     ------------------------------------------
                                                 ADVANCES OF THE
                                                REVOLVING CREDIT
NOTWITHSTANDING THE      ADVANCES AT THE         CARRIED AT THE
 COMPANY'S RATING        PRIME-BASED RATE      EUROCURRENCY-BASED      REVOLVING CREDIT        LETTER OF CREDIT
      LEVEL:                SHALL BE              RATE SHALL BE          FACILITY FEE                FEE
-------------------      ----------------      ------------------      ----------------        ----------------
                               0%                    1.40%                 .6000%                   1.525%
                                                                                            (inclusive of facing fee)


---------------
(1) All terms as defined in the Agreement.